Exhibit 10.1

[***] Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential. Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K.

EXECUTION VERSION

COLLABORATION, OPTION AND LICENSE AGREEMENT

BETWEEN

SIRIUS THERAPEUTICS AND SIRIUS THERAPEUTICS, INC.

AND

CRISPR THERAPEUTICS AG

-i-

(continued)

Page

5.4	Covenant Not to Sue	68
5.5	Sublicensing	68
5.6	New In-Licenses	69
5.7	Allocation	70
5.8	No Implied Licenses	71
5.9	Prosecution and Maintenance of Patents	71
5.10	Trademarks	75
5.11	Exclusivity Covenant; Distracting Product; Change of Control.	76
Article 6. Subcontracting		78
6.1	Subcontracting	78
Article 7. Financials		79
7.1	Upfront Consideration	79
7.2	Collaboration Products	79
7.3	Licensed Products	82
7.4	Notice and Payment of Milestones	87
7.5	Books and Records	87
7.6	Payment Method; Currency	88
7.7	Exchange Rate; Manner and Place of Payment	88
7.8	Late Payment	88
7.9	Taxes; Withholding	88
7.10	Foreign Derived Tangible Income	90
Article 8. Representations; Covenants		90
8.1	Representations and Warranties of Sirius	90
8.2	Representations and Warranties of CRISPR	92
8.3	CRISPR Covenants	93
8.4	Sirius Covenants	94
8.5	Disclaimer	96
Article 9. Indemnification; Insurance		96
9.1	Indemnification by Sirius	96
9.2	Indemnification by CRISPR	96
9.3	Procedure	97

-ii-

(continued)

Page

9.4	Other Third Party Claims for Products	97
9.5	Insurance	98
9.6	Limitation of Damages	99
Article 10. Term; Termination.		99
10.1	Term	99
10.2	Termination of the Agreement	99
10.3	Opt-Out	102
10.4	Consequences of Expiration or Certain Terminations of this Agreement	108
10.5	Alternative Remedies in lieu of Termination	109
10.6	Survival	110
Article 11. Confidentiality		110
11.1	Confidentiality	110
11.2	Authorized Disclosure	111
11.3	SEC Filings and Other Disclosures	112
11.4	Public Announcements	112
11.5	Publications	112
11.6	Equitable Relief	113
Article 12. Miscellaneous		113
12.1	Assignment	113
12.2	Force Majeure	114
12.3	Representation by Legal Counsel	114
12.4	Notices	114
12.5	Amendment	115
12.6	Waiver	115
12.7	Severability	115
12.8	Descriptive Headings	116
12.9	Performance by Affiliates	116
12.10	Export Control	116
12.11	Governing Law; Dispute Resolution	116
12.12	Entire Agreement	116
12.13	Independent Contractors	116

-iii-

(continued)

Page

12.14	Transparency Laws	117
12.15	Interpretation	117
12.16	No Third Party Rights or Obligations	117
12.17	Further Actions	118
12.18	Counterparts	118
12.19	Cooperation	118
12.20	Sirius Entities	118

Schedules & Exhibits

Schedule 1.12	Baseball Arbitration Procedures
Schedule 1.82	[***]
Schedule 1.96	FTE Rates
Schedule 1.127(a)	Initial Licensed Targets
Schedule 1.127(b)	Reserved Targets
Schedule 1.175	Option Exercise Data Package
Schedule 1.258	Sirius In-License Agreements
Schedule 1.264	SRSD107 Structure
Schedule 2.6.1	Project Team
Schedule 3.1.2(c)(ii)	Sirius Existing Clinical Trial-Related Agreements
Schedule 3.4.5(a)	Sirius Existing Manufacturing Agreements
Schedule 5.6.3	[***]
Schedule 8.1	Sirius Schedule of Exceptions
Schedule 8.1.8	Sirius Background Patents
Schedule 8.2	CRISPR Schedule of Exceptions
Exhibit A-1	Research Plan for Licensed Target #1
Exhibit A-2	Research Plan for Licensed Target #2
Exhibit B	Global Development Plan (Initial Collaboration Product)
Exhibit C	Partnership Tax Matters
Exhibit D	Initial Integrated Budget
Exhibit E	Form of Share Issuance Agreement
Exhibit F	Integrated Budget Adjustment

-iv-

COLLABORATION, OPTION AND LICENSE AGREEMENT

This COLLABORATION, OPTION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of May 19, 2025 (the “Effective Date”) by and between, on the one hand, Sirius Therapeutics, a limited liability company organized and existing under the laws of the Cayman Islands (“Sirius-CY”); and Sirius Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Sirius-US”) (together, “Sirius”), and, on the other hand, CRISPR Therapeutics AG, a corporation organized and existing under the laws of Switzerland (“CRISPR”). Sirius and CRISPR each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Sirius has a proprietary siRNA technology platform and is researching and/or developing certain programs using such platform including the Collaboration Program (as defined below);

WHEREAS, CRISPR has substantial experience in researching, developing, manufacturing and commercializing therapies with advanced modalities;

WHEREAS, (i) Sirius-US and CRISPR wish to enter into an agreement to collaborate on the Research, Development, Manufacture, Commercialization and use of Collaboration Products in the Field in the Territory; and (ii) Sirius and CRISPR wish to enter into an agreement with respect to the Research, Development, Manufacture, Commercialization and use of Licensed Products targeted or directed at up to two (2) Licensed Targets, in each case, in the Field in the Territory (as such terms are defined below); and

WHEREAS, the Parties agree and acknowledge that the economic arrangement in this Agreement governing the Collaboration Products and Collaboration Product Candidates shall be treated as the formation of a separate deemed partnership between Sirius-US and CRISPR solely for U.S. federal (and, to the extent applicable, state) income tax purposes as set forth herein, and is not intended to constitute a partnership for any non-tax, non-U.S., or any other purpose including with respect to the economic arrangement governing Licensed Products and Licensed Product Candidates.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

Article 1.

Definitions

1.1.
“Accounting Standards” means generally accepted accounting principles in the United States (“GAAP”) or internationally the international financial reporting standards, as appropriate, as generally and consistently applied in compliance with Applicable Law throughout the relevant company’s organization at the relevant time in the United States or internationally, as appropriate, and means the international financial reporting standards (the “IFRS”) at such time as IFRS becomes the generally accepted accounting standard and Applicable Law require that such company use IFRS.

1.2.
“Acquirer” has the meaning set forth in Section 5.11.3.
1.3.
“Acquisition Transaction” has the meaning set forth in Section 5.11.2.
1.4.
“Additional Collaboration Product” means any Collaboration Product that is not the Initial Collaboration Product.
1.5.
“Additional Collaboration Product Candidate” means any Collaboration Product Candidate that is not the Initial Collaboration Product Candidate.
1.6.
“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls more than fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term “Affiliate” will not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect, or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of an such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.7.
“[***]” means [***].
1.8.
“Alliance Manager” has the meaning set forth in Section 2.5.1.
1.9.
“Annual Net Sales” means, on a Licensed Product-by-Licensed Product or Opt-Out Product-by-Opt-Out Product basis, as applicable, for a given Calendar Year, all Net Sales of such Licensed Product or Opt-Out Product, as applicable, throughout the Territory during such Calendar Year.
1.10.
“Applicable Law” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Approvals) of or from any court, arbitrator or Governmental Authority having jurisdiction over or related to the subject item.
1.11.
“Approval Application” means a biologics application, NDA or similar application or submission for a Product filed with a Regulatory Authority in a country or regulatory jurisdiction to obtain Marketing Approval for a biological or pharmaceutical product in that country or regulatory jurisdiction.
1.12.
“Arbitration” means “baseball” style arbitration in accordance with the arbitration procedure set forth on Schedule 1.12 to this Agreement.
1.13.
“[***] Patents” has the meaning set forth in Section 5.1.2(d)(iii).

1.14.
“[***] Technology” has the meaning set forth in Section 5.1.2(d)(iii).
1.15.
“Audited Party” has the meaning set forth in Section 7.5.
1.16.
“Auditing Party” has the meaning set forth in Section 7.5.
1.17.
“Available” has the meaning set forth in Section 1.47.
1.18.
“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts or Shanghai, People’s Republic of China are obligated to be closed.
1.19.
“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.
1.20.
“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last calendar year of the Term.
1.21.
“Chairperson” has the meaning set forth in Section 2.1.2.
1.22.
“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or the culmination of a series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, the term “Change of Control” will not include any sale of shares of capital stock of a Party, in a single transaction or series of related transactions in which such Party issues new securities solely to institutional investors for cash or the cancellation or conversion of indebtedness or a combination thereof where such transaction(s) are conducted primarily for bona fide equity financing purposes.
1.23.
“Clinical Development Lead” means, with respect to any Clinical Trial(s) of a Collaboration Product in a jurisdiction, the Partnership Party that is designated by the Regulatory Lead as the clinical development lead pursuant to Section 3.1.2(b)(i).
1.24.
“Clinical Operations Study Lead” means, with respect to any Clinical Trial(s) of a Collaboration Product, the Partnership Party that is designated by the Regulatory Lead as the clinical operations study lead pursuant to Section 3.1.2(b)(ii).
1.25.
“Clinical Pharmacology Lead” means, with respect to any Clinical Trial(s) of a Collaboration Product, the Partnership Party that is designated by the Regulatory Lead as the clinical pharmacology lead pursuant to Section 3.1.2(b)(ii).

1.26.
“Clinical Supply Agreement” has the meaning set forth in Section 4.4.3(b).
1.27.
“Clinical Trial” means a study in humans that is conducted in accordance with GCP and is designed to generate data in support of an Approval Application or to obtain or maintain a Marketing Approval.
1.28.
“CMC” means chemistry, manufacturing and controls in support of Development or Manufacture of a Product.
1.29.
“CMO” means contract manufacturing organization.
1.30.
“[***]” means [***].
1.31.
“Collaboration License/Sublicense Revenue” means, without double counting, [***].
1.32.
“Collaboration Milestone Payment” has the meaning set forth in Section 7.2.6(a).
1.33.
“Collaboration Product” means any pharmaceutical product, medical therapy, treatment, preparation, substance or formulation comprising or employing, in whole or in part, a Collaboration Product Candidate Researched, Developed or Commercialized under this Agreement, together with any expansion, successor, or follow-on product, therapy, treatment, preparation, substance or formulation thereof, unless and until an Opt-Out has been exercised with respect to such product pursuant to Section 10.3 or this Agreement is terminated with respect to such product pursuant to Section 10.2. The “Initial Collaboration Product” means the pharmaceutical product, medical therapy, treatment, preparation, substance, or formulation comprising or employing, in whole or in part, the Initial Collaboration Product Candidate Developed or Commercialized under this Agreement. For the avoidance of doubt, Collaboration Product shall mean the Initial Collaboration Product and any Additional Collaboration Product.
1.34.
“Collaboration Product Candidate” means any siRNA-based pharmaceutical product, medical therapy, treatment, preparation, substance or formulation developed or otherwise derived from, in each case, directly or indirectly, in whole or in part, the Sirius Technology that is Targeting FXI for the diagnosis, treatment, prophylaxis, prevention or palliation of any indication, condition or disease in the Field. The “Initial Collaboration Product Candidate” is SRSD107. For the avoidance of doubt, Collaboration Product Candidate shall mean the Initial Collaboration Product Candidate and any Additional Collaboration Product Candidate and references herein to rights and obligations pertaining to the Research and Development of Collaboration Products hereunder shall apply in the same manner and to the same extent to each Collaboration Product Candidate that is Researched or Developed hereunder.
1.35.
“Collaboration Product Revenue” means, on a Collaboration Product-by-Collaboration Product basis, the sum of Net Sales and Collaboration License/Sublicense Revenues to the extent derived from or associated with such Collaboration Product. “Collaboration Product Revenues” means the sum of all Collaboration Product Revenue with respect to each Collaboration Product.

1.36.
“Collaboration Products Term” has the meaning set forth in Section 10.1.
1.37.
“Collaboration Program” means, collectively, the activities to be undertaken by the Partnership Parties under this Agreement to Research, Develop, Manufacture, Commercialize or otherwise exploit Collaboration Product Candidates and Collaboration Products.
1.38.
“Collaboration Program Expenses” means, without double counting, [***].
1.39.
“Collaboration Third Party Payments” means, [***].
1.40.
“Combination Product” has the meaning set forth in Section 1.169.
1.41.
“Commercial Supply Agreement” has the meaning set forth in Section 4.4.3(c).
1.42.
“Commercialization Costs” means, without double counting, [***]:
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***];
(f)
[***];
(g)
[***];
(h)
[***]; and
(i)
[***].

[***].

All Commercialization Costs shall be as determined from the books and records of the applicable Partnership Party and its Affiliates maintained in accordance with the Accounting Standards. [***].

1.43.
“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a Product, including any delivery device or delivery technology (or any combination of delivery device and delivery technology thereof) for such Product, and to conduct activities, other than Research, Development, Manufacturing and Medical Affairs Activities, in preparation for the foregoing activities, including obtaining price and reimbursement approval. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.44.
“Commercially Reasonable Efforts” means (a) with respect to the efforts to be expended by any Person in connection with the [***], with respect to any objective relating to any of the foregoing, [***] and; (b) notwithstanding clause (a), with respect to [***] obligations with respect to the Development, Manufacturing and Commercialization of a Licensed Product, “Commercially Reasonable Efforts” means that [***], taking into account, without limitation, with respect to each Research Program and Licensed Product [***]. “Commercially Reasonable Efforts” [***].
1.45.
“Commercial Supply Agreement” has the meaning set forth in Section 4.4.3(c).
1.46.
“Committee” has the meaning set forth in Section 2.1.2.
1.47.
“Confidential Information” means, with respect to each Party, all Know-How, Materials or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, prior to, on or after the Effective Date, whether or not such Know-How, Material or other information is identified as confidential at the time of disclosure. The terms and conditions of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. Notwithstanding any provision of this Section 1.47 to the contrary, Confidential Information does not include any Know-How, Material or information that the Receiving Party can show by competent evidence: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party; provided, in connection with the foregoing exclusions from protection, that specific Confidential Information shall not be deemed to be known, generally available, in the public domain, disclosed, independently discovered or developed (individually and collectively, “Available”), merely because broader or related information is Available, nor shall combinations of elements or principles be considered to be Available merely because individual elements thereof are Available. Notwithstanding the foregoing, during the Term, [***]. For the avoidance of doubt and notwithstanding the foregoing, [***].
1.48.
“Continuation Notice” has the meaning set forth in Section 4.2.2.
1.49.
“Continuation Research” has the meaning set forth in Section 4.2.2.
1.50.
“Continuing Party” has the meaning set forth in Section 10.3.

1.51.
“Control” or “Controlled” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Patents or Know-How or other data, information or Materials that are owned or controlled by a Third Party that becomes an Affiliate of such Party in a Change of Control or such Third Party’s Affiliates (other than such Party and any Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, or (b) after such Change of Control to the extent that such Patents or Know-How or other data, information or Materials are developed or conceived by such Third Party or its Affiliates (other than such Party and any Affiliate of such Party prior to the Change of Control) after such Change of Control without using or incorporating the other Party’s technology (i.e., CRISPR Technology or Sirius Technology, as applicable) or Confidential Information.
1.52.
“Cost of Goods Sold” means, without double counting, to the extent that a Party or its Affiliate, Licensee or Sublicensee performs all or any part of the Manufacturing of a Product or Product Candidate, [***].
1.53.
“Cover,” “Covering” or “Covers” means, as to a product and/or Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent if such pending claim were to issue in an issued patent without modification.
1.54.
“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).
1.55.
“CRISPR” has the meaning set forth in the Preamble.
1.56.
“CRISPR Activities” means any and all Research Program activities conducted by CRISPR, including those activities for which CRISPR is designated as the responsible Party under the Research Plan.
1.57.
“CRISPR Arising Know-How” has the meaning set forth in Section 5.1.2(a).
1.58.
“CRISPR Arising Patents” has the meaning set forth in Section 5.1.2(a).
1.59.
“CRISPR Arising Technology” has the meaning set forth in Section 5.1.2(a).
1.60.
“CRISPR Common Stock” means shares of CRISPR’s common stock, nominal value of CHF 0.03 per share.
1.61.
“CRISPR Indemnified Party” has the meaning set forth in Section 9.1.

1.62.
“CRISPR In-License Agreements” means agreements between CRISPR or CRISPR Affiliates and Third Party licensors or sellers pursuant to which CRISPR or any CRISPR Affiliates Controls any CRISPR Technology, including any [***] In-Licenses to which CRISPR is a party. For avoidance of doubt, there are no CRISPR In-License Agreements as of the Effective Date.
1.63.
“CRISPR Option” has the meaning set forth in Section 4.3.1.
1.64.
“CRISPR Option Notice” has the meaning set forth in Section 4.3.1.
1.65.
“CRISPR Patent Challenge” has the meaning set forth in Section 10.2.3.
1.66.
“CRISPR Patents” means (a) CRISPR Arising Patents, (b) CRISPR’s interest in [***] Patents and (c) CRISPR’s interest in Joint Patents.
1.67.
“CRISPR Technology” means (a) CRISPR Arising Technology, (b) CRISPR’s interest in [***] Technology and (c) CRISPR’s interest in any Joint Technology.
1.68.
“Development” means, with respect to a Product Candidate or Product, all clinical and non-clinical research and development activities expected to support a regulatory filing for such Product Candidate or Product, including toxicology, pharmacology test method development and stability testing, process development, formulation development, quality assurance and quality control development, statistical analysis, Clinical Trials, regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.
1.69.
“Development Budget” has the meaning set forth in Section 3.1.1.
1.70.
“Development Costs” means, without double counting, [***]:
(a)
[***];
(b)
[***];
(c)
[***];
(d)
[***];
(e)
[***];
(f)
[***];
(g)
[***]; and
(h)
[***].

[***].

All of such Development Costs shall be as determined from the books and records of the applicable Partnership Party and its Affiliates maintained in accordance with the Accounting Standards. [***].

1.71.
“Disclosing Party” has the meaning set forth in Section 11.1.
1.72.
“Dispute” has the meaning set forth in Schedule 1.12.
1.73.
“Distracted Party” has the meaning set forth in Section 5.11.2.
1.74.
“Distracting Product” has the meaning set forth in Section 5.11.2.
1.75.
“Distributor” means any Third Party appointed by a Party or its Affiliates or Sublicensees (in a bona fide, arms-length transaction) to distribute, market, offer for sale and sell any Product in the Field in the Territory where such Third Party purchases its requirements of such Product from such Party or its Affiliates or Sublicensees and does not make any royalty, milestone, profit share or similar sales-based payment to such Party or its Affiliates or Sublicensees other than payments for the purchase of such Product.
1.76.
“[***]” means, [***].
1.77.
“DOJ” has the meaning set forth in Section 4.3.2.
1.78.
“Effective Date” has the meaning set forth in the Preamble.
1.79.
“EMA” means the European Medicines Agency and any successor thereto.
1.80.
“European Commission” means the European Commission or any successor entity that is responsible for granting marketing approvals authorizing the sale of pharmaceuticals in the European Union.
1.81.
“European Union” or “E.U.” means (a) the economic, scientific and political organization of member states of the European Union as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization, and (b) any country or region not otherwise included in clause (a) that participates in the unified filing system under the auspices of the EMA.
1.82.
“[***]” means [***].
1.83.
“Exclusive License” has the meaning set forth in Section 5.3.1(b).
1.84.
“Executive Officer” means an executive officer of a Party that is designated by such Party as its “Executive Officer” for purposes of this Agreement. The initial Executive Officer (a) with respect to CRISPR, shall be the Chief Executive Officer of CRISPR, and (b) with respect to Sirius, shall be the Chief Executive Officer of Sirius-CY. A Party may replace its then-current Executive Officer with an executive officer of comparable authority from time-to-time by written notice to the other Party.
1.85.
“Expenses” means Out-of-Pocket Costs and FTE Costs.
1.86.
“Expert” has the meaning set forth in Schedule 1.12.
1.87.
“FDA” means the United States Food and Drug Administration and any successor entity thereto.
1.88.
“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.
1.89.
“Field” means any and all human therapeutic, preventative or diagnostic applications.
1.90.
“First Commercial Sale” means, on a Product-by-Product and country‑by‑country basis, the first commercial sale for end use or consumption in an arm’s length transaction of a Product to a Third Party by a Party or any of its Affiliates, Licensees or Sublicensees in such country following receipt of applicable Regulatory Approval of such Product in such country; provided that the following shall not constitute a First Commercial Sale of a Product: (a) any sale of a Product to a CRISPR Affiliate, Licensee or Sublicensee; [***].
1.91.
“First Right Party” has the meaning in Section 5.9.7(b)(i).
1.92.
“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party and its Affiliates, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, labor strike or lock-out, epidemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.
1.93.
“FTC” has the meaning set forth in Section 4.3.2.
1.94.
“FTE” means one employee working full-time for one year or more than one person working the equivalent of a full-time person, working directly on performing activities under (a) the Global Development Plan, Global Medical Affairs Plan, the Global Manufacturing Plan, the Quality Agreement, or any Global Commercialization Plan or Regional Commercialization Plan, as applicable, under the Collaboration Program, or (b) the Research Plan under a Research Program, in each case clauses (a) and (b), where “full-time” is considered [***] ([***]) hours (based upon a total of [***] ([***]) weeks for one Calendar Year). No additional payment will be made with respect to any individual who works more than [***] ([***]) hours per Calendar Year and any individual who devotes less than [***] ([***]) hours per Calendar Year will be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by [***] ([***]).
1.95.
“FTE Costs” means, for a given period, the product of (a) [***] and (b) [***].

1.96.
“FTE Rate” means the rates provided in Schedule 1.96, taking into consideration the type of personnel and geographic region, and which rate includes all direct and indirect costs of a Party’s FTE, including personnel and travel expenses. Starting January 1, 2026, the foregoing rate will adjust on January 1 of each Calendar Year by an amount equal to the change, if any, in the applicable index set forth on Schedule 1.96. Notwithstanding the foregoing, for any Calendar Year during the Term that is less than a full year, the above referenced rate will be proportionately reduced to reflect such portion of FTEs for such full Calendar Year.
1.97.
“FXI” means [***].
1.98.
“[***]” means [***].
1.99.
“GAAP” has the meaning set forth in Section 1.1.
1.100.
“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other Governmental Authorities in countries for which the applicable Product Candidate is intended to be Developed, to the extent such standards are not less stringent than the United States standards.
1.101.
“Generic Product” means, with respect to a particular Licensed Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee and that did not purchase such product in a chain of distribution that included any of CRISPR or its Affiliates or Sublicensees, that (a) is approved by the applicable Regulatory Authority, under any then-existing laws and regulations in the applicable country pertaining to approval of generic or biosimilar biologic products, as a “generic” or “biosimilar” version of such Licensed Product, which approval uses such Licensed Product as a reference product and relies on or references pivotal safety or efficacy data in the Approval Application for such Licensed Product or (b) otherwise meets the criteria for constituting a “biosimilar” or “interchangeable” product pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. § 262).
1.102.
“Global Brand Strategy” has the meaning set forth in Section 3.3.3(a).
1.103.
“Global Commercialization Budget” has the meaning set forth in Section 3.3.2.
1.104.
“Global Commercialization Plan” has the meaning set forth in Section 3.3.2.
1.105.
“Global Communication Strategy” has the meaning set forth in Section 3.3.3(b).
1.106.
“Global Development Plan” has the meaning set forth in Section 3.1.1.
1.107.
“Global Manufacturing Plan” has the meaning set forth in Section 3.4.2(a).
1.108.
“Global Manufacturing Transfer Plan” has the meaning set forth in Section 3.4.2(c).

1.109.
“Global Market Access and Value Strategy” has the meaning set forth in Section 3.3.3(c).
1.110.
“Global Medical Affairs Plan” has the meaning set forth in Section 3.2.
1.111.
“Global Pricing Strategy” has the meaning set forth in Section 3.3.3(d).
1.112.
“Global Safety Database” has the meaning set forth in Section 3.5.2.
1.113.
“GLP” means a set of rules and criteria for a quality system, standards, practices, and procedures concerned with the organizational process and the conditions under which non-clinical health and safety studies are planned, performed, monitored, recorded, reported and archived, as promulgated, enforced, or endorsed by any Governmental Authority, including as defined in 21 C.F.R. Part 58 and any similar or equivalent Applicable Law.
1.114.
“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.115.
“Greater China” means the mainland of the People’s Republic of China, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.
1.116.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
1.117.
“HSR Clearance” means the date on which (a) any applicable waiting period under the HSR Act in respect of an HSR Filing has expired or been terminated and (b) there is no Applicable Law entered by a Governmental Authority that remains in effect which prohibits or makes illegal the consummation of the matters set forth in such HSR Filing.
1.118.
“HSR Determination Notification” has the meaning set forth in Section 10.3.1.
1.119.
“HSR Filing” means a submission to U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.
1.120.
“IFRS” has the meaning set forth in Section 1.1.
1.121.
“IND” means any Investigational New Drug application, filed with the FDA pursuant to 21 C.F.R. Part 312, including any supplements or amendments thereto, a comparable application or submission filed with the NMPA for the investigation of a pharmaceutical or biologic product in mainland of the People’s Republic of China, or a comparable application or submission filed with a Regulatory Authority outside the U.S. or mainland of the People’s Republic of China for the investigation of a pharmaceutical or biologic product in any other country or group of countries.
1.122.
“Indemnified Party” has the meaning set forth in Section 9.3.

1.123.
“Indemnifying Party” has the meaning set forth in Section 9.3.
1.124.
“Initial Collaboration Product” has the meaning set forth in Section 1.33.
1.125.
“Initial Collaboration Product Candidate” has the meaning set forth in Section 1.34.
1.126.
“Initial Integrated Budget” means the mutually-agreed Integrated Budget for [***]. The Initial Integrated Budget as of the Effective Date is attached hereto as Exhibit D, as further amended by the JSC pursuant to Section 2.1.4(l).
1.127.
“Initial Licensed Targets” means the Targets set forth on Schedule 1.127(a) under the heading “Initial Licensed Targets.”
1.128.
“Initial Quality Agreement” has the meaning set forth in Section 3.4.1.
1.129.
“Insolvency Event” has the meaning set forth in Section 10.2.4(a).
1.130.
“Integrated Budget” means the overall budget for activities performed under this Agreement for the Collaboration Program for a [***]-Calendar Year period, which shall include the amounts set forth in each of the Development Budget, the Global Commercialization Budgets, the Medical Affairs Budget and the Manufacturing Budget for each applicable Calendar Year. The Initial Integrated Budget shall cover [***].
1.131.
“[***]” means [***].
1.132.
“Joint Know-How” has the meaning set forth in Section 5.1.2(c).
1.133.
“Joint Patents” has the meaning set forth in Section 5.1.2(c).
1.134.
“Joint Technology” has the meaning set forth in Section 5.1.2(c).
1.135.
“JSC” has the meaning set forth in Section 2.1.1.
1.136.
“JXC” has the meaning set forth in Section 2.1.6(b).
1.137.
“Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and data from studies, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.
1.138.
“Knowledge” means, (a) [***] and (b) [***].
1.139.
“Lead Commercialization Party” has the meaning set forth in Section 3.3.1.
1.140.
“Liability” has the meaning set forth in Section 9.1.

1.141.
“Licensed CRISPR Technology” means such CRISPR Technology as is necessary or reasonably useful to (a) Develop, Manufacture and Commercialize and use Collaboration Products and Collaboration Product Candidates and (b) Research Licensed Products and Licensed Product Candidates, in each case (clauses (a) and (b)), in the Field in the Territory. [***].
1.142.
“License Date” means the date that is [***].
1.143.
“Licensed Product” means any pharmaceutical product, medical therapy, treatment, preparation, substance or formulation, comprising or employing, in whole or in part, a Licensed Product Candidate Researched, Developed or Commercialized under this Agreement, together with any expansion, successor, or follow-on product, therapy, treatment, preparation, substance or formulation thereof, unless and until this Agreement is terminated with respect to such Licensed Product pursuant to Section 10.2.
1.144.
“Licensed Product Candidate” means any siRNA-based pharmaceutical product, medical therapy, treatment, preparation, substance or formulation developed or otherwise derived from, in each case, directly or indirectly, in whole or in part, the Sirius Technology that is Targeting a Licensed Target and that is Researched or Developed under the Research Program under this Agreement for the diagnosis, treatment, prophylaxis, prevention or palliation of any indication, condition or disease in the Field.
1.145.
“[***] Know-How” has the meaning set forth in Section 5.1.2(d)(i).
1.146.
“[***] Patent” has the meaning set forth in Section 5.1.2(d)(i).
1.147.
“[***] Technology” has the meaning set forth in Section 5.1.2(d)(i).
1.148.
“Licensed Products Term” has the meaning set forth in Section 10.1.
1.149.
“Licensed Sirius Technology” means such Sirius Technology as is necessary or reasonably useful to Research, Develop, Manufacture, Commercialize and use Product Candidates and Products in the Field in the Territory.
1.150.
“Licensed Target” means a Reserved Target that CRISPR has selected as the subject of a Research Plan in accordance with Section 4.2.
1.151.
“Licensee” means a Third Party to whom a Party or its Affiliate licenses such Party’s rights under the Licensed CRISPR Technology (in the case of CRISPR or its Affiliate) or the Licensed Sirius Technology (in the case of Sirius or its Affiliate), in each case, with respect to a Product Candidate or Product during the Term.
1.152.
“Licensee Party” has the meaning set forth in Section 10.2.4(b).
1.153.
“Licensor Party” has the meaning set forth in Section 10.2.4(b).
1.154.
“Manufacture”, “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging,

labeling, quality control testing and quality assurance release, shipping or storage of a product, including any delivery device or delivery technology (or any combination of delivery device and delivery technology thereof) for such product.
1.155.
“Manufacturing Budget” has the meaning set forth in Section 3.4.2(a).
1.156.
“Manufacturing Costs” means, without double counting, [***].
1.157.
“Manufacturing Lead” has the meaning set forth in Section 3.4.2(b).
1.158.
“Manufacturing Working Group” has the meaning set forth in Section 3.4.2(a).
1.159.
“Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals, licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to the European Union, approval of an Approval Application for such Product by the European Commission.
1.160.
“Materials” means all biological materials or chemical compounds or devices arising out of a Party’s activities under this Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including Product Candidates, Products, Clinical Trial samples, cell lines, assays, viruses and vectors.
1.161.
“Medical Affairs Activities” means responding to external inquiries or complaints, the planning for and conduct of investigator sponsored Clinical Trials not included in the Global Development Plan, medical education, speaker programs, advisory boards, thought leader activities, educational grants and fellowships, local country government affairs, Phase IIIb Clinical Trials, phase IV/post-Regulatory Approval Clinical Trials, generating health economics and outcomes research data from patient reported outcomes, prospective observational studies and retrospective observational studies, and economic models and reimbursement dossiers, deployment of MSLs, medical affairs clinical trial management, doctors in field (other than MSLs), scientific publications, conference presentations, and medical communications.
1.162.
“Medical Affairs Budget” has the meaning set forth in Section 3.2.
1.163.
“Medical Affairs Costs” means [***].
1.164.
“Medical Monitor” has the meaning set forth in Section 3.1.2(b)(i)(1).
1.165.
“Milestone Event” has the meaning set forth in Section 7.2.6(a).
1.166.
“Milestone Payment” means the non-refundable and non-creditable milestone payments set forth in Section 7.3.3.
1.167.
“MSL” means medical science liaisons.

1.168.
“NDA” means, as the case may be, a new drug application or biologics license application that is submitted to the FDA for Marketing Approval for a Product pursuant to 21 C.F.R. § 314.3 or 21 C.F.R. § 601.2, including any amendments to any of the foregoing, a comparable application or submission filed with the NMPA for Marketing Approval for a Product in mainland of the People’s Republic of China, or a comparable application or submission filed with a Regulatory Authority outside the U.S. or mainland of the People’s Republic of China for Marketing Approval.
1.169.
“Net Sales” means with respect to any Product, the gross amounts billed or invoiced, and if any amount is not billed or invoiced, the gross amounts received, by a Party or its Affiliates or, only with respect to Licensed Products and Opt-Out Products, Sublicensees (for clarity, excluding any Distributor) (each, a “Selling Party”) from Third Party customers for sales or other dispositions of such Product, less the following deductions actually incurred, allowed, paid, accrued or specifically allocated in its financial statements in accordance with the Accounting Standards applied by such Selling Party, for:
(a)
[***];
(b)
[***];
(c)
[***]; and
(d)
[***].

There shall be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate Net Sales. The calculations set forth in this Section 1.169 shall be determined in accordance with applicable Accounting Standards, as consistently applied by the applicable Selling Party. Transfers of the Product between a Party or its Affiliates and another Selling Party for the purpose of subsequent resale to Third Parties will not generate Net Sales; with respect to such transfers, only the gross amounts invoiced in connection with the subsequent resale of the Product to Third Parties will be included in the calculation of Net Sales. [***].

In the event that non-monetary consideration is received for any Product, Net Sales shall be calculated based on the average price charged for such Product during the preceding royalty period, or in the absence of such sales, the fair market value of the Product, as determined by the Parties at all times in good faith.

In the event that the Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises a Product and any other active compound or biologic, whether combined in a single formulation or package, as applicable, or formulated separately but packaged under a single label approved by a Regulatory Authority and sold together for a single price), the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, [***].

[***].

[***].

[***].

1.170.
“[***] In-License” has the meaning set forth in Section 5.6.
1.171.
“[***] In-License” has the meaning set forth in Section 5.6.
1.172.
“NMPA” means the National Medical Products Administration of People’s Republic of China, or its successor.
1.173.
“Nomination Period” means [***].
1.174.
“Non-Disclosing Party” has the meaning set forth in Section 11.5.
1.175.
“Option Exercise Data Package” means, with respect to a Research Program, a data package containing the information set forth on Schedule 1.175.
1.176.
“Option Exercise Date” means, with respect to each CRISPR Option, [***].
1.177.
“Option Exercise Fee” has the meaning set forth in Section 7.3.2.
1.178.
“[***]” has the meaning set forth in Section 4.3.1.
1.179.
“Option Period” has the meaning set forth in Section 4.3.1.
1.180.
“Opt-Out” has the meaning set forth in Section 10.3.
1.181.
“Opt-Out Effective Date” has the meaning set forth in Section 10.3.
1.182.
“Opt-Out Milestone Event” has the meaning set forth in Section 10.3.7(a).
1.183.
“Opt-Out Milestone Payment” has the meaning set forth in Section 10.3.7(a).
1.184.
“Opt-Out Notice” has the meaning set forth in Section 10.3.
1.185.
“Opt-Out Party” has the meaning set forth in Section 10.3.
1.186.
“Opt-Out Products” has the meaning set forth in Section 10.3.
1.187.
“Opt-Out Product Term” has the meaning set forth in Section 10.3.11.
1.188.
“Opt-Out Royalties” has the meaning set forth in Section 10.3.7(c).
1.189.
“Opt-Out Royalty Rate” has the meaning set forth in Section 10.3.7(c).
1.190.
“Opt-Out Royalty Term” means, with respect to an Opt-Out Product in a country, the period commencing on the later of (a) First Commercial Sale of such Product in such country or (b) the Opt-Out Effective Date for such Product, and ending upon the [***] of: (i) expiration of the last Valid Claim of a Patent within the Licensed Sirius Technology that Covers such Product in such country; (ii) [***] ([***]) years after the First Commercial Sale of such Product in such country (for avoidance of doubt, if the First Commercial Sale of the Collaboration Product corresponding to such Opt-Out Product occurred prior to the applicable Opt-Out Effective Date, the ten-year period under this clause (ii) shall be measured from the First Commercial Sale of such corresponding Collaboration Product); or (iii) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Product.
1.191.
“Opt-Out Termination Agreement” has the meaning set forth in Section 10.3.2.
1.192.
“Opt-Out Transition Period” has the meaning set forth in Section 10.3.2.
1.193.
“Other Out-of-Pocket Costs” means, without double counting:
(a)
[***];
(b)
[***]; and
(c)
[***].

[***].

1.194.
“Out-of-Pocket Costs” means, without double counting, [***].
1.195.
“Partnership” has the meaning set forth in Exhibit C.
1.196.
“Partnership Parties” means Sirius-US and CRISPR.
1.197.
“[***] Date” means [***].
1.198.
“Patent Coordinator” has the meaning set forth in Section 5.9.5.
1.199.
“Patent Costs” means, without double counting, all Expenses reasonably allocated to (a) [***] or (b) [***].
1.200.
“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.
1.201.
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government. For the avoidance of doubt, the Partnership shall not be considered a Person under this Agreement without the prior consent of CRISPR and Sirius-US, such consent not to be unreasonably withheld, delayed or conditioned.
1.202.
“Pharmacovigilance Agreement” has the meaning set forth in Section 3.5.1.
1.203.
“Phase I Clinical Trial” means a human clinical trial, or the relevant portion of such trial, of a Product (or Product Candidate) conducted in patients in any country in the Territory in accordance with GCP that generally provides for the first introduction into humans of a Product (or Product Candidate) and intended to determine safety, metabolism, and pharmacokinetic properties and clinical pharmacology of such Product in enrolled patients and that satisfies the requirements of Applicable Law for such country in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(a), or any successor regulation thereto or foreign equivalents.
1.204.
“Phase II Clinical Trial” means any human clinical trial of a Product (or Product Candidate) conducted in patients that is intended to provide preliminary evidence suggesting effectiveness of such Product (or Product Candidate), including clinical trials described in 21 C.F.R. § 312.21(b), or, with respect to a jurisdiction other than the United States, a similar clinical trial.
1.205.
“Phase III Clinical Trial” means a human clinical trial of a Product (or Product Candidate) in the Field, the principal purpose of which is to gather safety and efficacy data of one or more particular doses in patients being studied that is needed to evaluate the overall benefit and risk relationship of such Product (or Product Candidate) and to provide adequate basis for labeling, as more fully defined in 21 C.F.R. § 312.21(c) or comparable regulations in any country or jurisdiction outside the U.S. (and any amended or successor regulations).
1.206.
“Physician Lead” has the meaning set forth in Section 3.1.2(b)(i)(2).
1.207.
“Pivotal Trial” means, with respect to a Product (or Product Candidate), a human clinical trial of such Product (or Product Candidate) in the Territory that satisfies both of the following conditions:
(a)
such trial includes a sufficient number of subjects and is designed to establish that such Product (or Product Candidate) has an acceptable safety and efficacy profile for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such Product (or Product Candidate) in the dosage range to be prescribed, which trial is intended to support Regulatory Approval of such Product (or Product Candidate), or a similar human clinical trial prescribed by an applicable Regulatory Authority; and
(b)
such trial is a registration trial designed to be sufficient to support the filing of an application for a Regulatory Approval for such Product (or Product Candidate) in the Territory, as evidenced by (i) an agreement with or statement from an applicable Regulatory Authority, or (ii) other guidance or minutes issued by an applicable Regulatory Authority, for such registration trial.
1.208.
“[***] Know-How” means any Know-How [***].

1.209.
“[***] Patents” means any Patents that Cover or claim the [***] Know-How.
1.210.
“[***] Technology” means [***] Know-How and [***] Patents.
1.211.
“Proceeding” means an action, suit or proceeding.
1.212.
“Product” means any pharmaceutical product, medical therapy, treatment, preparation, substance or formulation comprising or employing, in whole or in part, a Product Candidate, in any form or formulation and through any means of delivery. “Products” shall be either Collaboration Products, Licensed Products or Opt-Out Products, as applicable.
1.213.
“Product Candidate” means a Collaboration Product Candidate and/or Licensed Product Candidate, as applicable and as the context allows.
1.214.
“Project Leader” has the meaning set forth in Section 2.6.1.
1.215.
“Project Team” has the meaning set forth in Section 2.6.1.
1.216.
“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.
1.217.
“Quality Agreement” has the meaning set forth in Section 3.4.1.
1.218.
“Quality Costs” mean [***].
1.219.
“Receiving Party” has the meaning set forth in Section 11.1.
1.220.
“Reconciliation Report” has the meaning set forth in Section 7.2.4.
1.221.
“Regional Commercialization Plan” has the meaning set forth in Section 3.3.2.
1.222.
“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post-approvals, and labeling approvals) of any Regulatory Authority, necessary for the Research, Development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a biological or pharmaceutical product in a regulatory jurisdiction, including Marketing Approval, but excluding any price or reimbursement approval.
1.223.
“Regulatory Authority” means in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Product in such country or regulatory jurisdiction.

1.224.
“Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, drug master files, device master files, applications for designation as an “Orphan Licensed Product(s)” under the Orphan Drug Act, for “Fast Track” status or other similar designations under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or price or reimbursement approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or price or reimbursement approval from that Regulatory Authority; (c) all supplements and amendments to any of the foregoing; and (d) any correspondence with Regulatory Authorities in connection with any of the foregoing.
1.225.
“Regulatory Lead” means the Partnership Party that is responsible for performing regulatory activities with respect to the applicable Collaboration Products and jurisdiction, as designated by the JSC, in the Field and in accordance with this Agreement, subject to the oversight of the JXC pursuant to Section 3.1.2(a).
1.226.
“Research” means conducting research activities to discover and advance Product Candidates, including pre-clinical studies and optimization, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.
1.227.
“Research Activities” means the CRISPR Activities and the Sirius Activities, collectively.
1.228.
“Research Budget” means the budget for costs and expenses of Research Activities as set forth in and conducted under a Research Plan, which will specify any Research Program Expenses, including any Manufacturing costs, for Research on a Licensed Product Candidate Targeting the applicable Licensed Target, to be reimbursed by CRISPR in accordance with Section 7.3.1.
1.229.
“Research Expense Statement” has the meaning set forth in Section 7.3.1(b).
1.230.
“Research Plan” means, with respect to each Licensed Target, a written plan describing the Research Activities to be conducted by each Party with the objective to design and optimize Licensed Product Candidates Targeting such Licensed Target, as may be amended by written agreement of the Parties.
1.231.
“Research Program” means, with respect to each Licensed Target, a program dedicated to the design, optimization and Research of a Licensed Product Candidate Targeting such Licensed Target pursuant to the applicable Research Plan.
1.232.
“Research Program Expenses” means, with respect to each Licensed Target, [***].
1.233.
“Research Program Working Group” has the meaning set forth in Section 2.7.

1.234.
“Research Term” has the meaning set forth in Section 4.2.3.
1.235.
“Reserved Licensed Target List” has the meaning set forth in Section 4.1.3.
1.236.
“Reserved Target” has the meaning set forth in Section 4.1.3.
1.237.
“RNA” means ribonucleic acid.
1.238.
“Royalties” has the meaning set forth in Section 7.3.4(a).
1.239.
“Royalty Floor” has the meaning set forth in Section 7.3.5(d).
1.240.
“Royalty Rates” has the meaning set forth in Section 7.3.4(a).
1.241.
“Royalty Report” has the meaning set forth in Section 7.3.6.
1.242.
“Royalty Term” means, with respect to a Licensed Product in a country, the period commencing on the First Commercial Sale of such Licensed Product in such country and ending upon the [***] of: (a) the expiration of the last Valid Claim of a Patent within the Licensed Sirius Technology or [***] Technology that Covers such Licensed Product in such country; (b) [***] ([***]) years after the First Commercial Sale of such Licensed Product in such country; or (c) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Licensed Product.
1.243.
“Second Right Party” has the meaning in Section 5.9.7(b)(ii).
1.244.
“[***] In-License” means an agreement between a Party and any Third Party pursuant to which such Third Party grants a license or similar rights to such Party to practice under a [***] Patent.
1.245.
“[***] Patent” means any Patent (or Patents) owned or controlled by a Third Party, that (a) [***] and (b) [***].
1.246.
“Selling Party” has the meaning set forth in Section 1.169.
1.247.
“Share Issuance Agreement” has the meaning set forth in Section 7.1.2.
1.248.
“Sirius” has the meaning set forth in the Preamble.
1.249.
“Sirius Activities” means any and all Research Program activities conducted by Sirius, including those activities for which Sirius is designated as the responsible Party under the Research Plan.
1.250.
“Sirius Arising Know-How” has the meaning set forth in Section 5.1.2(b).
1.251.
“Sirius Arising Patents” has the meaning set forth in Section 5.1.2(b).
1.252.
“Sirius Arising Technology” has the meaning set forth in Section 5.1.2(b).

1.253.
“Sirius Background Know-How” means any Know-How, other than Joint Know-How and Sirius Arising Know-How, that (a) [***], and (b) [***].
1.254.
“Sirius Background Patents” means any Patent, other than a Joint Patent or a Sirius Arising Patent, that (a) [***], and (b) [***].
1.255.
“Sirius Background Technology” means Sirius Background Know-How and Sirius Background Patents.
1.256.
“Sirius Entities” means (a) Sirius-CY, (b) Sirius-US, (c) Sirius Therapeutics (HK) Limited, a company organized under the laws of Hong Kong, (d) Sirius Therapeutics (Australia) PTY Ltd., a company organized under the laws of Australia, and (e) Sirius Therapeutics (Shanghai) Co., Ltd., a company organized under the laws of Shanghai.
1.257.
“Sirius Indemnified Party” has the meaning set forth in Section 9.2.
1.258.
“Sirius In-License Agreements” means agreements between Sirius or Sirius Affiliates and Third Party licensors or sellers pursuant to which Sirius or any Sirius Affiliates Controls any Sirius Technology, including any [***] In-Licenses to which Sirius is a party. The Sirius In-License Agreements as of the Effective Date are listed on Schedule 1.258.
1.259.
“Sirius Patents” means (a) Sirius Background Patents, (b) Sirius Arising Patents, and (c) Sirius’ interest in any [***] and (d) Sirius’ interest in Joint Patents. [***].
1.260.
“Sirius Platform Technology” means [***].
1.261.
“Sirius Technology” means (a) the Sirius Background Technology, (b) the Sirius Arising Technology, (c) Sirius’ interest in any [***] Technology [***] and (d) Sirius’ interest in any Joint Technology.
1.262.
“siRNA” means small interfering ribonucleic acid, including any chemical modifications.
1.263.
“Specified Clinical Event” has the meaning set forth in Section 3.5.4.
1.264.
“SRSD107” means [***].
1.265.
“Subcontract” has the meaning set forth in Section 6.1.1.
1.266.
“Subcontractor” has the meaning set forth in Section 6.1.1.
1.267.
“Sublicensee” means a Third Party, to whom either Party or its Affiliate sublicenses such Party’s rights under the Licensed CRISPR Technology (in the case of Sirius or its Affiliate) or the Licensed Sirius Technology (in the case of CRISPR or its Affiliate), in each case, with respect to a Product Candidate, Collaboration Product, Licensed Product or Opt-Out Product during the Term. For clarity, a Distributor is not a Sublicensee.
1.268.
“[***]” means, collectively, [***].

1.269.
“Substitution Cap” has the meaning set forth in Section 4.1.2.
1.270.
“Substitution Notice” has the meaning set forth in Section 4.1.2.
1.271.
“Summary Statement” has the meaning set forth in Section 7.2.3.
1.272.
“Target” means [***].
1.273.
“Targeting” means [***].
1.274.
“Term” has the meaning set forth in Section 10.1.
1.275.
“Terminated Product” has the meaning set forth in Section 10.4.
1.276.
“Territory” means worldwide.
1.277.
“Third Party” means any Person other than Sirius, CRISPR and their respective Affiliates.
1.278.
“[***] Obligations” means [***].
1.279.
“Trademark” means all trademarks, service marks, trade names, brand names, sub-brand names, trade dress rights, product configuration rights, certification marks, collective marks, logos, taglines, slogans, designs or business symbols and all words, names, symbols, colors, shapes, designations or any combination thereof that function as an identifier of source or origin or quality, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.280.
“[***] Target(s)” means [***].
1.281.
“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
1.282.
“United States” or “U.S.” means the United States of America and all of its districts, territories, and possessions including the District of Columbia.
1.283.
“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent which, in the country of issuance, have not been donated to the public, disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application which, in the country in question, have not been cancelled, withdrawn or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (a) above with respect to such application issues.

Article 2.

Governance

2.1.
Joint Steering Committee.
2.1.1.
Formation. Within [***] ([***]) Business Days after the Effective Date (or such later date as agreed by the Parties in writing), the Parties will establish a joint steering committee (the “JSC”) to provide high-level oversight, decision-making and periodic updates regarding the activities of the Parties under this Agreement and to address the matters set forth in Sections 2.1.3, 2.1.4 and 2.1.5. The JSC will be comprised of [***] representatives from each Party, or such other number of equal representatives as the Parties may mutually agree upon. Each Party’s representatives on the JSC will collectively have one vote on all matters within the scope of the JSC’s responsibilities. The provisions set forth in Section 2.1.2 shall apply to the operation of the JSC.
2.1.2.
Provisions Applicable to JSC and Other Committees. The following provisions shall apply to the JSC and any other committee formed by the Parties pursuant to this Agreement (each, a “Committee”). Each representative of each Party on a Committee shall have appropriate expertise in the pharmaceutical business, drug discovery or development, manufacturing or commercialization, as applicable. Any member of the applicable Committee may designate a substitute to attend and perform the functions of that member at any meeting of such Committee. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the applicable Committee as a non-voting participant, subject to the confidentiality obligations described in Article 11. Each Committee will conduct its responsibilities hereunder in good faith and with reasonable care and diligence. Each Committee will meet at least once each Calendar Quarter, or as otherwise mutually agreed by the applicable Committee members in writing, on such dates and at such times and places (whether in-person, by teleconference, videoconference, virtually, or any combination thereof) as agreed to by the members of such Committee and provided that each Committee member receive sufficient notice of any scheduled meeting. Unless any Committee determines otherwise, the Parties’ representatives on each Committee shall designate a chairperson (each, a “Chairperson”) to oversee the operation of such Committee, each such Chairperson to serve a [***] term. The right to name the Chairperson shall alternate between the Parties, with [***] designating the first Chairperson for the JSC and the JSC shall designate the first Chairperson for any Committee it establishes. Each Party will be responsible for its own expenses relating to attendance at or participation in all Committee meetings.
2.1.3.
General Responsibilities. Subject to Sections 2.1.4 and 2.1.5, the JSC will, unless such responsibilities are otherwise delegated to a Committee, and subject to the other provisions of this Agreement:
(a)
form, oversee, and disband the Committees, Project Teams, and any other working groups established with respect to the Products;

(b)
resolve matters on which any Committee, Project Team and working groups are unable to reach consensus;
(c)
review, discuss and approve the strategy for the Prosecution and Maintenance of Sirius Background Patents, CRISPR Arising Patents, Sirius Arising Patents and Joint Patents;
(d)
determine the need to acquire rights under and the Party primarily responsible for negotiations with a Third Party with respect to a [***] In-License or [***] In-License, as applicable, pursuant to Section 5.6.1; and
(e)
perform such other duties as are specifically assigned to the JSC under this Agreement.
2.1.4.
Collaboration Program Responsibilities. With respect to the Collaboration Program, the JSC will, unless such responsibilities are otherwise delegated to a Committee, and subject to the other provisions of this Agreement:
(a)
review and oversee the overall Research, Development, Manufacture and Commercialization of the Collaboration Product Candidates and Collaboration Products in the Field in the Territory;
(b)
review and discuss each Global Development Plan and associated budget, as well as any amendments or updates to such Global Development Plan submitted by the Project Team or a Committee, as applicable, and approve any such amendments or updates thereto;
(c)
review and discuss each Global Manufacturing Plan and associated budget, as well as any amendments or updates to such Global Manufacturing Plan submitted by a Committee, if applicable, and approve the Global Manufacturing Plan or any such amendments or updates thereto;
(d)
review and discuss each Global Manufacturing Transfer Plan and associated budget, any amendments or updates to such Global Manufacturing Transfer Plan submitted by a Committee, if applicable, and approve any such amendments or updates thereto;
(e)
review and discuss the Global Commercialization Plan and associated budget for each Collaboration Product, and any amendments or updates thereto submitted by a Committee, if applicable, and approve such Global Commercialization Plan or any such amendments or updates thereto;
(f)
review and discuss the Global Medical Affairs Plan and associated budget for each Collaboration Product, and any amendments or updates thereto submitted by the Partnership Parties or a Committee, if applicable, and approve such Global Medical Affairs Plan or any such amendments or updates thereto;
(g)
oversee and approve labeling for each Collaboration Product;

(h)
review and discuss which Partnership Party is best positioned to serve as the lead party with respect to the activities to be performed by the Partnership Parties under this Agreement for Additional Collaboration Products;
(i)
oversee and approve the transition of the lead role with respect to activities to be performed by the Partnership Parties from one Partnership Party to the other Partnership Party with respect to a particular Collaboration Product or jurisdiction, including from [***] to [***] with respect to the Initial Collaboration Product in accordance with Article 3 hereto;
(j)
upon recommendation by the JXC, as applicable, determine whether a product comprising or employing, in whole or in part, a Collaboration Product Candidate Researched and Developed under this Agreement will be designated as an Additional Collaboration Product under this Agreement, in accordance with Section 3.1.5;
(k)
discuss and approve any updates to the Integrated Budget [***] no later than [***];
(l)
discuss, approve and update the Initial Integrated Budget and the Global Development Plan for the Initial Collaboration Product, including to incorporate the activities and costs outlined on Exhibit F; and
(m)
to the extent additional Committees have not been formed by the JSC under this Agreement, the JSC shall be responsible for the matters set forth in Sections 2.2.2, 2.3.2 and 2.4.2 and Sections 3.1.2, 3.2, 3.3 and 3.4, each to the extent applicable.
2.1.5.
Research Program Responsibilities. With respect to each Research Program, the JSC will, subject to the other provisions of this Agreement:
(a)
review and oversee the overall Research of Licensed Targets, Licensed Product Candidates and Licensed Products in the Field;
(b)
review and discuss each Research Plan, as well any amendments or updates to the Research Plan submitted by the Research Program Working Group, and approve any such amendments or updates thereto;
(c)
review, discuss and approve the strategy for the Prosecution and Maintenance of [***] Patents [***]; and
(d)
resolve matters on which the Research Program Working Group is unable to reach consensus.

2.1.6.
Other Committees.
(a)
Formation. The JSC may, from time to time, form such other Committees or working groups as may be necessary or desirable to facilitate the activities under this Agreement.
(b)
The JXC. If following the [***] Date the JSC determines it is necessary or desirable to form a Committee to provide oversight and decision-making regarding specific activities of the Parties with respect to the Collaboration Program under this Agreement, it may establish a joint Committee the “JXC” to provide oversight, decision-making and periodic updates regarding the Collaboration Program. Such Committee will be comprised of [***] representatives from Sirius-US and [***] representatives from CRISPR, or such other number of equal representatives as the Parties may mutually agree upon; provided that if the JSC has not created a specific Committee to provide oversight and decision-making regarding specific activities of the Parties with respect to the Collaboration Program under this Agreement, any reference to the “JXC” shall be deemed a reference to the JSC. In such case, any responsibility set forth in Sections 2.2.2, 2.3.2 and 2.4.2 and Sections 3.1.2, 3.2, 3.3 and 3.4, as applicable, shall be the responsibility of the JSC, and any discussion, escalation or approval right of the JSC with respect to the JXC or other Committee shall reside solely with the JSC. If the JSC determines it is necessary or desirable to form a Committee to provide oversight and decision-making regarding specific activities of the Parties under this Agreement, as the context allows, the JXC shall mean and be a reference to such Committee. For example, if the JSC decides to create a joint development committee pursuant to its authority under this Agreement, the responsibilities set forth in Section 2.2.2 and the activities set forth in Section 3.1 and in any other place in this Agreement where the context provides shall be the responsibility of the joint development committee.
(c)
Discontinuation. The JSC may elect to disband any Committee or working group following the completion of all substantive activities assigned to it with respect to Products under this Agreement, and may reestablish such Committee in its sole discretion as may be necessary or desirable to facilitate the activities under this Agreement.
2.2.
Joint Development Committee.
2.2.1.
Formation. If, after the [***] Date, the JSC determines it is necessary or desirable to form a Committee to facilitate Development activities with respect to the Collaboration Program under this Agreement, it may establish a joint Committee for Development matters to provide oversight and decision-making regarding the Development activities of the Partnership Parties under this Agreement, to enable the Partnership Parties to provide oversight, decision-making and periodic updates regarding Development activities pursuant to this Agreement and to address the matters set forth in Section 2.2.2. Such Committee will be comprised of [***] representatives from Sirius-US and [***] representatives from CRISPR, or such other number of equal representatives as the Partnership Parties may mutually agree upon. The provisions set forth in Section 2.1.2 shall apply to the operation of such

Committee, and the responsibilities set forth in Section 2.2.2 shall apply to such Committee, and, subject to Section 2.1.6(b), the responsibilities set forth in Section 2.2.2 shall apply to and be performed by the JSC.
2.2.2.
Responsibilities. The Committee for Development matters will:
(a)
provide a forum for discussion of the objectives and progress of the Research and Development of Collaboration Product Candidates and Collaboration Products by the Partnership Parties in the Field in the Territory and exchange and review scientific information and data relating to such Research and Development activities;
(b)
submit recommendations to the JSC, as necessary, regarding the advisability of designating a product comprising or employing, in whole or in part, a Collaboration Product Candidate Researched and Developed under this Agreement as an Additional Collaboration Product;
(c)
review, discuss and approve any updates or amendments to the Global Development Plan (including the Development Budget) for the Initial Collaboration Product Candidate and Initial Collaboration Product and submit such updates or amendments to the JSC for review and discussion and, if unable to reach consensus, submit to the JSC, as necessary, for resolution in accordance with Section 2.8;
(d)
review, discuss and approve an initial Global Development Plan for any Additional Collaboration Product Candidate or Additional Collaboration Product (including the Development Budget) and any updates or amendments thereto (expected to be made on an annual basis or more frequently as needed), and submit such Global Development Plan, updates or amendments to the JSC for review and discussion and, if the JXC is unable to reach consensus submit to the JSC for resolution in accordance with Section 2.8;
(e)
submit the updated Development Budget for [***];
(f)
oversee the Project Team, provide clinical and regulatory strategic direction for Collaboration Product Candidates and Collaboration Products to the Project Team, and attempt to resolve any matters on which the Project Team is unable to reach consensus;
(g)
inform and provide guidance to the JSC, as necessary, regarding any quality or compliance-related risks or pharmacovigilance matters with respect to the Development of the Collaboration Product Candidates and Collaboration Products;
(h)
allocate responsibilities for the conduct of Clinical Trials under the Global Development Plan to the Partnership Parties;
(i)
review and attempt to resolve any disputes regarding the protocol for any Clinical Trial conducted under the Global Development Plan;

(j)
review and approve templates of clinical trial agreements, confidential disclosure agreements and other site-facing agreements used in contracting with clinical trial sites for Clinical Trials of Collaboration Products, as well as any material modifications or updates thereto, as set forth in Section 3.1.2(c)(ii);
(k)
review and approve statistical analysis plan and team conducting biostatistical analysis pursuant to Section 3.1.2(d);
(l)
develop and agree upon the Global Medical Affairs Plan for the Collaboration Products;
(m)
advise and consult with any Committee responsible for matters related to clinical Manufacturing in connection with responsibilities of such Committee, as appropriate;
(n)
review, discuss and approve any proposed use of a Subcontractor to conduct a Partnership Party’s activities under the Global Development Plan or the Quality Agreement, as set forth in Section 6.1; and
(o)
perform such other duties as are specifically assigned to it under this Agreement or as may be delegated to it by the JSC.
2.3.
Joint Commercialization Committee.
2.3.1.
Formation. If following the [***] Date the JSC determines it is necessary or desirable to form a Committee to facilitate the Commercialization activities with respect to the Collaboration Program under this Agreement, it may establish a joint Committee for Commercialization matters to provide oversight, decision-making and periodic updates regarding the Commercialization activities of the Partnership Parties with Collaboration Products under this Agreement and to address the matters set forth in Section 2.3.2. Such Committee will be comprised of [***] representatives from Sirius-US and [***] representatives from CRISPR, or such other number of equal representatives as the Partnership Parties may mutually agree upon. The provisions set forth in Section 2.1.2 shall apply to the operation of the such Committee, and the responsibilities set forth in Section 2.3.2 shall apply to such Committee, and, subject to Section 2.1.6(b), the responsibilities set forth in Section 2.3.2 shall apply to and be performed by the JSC.
2.3.2.
Responsibilities. Committee for Commercialization matters will, subject to the other provisions of this Agreement:
(a)
provide a forum for discussion of the objectives and progress of the Commercialization of the Collaboration Products in the Field in the Territory and exchange and review information and data relating to such Commercialization activities;
(b)
review, discuss and approve an initial Global Commercialization Plan for each Collaboration Product (including the Global Commercialization Budget), the initial Regional Commercialization Plans for each Collaboration Product, and any updates or amendments thereto (expected to be made on an annual basis or more frequently as needed), and submit each such Global Commercialization Plan, Regional Commercialization Plan, updates and amendments to the JSC for review and discussion and, if the JXC is unable to reach consensus submit to the JSC for resolution in accordance with Section 2.8;
(c)
advise and consult with any Committee responsible for matters related to commercial Manufacturing in connection with responsibilities of such Committee, as appropriate;
(d)
allocate responsibilities for the conduct of Commercialization activities under the Global Commercialization Plan to the Partnership Parties, if applicable;
(e)
submit the updated Global Commercialization Budget for each Collaboration Product for [***];
(f)
to the extent allowed under Applicable Law, review and approve templates of distribution agreements, pharmacy benefit manager agreements and other subcontractor agreements used in Commercialization of Collaboration Products, as well as any material modifications or updates thereto, as set forth in Section 3.3.4(f);
(g)
review, discuss and approve any proposed use of a Subcontractor to conduct a Partnership Party’s activities under a Global Commercialization Plan, as set forth in Section 6.1; and
(h)
perform such other duties as are specifically assigned to it under this Agreement or as may be delegated to it by the JSC.
2.4.
Joint Manufacturing Committee.
2.4.1.
Formation. If after the [***] Date the JSC determines it is necessary or desirable to form a Committee to facilitate Manufacturing activities with respect to the Collaboration Program under this Agreement, it may establish a joint Committee for Manufacturing matters to provide oversight, decision-making and provide periodic updates regarding the Manufacture of pre-clinical, clinical and commercial supply of Collaboration Product Candidates and Collaboration Products under this Agreement and to address the matters set forth in Section 2.4.2. Such Committee will be comprised of [***] representatives from Sirius-US and [***] representatives from CRISPR, or such other number of equal representatives as the Partnership Parties may mutually agree upon. The provisions set forth in Section 2.1.2 shall apply to the operation of such Committee, and the responsibilities set forth in Section 2.4.2 shall apply to such Committee, and, subject to Section 2.1.6(b), the responsibilities set forth in Section 2.4.2 shall apply to and be performed by the JSC.

2.4.2.
Responsibilities. The Committee for Manufacturing matters will, subject to the other provisions of this Agreement:
(a)
in consultation with any Committee responsible for Development matters, oversee matters relating to the pre-clinical or clinical Manufacture of the Collaboration Product Candidates and Collaboration Products, including quality matters, review of the results of regulatory and environmental, health and safety inspections and Manufacturing audits and the review and discussion of steps to address any deficiencies noted;
(b)
in consultation with any Committee responsible for Commercialization matters, as applicable, oversee matters relating to the commercial Manufacture of the Collaboration Product Candidates and Collaboration Products, as applicable;
(c)
review, discuss and approve, in consultation with any Committee responsible for Development or Commercialization matters, as applicable, the initial Global Manufacturing Plan (including the Manufacturing Budget) for each Collaboration Product Candidate and Collaboration Product, and any updates or amendments thereto, and submit such Global Manufacturing Plan, updates or amendments to the JSC for review and discussion and, if unable to reach consensus, submit to the JSC, as necessary, for resolution in accordance with Section 2.8;
(d)
review, discuss and approve the Global Manufacturing Transfer Plan for Collaboration Product Candidates or Collaboration Products in the Territory and any updates or amendments thereto (expected to be made on an annual basis or more frequently as needed), and submit such Global Manufacturing Transfer Plan, updates or amendments to the JSC for review and discussion, and, if unable to reach consensus, submit to the JSC, as necessary, for resolution in accordance with Section 2.8;
(e)
subject to and in accordance with Section 3.4 and Section 10.3, review, discuss and approve which Partnership Party shall be responsible for the Manufacture of Collaboration Product Candidates and Collaboration Products;
(f)
submit the updated Manufacturing Budget for [***];
(g)
establish, in accordance with Applicable Law, standards applicable to each Partnership Party’s Manufacturing activities under this Agreement, reviewing each Partnership Party’s (or a Third Party’s on such Partnership Party’s behalf) performance against such standards and conducting technical reviews;
(h)
review and approve templates of agreements for use with CMOs and contract testing facilities for the Manufacture of any Collaboration Product Candidate and Collaboration Product, as well as any material modifications or updates thereto, as set forth in Section 3.4.5;
(i)
review, discuss and approve any recommendations of the Partnership Parties regarding capacity planning, supply plans and supply continuity planning for the Collaboration Product Candidates and Collaboration Products and make recommendations to the JSC as appropriate;
(j)
review and discuss whether any Manufacturing technology transfer between the Partnership Parties is necessary;
(k)
review, discuss and approve any proposed use of a Subcontractor to conduct a Partnership Party’s activities under the Global Manufacturing Plan, as set forth in Section 6.1;
(l)
review and share the results of regulatory and environmental, health and safety inspections and audits related to the Manufacture of any Collaboration Product Candidates and Collaboration Products with the JSC, as necessary; and
(m)
perform such other duties as are specifically assigned to it under this Agreement or as may be delegated to it by the JSC.
2.5.
Alliance Managers.
2.5.1.
Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by written notice to the other Party.
2.5.2.
Specific Responsibilities. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Party’s activities pursuant to this Agreement and will have the following responsibilities:
(a)
schedule meetings of the Committees, and circulate draft written minutes from each meeting in accordance with Section 2.9 after each such meeting to the applicable Committee and the Project Team;
(b)
facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;
(c)
coordinate the various functional representatives of each Partnership Party, as appropriate, in developing and executing strategies and plans for the Collaboration Product Candidates and Collaboration Products;
(d)
provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues;
(e)
coordinate and facilitate budget, finance and billing activities as overseen by the Committees; and
(f)
perform such other functions as requested by any Committee.

2.6.
Project Team.
2.6.1.
Formation; Responsibilities. The Partnership Parties will establish a project team (the “Project Team”) to oversee and coordinate activities under the Global Development Plan for each Collaboration Product (and related Collaboration Product Candidate). Each of Sirius-US and CRISPR will be responsible for designating its own project leads (each, a “Project Leader”). The Project Team will be determined by the Project Leaders based on available personnel from each Partnership Party across each function. The initial Project Team members for the Initial Collaboration Product are set forth on Schedule 2.6.1. If a Project Team member is no longer available to serve on the Project Team, the applicable Project Leader may substitute such Project Team member upon prior written notice to the other Partnership Party. Any member of the Project Team will be reasonably and consistently available to participate in the activities of the Project Team. The Project Team will be responsible for: (a) defining clinical and regulatory strategic options for recommendation to the JXC; (b) providing guidance on regulatory activities for recommendation to the JXC; (c) preparing joint deliverables, including updates to the Global Development Plan for submission to the JXC; (d) preparing study protocols and statistical analysis plans for approval in accordance with Sections 3.1.2(b) and 3.1.2(d); (e) preparing regulatory documentation for recommendation to the JXC; (f) proposing goals, budgets and timelines for Research and Development activities for Collaboration Product Candidates and Collaboration Products to the JXC; (g) driving execution and ensuring the progress of Research and Development activities for Collaboration Product Candidates and Collaboration Products in accordance with the Global Development Plan; and (h) such additional matters relating to Research and Development of Collaboration Product Candidates and Collaboration Products as may be determined by the JXC. The Project Team shall act by consensus, with each Partnership Party’s representatives on the Project Team having collectively one vote. If the Project Team cannot reach consensus, the matter will be referred to the JXC for resolution.
2.6.2.
Conduct; Reporting. The Project Team will conduct its responsibilities under the Global Development Plan in good faith and with reasonable care and diligence. The Project Team will provide the JXC with periodic updates (but no less than quarterly) regarding the progress of activities pursuant to the Global Development Plan.
2.7.
Research Program Working Group Within [***] days after the License Date, the Parties will form a working group (a “Research Program Working Group”) comprised of [***] representatives from each Party having relevant expertise with respect to a given Research Program. The Research Program Working Group shall be chaired by a project leader from [***], whose appointment shall be subject to reasonable approval by Sirius, such approval not to be unreasonably withheld, delayed or conditioned. The Research Program Working Group will create the initial Research Plan and Research Budget for each Licensed Target. The Research Program Working Group will also oversee and coordinate the performance of activities under each applicable Research Plan for such Research Program and perform such other activities as the JSC may delegate to the Research Program Working Group from time to time. Any disputes arising out of the Research Program Working Group will be escalated to the JSC for resolution.
2.8.
Decision-Making. The Committees, Project Team and working groups will endeavor to reach consensus on all matters that such Committee, Project Team or working group has the authority to decide, taking into consideration the views of each Party. Disputes arising out of any Committee (other than the JSC), Project Team or working group will be escalated to the JSC for resolution. If the JSC is unable to reach consensus (with the CRISPR JSC members collectively having one vote and the Sirius JSC members collectively having one vote) with respect to any matter within [***] Business Days, the matter will be referred to the Executive Officers for resolution, whereupon the Executive Officers will meet in person or by videoconference or teleconference if requested by either such Executive Officer and attempt in good faith to resolve such dispute by negotiation and consultation promptly and in any event for a [***] day period following such referral. If the Executive Officers do not resolve such dispute within such [***]-day period, then:
2.8.1.
Subject to the terms of this Agreement (including Sections 2.8.2 and 2.8.3), such dispute shall be submitted to Arbitration in accordance with the arbitration procedure set forth on Schedule 1.12.
2.8.2.
CRISPR will have the tie-breaking vote and final decision-making authority with respect to any dispute and all matters arising from or relating to:
(a)
[***];
(b)
[***];
(c)
[***]; and
(d)
[***].

Notwithstanding the foregoing, CRISPR shall exercise its final decision-making authority in good faith and may not use its final decision-making authority to (i) [***]; (ii) [***]; or (iii) [***]. For clarity, [***].

2.8.3.
Sirius will have the tie-breaking vote and final decision-making authority with respect to any dispute and all matters arising from or relating to:
(a)
[***];
(b)
[***]; and
(c)
[***].

Notwithstanding the foregoing, Sirius shall exercise its final decision-making authority in good faith and may not use its final decision-making authority to, [***].

2.8.4.
Notwithstanding anything to the contrary, none of the JSC, any Committee, Project Team or working group (and the Expert resolving any dispute regarding a JSC decision will not) will have the authority to (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; (f) [***]; or (g) [***].
2.9.
Minutes. The Parties will alternate in preparing written minutes of meeting, and the preparing Party will circulate such minutes no later than [***] days after such meeting setting forth a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC, other Committee, Project Team or working group and a list of any issues to be resolved. Such minutes shall be effective only after approval by representatives of both Parties. The Parties will agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC, other Committee, Project Team or working group. If at any time during the preparation and finalization of the minutes, the Parties do not agree on any issue with respect to the minutes, each Party’s position with regard to the issue will be separately recorded in the minutes in the terms agreed to or specified by such Party. The decision resulting from the process shall be recorded in amended finalized minutes for said meeting.
2.10.
Sirius Actions. Solely as between Sirius-US and Sirius-CY, any action taken or decision made by Sirius pursuant to this Article 2 (including any action or decision made by Sirius’ Executive Officer, Alliance Manager, or Committee representatives) relating to the Collaboration Program shall be taken or made by or on behalf of Sirius-US.

Article 3.

Collaboration Product Matters

3.1.
Development.
3.1.1.
Global Development Plan. The JXC will oversee the Research and Development of the Collaboration Products and Collaboration Product Candidates by the Partnership Parties in the Field in the Territory. The Initial Collaboration Product will be Developed in accordance with the development plan attached hereto as Exhibit B, and any Additional Collaboration Products and Additional Collaboration Product Candidates will be Researched and Developed in accordance with a development plan developed by the Partnership Parties (each such development plan, as amended and in effect from time to time, a “Global Development Plan”). Unless otherwise agreed by the Partnership Parties in writing, a Global Development Plan will at all times include a plan for the Research and Development of a Collaboration Product and related Collaboration Product Candidate in the Field in the Territory through Regulatory Approval, including a regulatory strategy, high-level study design criteria, the Prosecution and Maintenance of CRISPR Arising Patents, Sirius Arising Patents and Joint Patents (subject to Section 5.9), an allocation of responsibilities between the Partnership Parties (including matters regarding designated jurisdictions and any applicable designated jurisdiction responsibilities), and timelines and a budget for activities conducted under such Global Development Plan, for the then-current Calendar Year and the Calendar Year thereafter (as amended, each a “Development Budget”). Subject to the Initial Integrated Budget (if applicable), on [***] basis (or more frequently as needed), the Project Team will propose updates to the applicable Global Development Plan for the next [***] so that it reflects the then-current planned Research and Development activities and will submit the updated Global Development Plan to the JXC.
3.1.2.
Development Activities.
(a)
Regulatory Matters. Regulatory activities with respect to Collaboration Products in the Field in the Territory will be jointly carried out by the Project Team under the guidance of the JXC.
(i)
Regulatory Lead. With respect to the Phase II Clinical Trials for the Initial Collaboration Product being conducted as of the Effective Date, the Regulatory Lead for such Clinical Trials shall be [***]. Notwithstanding the foregoing, upon approval by the JSC, the role of Regulatory Lead may transition from one Partnership Party to the other Partnership Party with respect to a particular Collaboration Product Candidate, Collaboration Product or jurisdiction. For the avoidance of doubt, the JSC will determine the Partnership Party that will be the Regulatory Lead for any Additional Collaboration Product (or Additional Collaboration Product Candidate).
(ii)
All Regulatory Filings and Regulatory Approvals that relate to Collaboration Products in such Regulatory Lead’s designated jurisdiction shall be filed by and held in the name of the Regulatory Lead or its relevant Affiliate. The Regulatory Lead shall use Commercially Reasonable Efforts, in consultation with the other Partnership Party, to seek to obtain and maintain Regulatory Approval for a Collaboration Product in the Field in such Regulatory Lead’s designated jurisdiction. Regulatory Lead will oversee, monitor and manage all regulatory interactions, communications and filings with, and submissions to, Regulatory Authorities with respect to a Collaboration Product in the Field in such Regulatory Lead’s designated jurisdictions. Regulatory Lead will control all regulatory activities with respect to the Collaboration Products, including determining the labeling strategy and the content of submissions in such Regulatory Lead’s designated jurisdiction, in consultation with the other Partnership Party as provided herein; provided that the labeling for each Collaboration Product will be subject to JSC approval.
(iii)
Regulatory Lead will prepare all Regulatory Filings in such Regulatory Lead’s designated jurisdiction and provide the other Partnership Party with advance drafts of any material documents or other material correspondence pertaining to the Collaboration Products, including any proposed labeling, that Regulatory Lead plans to submit to any Regulatory Authority. The other Partnership Party may provide comments regarding such documents and other correspondence prior to their submission, which comments Regulatory Lead will consider in good faith and incorporate to the extent reasonable. Regulatory Lead will provide the other Partnership Party with copies of all material submissions it makes to, and all material correspondence it receives from, a Regulatory Authority pertaining to a Regulatory Approval of a Collaboration Product in the Field in such Regulatory Lead’s designated jurisdiction. Regulatory Lead will provide the other Partnership Party with reasonable advance notice of any material meeting or teleconference with any Regulatory Authority with respect to the Collaboration Products in the Field in such Regulatory Lead’s designated jurisdiction. Subject to Applicable Law, the other Partnership Party will have the right to participate as an observer in all material meetings, conferences and discussions by Regulatory Lead with Regulatory Authorities pertaining to Development of a Collaboration Product in the Field or Regulatory Approval of a Collaboration Product in the Field, in each case, in such Regulatory Lead’s designated jurisdiction.
(b)
Clinical Trials. Each Regulatory Lead will be responsible for the conduct of Clinical Trials and the various other Development activities addressed in the applicable Global Development Plan in such Regulatory Lead’s designated jurisdiction. With respect to each Clinical Trial, the applicable Regulatory Lead will determine the roles and allocate responsibility between the Partnership Parties for the conduct of such activities. The JXC will have decision-making authority with respect to the protocol for any Clinical Trial conducted under the Global Development Plan and the statistical analysis plan for any such Clinical Trial.
(i)
Clinical Development Lead. The Regulatory Lead will be responsible for designating the Clinical Development Lead in each jurisdiction for each Clinical Trial within such Regulatory Lead’s designated jurisdiction.
(1)
Medical Monitor. The Clinical Development Lead will be responsible for designating medical monitors for Clinical Trials conducted with respect to Collaboration Products in the Field in the Territory (each, a “Medical Monitor”). With respect to each Clinical Trial in a Regulatory Lead’s designated jurisdiction, such Clinical Development Lead will determine the roles and responsibilities of the Medical Monitors for such Clinical Trial.
(2)
Physician Leads. Each Partnership Party will be responsible for designating its own physician leads for activities conducted with respect to Collaboration Product Candidates and Collaboration Products in the Field (each, a “Physician Lead”). With respect to each Clinical Trial, the Clinical Development Lead will determine the roles and responsibilities of the Partnership Parties’ respective Physician Leads; provided that the Physician Leads may delegate their roles and responsibilities to non-MD personnel with the consent of the Clinical Development Lead, such consent not to be unreasonably delayed, conditioned or withheld.
(ii)
Clinical Operations Study Lead and Clinical Pharmacology Lead. The Regulatory Lead will be responsible for designating the Clinical Operations Study Lead(s) and Clinical Pharmacology Lead(s) in each jurisdiction for each Clinical Trial within such Regulatory Lead’s designated jurisdiction.

(c)
Conduct of Clinical Trials.
(i)
The Clinical Operations Study Lead shall be the Partnership Party responsible for conducting Clinical Trials of any Collaboration Product Candidate or Collaboration Product and will determine how to implement and carry out the day-to-day operations with respect to such Clinical Trials, including staffing, timelines, number and location of Clinical Trial sites, provided that such determinations shall at all times be consistent with the Global Development Plan (including the Development Budget) and this Agreement. The Clinical Operations Study Lead will oversee, manage and direct the day-to-day operations of the applicable Clinical Trial(s), consistent with the applicable Global Development Plan (including the Development Budget) and this Agreement. If applicable, the Partnership Party who is not the Clinical Operations Study Lead will support the authority of the Clinical Operations Study Lead of the applicable jurisdiction by causing its employees, consultants and service providers to cooperate with the Clinical Operations Study Lead with respect to day-to-day Clinical Trial activities.
(ii)
With respect to each Clinical Trial of a Collaboration Product, the JXC will review and approve the clinical trial agreement templates, confidential disclosure agreement templates and any other site-facing templates used in contracting with clinical trial sites, and any material modifications or updates thereto, as well as any material revisions thereto proposed by the applicable clinical trial sites; provided that approval shall not be unreasonably withheld, delayed or conditioned. The Clinical Operations Study Lead conducting such Clinical Trial shall use only clinical trial agreement templates, confidential disclosure agreement templates and other site-facing templates in their final form that the JXC has reviewed in accordance with the preceding sentence. Any such clinical trial agreement template, confidentiality agreement template or other site-facing template shall provide that such clinical trial agreement is fully assignable to the other Partnership Party or its Affiliate without consent of the clinical trial site if such other Partnership Party or its Affiliate takes over responsibility for the applicable Clinical Trial. In addition, prior to the commencement of each Clinical Trial, each Partnership Party will obtain and provide to the other Partnership Party for review a copy of each clinical trial site’s insurance policy with respect to such Clinical Trial. Notwithstanding the foregoing, [***]. Each Partnership Party will provide to the other Partnership Party all standard operating procedures, audit results and other information received by such Partnership Party under any CRO agreement, in a timely manner, to the extent related to the Collaboration Products.
(iii)
The Partnership Parties acknowledge and agree that the Regulatory Lead of a particular Clinical Trial under a Global Development Plan (i) will initiate and be the sponsor of such Clinical Trial under Applicable Law and will be responsible for ensuring that such Clinical Trial is conducted in compliance with all Applicable Law; and (ii) may, in its discretion, elect to designate the other Partnership Party as a “Co-Sponsor”, “Protocol Sponsor” or “Sponsor Collaborator” with respect to such Clinical Trial, in each case, as the Partnership Parties may mutually agree in a written “Transfer Of Regulatory Obligations” with respect to such election.

(iv)
The Clinical Pharmacology Lead will be responsible for all clinical pharmacology matters with respect to Collaboration Product Candidates and Collaboration Products, as further detailed in the applicable Global Development Plan.
(v)
Each Partnership Party shall promptly respond (and in no event later than [***] Business Days or such shorter time period as may be required under Applicable Law) to any request from the other Partnership Party for additional information arising from, relating to or otherwise in connection with any of the Clinical Trial matters (including Clinical Trial data) described or contemplated in this Section 3.1.2(c).
(vi)
Subject to Section 3.4, the Partnership Party that has responsibility for conducting a Clinical Trial will have the responsibility for specifying to the Manufacturing Working Group the requirements for the packaging and labeling of clinical drug supplies for such Clinical Trial in such Partnership Party’s designated jurisdiction, unless otherwise agreed by the Partnership Parties.
(d)
Data Management and Biostatistics. Unless otherwise determined by the JXC, the Clinical Operations Study Lead shall be responsible for management of all Clinical Trial data with respect to Collaboration Product Candidates and Collaboration Products in the Field in a designated jurisdiction, which may be accomplished through a Third Party subcontractor that hosts a database for such data; provided that, unless otherwise determined by the JXC, [***] shall be the lead for all Clinical Trial biostatistics matters (including, for the sake of clarity, all biostatistics matters for the Initial Collaboration Product in the Field in the Territory as of the Effective Date). Regardless of allocation of such responsibilities, both Partnership Parties shall have necessary access to such clinical database and analysis data subject to and in accordance with the applicable Clinical Trial protocol, including as follows: top line data; planned interim analyses; Data Safety Monitoring Board analyses; any final analyses according to study protocols; a copy of all clinical study reports (CSRs); and any other statistical analyses in accordance with the applicable Global Development Plan. Costs for hosting such database will be included within the Development Costs.
(e)
Non-Clinical Studies. Each Partnership Party will be responsible for conducting all non-clinical studies and other Research with respect to Collaboration Product Candidates and Collaboration Products, in accordance with the applicable Global Development Plan, subject to the oversight of the JXC in accordance with Section 2.2.2(a). The Partnership Parties will cooperate to develop the protocol for each non-clinical study under a Global Development Plan, and submit each such protocol for review and approval pursuant to each Partnership Party’s internal review process. Each protocol will be deemed to be final following approval under each Partnership Party’s internal review process. The Partnership Parties shall coordinate to ensure that the same version of each protocol is approved by both Partnership Parties. In the event of any dispute regarding any such protocol, the Partnership Parties may submit such dispute to the JXC for resolution. Each Partnership Party shall provide to the other Partnership Party any interim or final data or results from each non-clinical study of a Collaboration

Product Candidate or Collaboration Product promptly following such Partnership Party’s receipt thereof.
3.1.3.
Briefing the JXC. At each scheduled meeting of the JXC, each Partnership Party will provide detailed progress updates on activities conducted under the Global Development Plan, along with a summary of data associated with such activities, which updates and summaries will be provided to JXC members at least [***] days in advance of any JXC meeting. Such updates and summaries will be provided in a format mutually agreed to by the Partnership Parties.
3.1.4.
Diligence. Each Partnership Party will use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the activities assigned to it in a Global Development Plan, and to cooperate with the other Partnership Party in carrying out the Global Development Plan in accordance with the timelines therein. Each Partnership Party and its Affiliates will conduct its Research and Development activities with Collaboration Product Candidates and Collaboration Products in good scientific manner and in compliance with Applicable Law. Notwithstanding anything to the contrary contained herein, a Partnership Party or its Affiliates will not be obligated to undertake or continue any Research and Development activities with respect to Collaboration Product Candidates or Collaboration Products if such Partnership Party (or any of its Affiliates) reasonably determines that performance of such Research or Development activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property.
3.1.5.
Designation of Additional Collaboration Products. At any time during the Collaboration Products Term, either Partnership Party may propose to the other Partnership Party, through the JXC, to designate a product comprising or employing, in whole or in part, a Collaboration Product Candidate as an Additional Collaboration Product under this Agreement. The JSC, taking into consideration the recommendations of the JXC and in consultation with the JXC, shall discuss and determine whether to designate such product comprising or employing, in whole or in part, a Collaboration Product Candidate as an Additional Collaboration Product under this Agreement. Effective as of any such determination by the JSC, such product shall be deemed a Collaboration Product for all purposes under this Agreement. Notwithstanding anything to the contrary in this Agreement, any decision to designate a product comprising or employing, in whole or in part, a Product Candidate as an Additional Collaboration Product under this Agreement shall be made only by mutual agreement of the Partnership Parties (through the JSC), and shall not be subject to any Third Party dispute resolution.
3.2.
Medical Affairs Activities. The Partnership Parties, acting through the JXC, will develop and agree upon a medical affairs plan for each Collaboration Product in the Field that describes the Medical Affairs Activities to be conducted, on a jurisdiction-by-jurisdiction basis within the Territory and in accordance with the applicable Regional Commercialization Plan, key tactics and strategies for implementing those activities, the relative responsibilities of the Partnership Parties and the associated budget for such activities (such plan, the “Global Medical Affairs Plan” and such budget, the “Medical Affairs Budget”). Subject to the Initial Integrated

Budget (if applicable), the Partnership Parties will update the Medical Affairs Budget on an [***] basis for the next [***] no later than [***] and submit such updated Medical Affairs Budget to the JSC for approval for inclusion in the Integrated Budget. For each Collaboration Product, the Lead Commercialization Party shall lead and manage Medical Affairs Activities in such applicable jurisdiction and in accordance with the Global Medical Affairs Plan. The Lead Commercialization Party for such Collaboration Product will determine the number of MSLs to be deployed in each jurisdiction at least [***] months prior to potential launch.
3.3.
Commercialization.
3.3.1.
Responsibilities. Except as otherwise mutually agreed to by the Partnership Parties in writing, (a) Sirius-US shall be the Commercializing lead for the Initial Collaboration Product in Greater China, (b) CRISPR shall be the Commercializing lead for the Initial Collaboration Product in the United States, (c) the JXC shall determine the Commercializing lead for the Initial Collaboration Product in the remainder of the Territory and (d) the JXC shall determine the Commercializing lead for each Additional Collaboration Product on a jurisdiction-by-jurisdiction basis in the Territory. The Commercializing lead shall be referred to herein as the “Lead Commercialization Party” for such jurisdiction and applicable Collaboration Product (as applicable, the “Lead Commercialization Party”). The Lead Commercialization Party with respect to a jurisdiction will have sole responsibility for the conduct of Commercialization activities with respect to each Collaboration Product in such jurisdiction in its sole discretion, subject to compliance with the approved Global Commercialization Plan, Global Commercialization Budget and Regional Commercialization Plan(s) for such Collaboration Product, and the provisions of this Section 3.3.
3.3.2.
Global Commercialization Plans. The JXC will oversee the Commercialization of the Collaboration Products by the Partnership Parties in the Field in the Territory. No later than [***] months prior to the anticipated launch of each Collaboration Product in the Field in the first country in the Territory, the JXC will develop and submit to the JSC for approval a global Commercialization plan (each, a “Global Commercialization Plan”) that sets forth at a high level the Commercialization activities to be undertaken by the Partnership Parties for the first Calendar Year during which such Commercialization activities will occur and for the following Calendar Year with respect to the Commercialization of such Collaboration Product in the Field in the Territory. Subject to the Initial Integrated Budget (if applicable), the JXC will update each Global Commercialization Plan on [***] basis (or more frequently as needed) for the next [***] and submit it to the JSC for approval. Each Global Commercialization Plan will include (a) a Global Brand Strategy, (b) a Global Communication Strategy, (c) a Global Market Access and Value Strategy, (d) a Global Pricing Strategy, and (e) a budget for activities conducted under the Global Commercialization Plan (the “Global Commercialization Budget”). In addition, no later than [***] months prior to the anticipated launch of each Collaboration Product in the applicable country, each Lead Commercialization Party will develop one or more regional or country-level Commercialization plans (each, a “Regional Commercialization Plan”) for (w) in the case of Sirius-US, Greater China for the Initial Collaboration Product, (x) in the case of CRISPR, the United States for the Initial Collaboration Product, (y) for the Initial Collaboration Product outside of the United States and Greater China in the Territory on a jurisdiction-by-jurisdiction basis as designated by the JXC, and (z) for any Additional Collaboration Product on a jurisdiction-by-jurisdiction basis as designated by the JXC. Each Partnership Party will submit such Regional Commercialization Plans to the JXC for review and approval. Subject to the Initial Integrated Budget (if applicable), each Lead Commercialization Party will update its Regional Commercialization Plan(s) on [***] basis (or more frequently as needed) for the next [***] and submit them to the JXC for approval. Each such Regional Commercialization Plan must be consistent at all times with the then-current Global Commercialization Plan (including the Global Commercialization Budget) for the applicable Collaboration Product. Each Lead Commercialization Party may develop a budget for each respective Regional Commercialization Plan it is responsible for; provided that such budget is at all times consistent with the then-current Global Commercialization Budget for the applicable Collaboration Product.
3.3.3.
Elements of Global Commercialization Plan. Without limiting Section 3.3.2 and subject to Applicable Law, for each Collaboration Product, the JXC will develop each of the following strategies and submit them to the JSC for approval as part of the applicable Global Commercialization Plan in accordance with Section 3.3.2:
(a)
a global brand strategy for such Collaboration Product in the Field in the Territory, including a life cycle plan, launch sequencing, brand vision, positioning, key messaging, concept and imagery, Trademarks (including name and logos) and supporting market research (the “Global Brand Strategy”);
(b)
a global communication strategy for such Collaboration Product in the Field in the Territory, including plans for the coordination of messages between the Partnership Parties, public relations, conferences and exhibitions and other external meetings and communications, publications and symposia, congress presence and internet activities (the “Global Communication Strategy”);
(c)
a strategy for the managed markets and global market access for such Collaboration Product in the Field in the Territory, including payer strategy and account management, global value proposition, evidence plan to support the global value proposition, and the global value dossier, including economic models with respect to the global value proposition as well as a strategy to comply with any government programs, including required pricing submissions and rebates or discounts, including any special strategy for negotiation with pricing agencies in Europe (the “Global Market Access and Value Strategy”); and
(d)
a global pricing strategy for such Collaboration Product in the Field in the Territory (including list price, targeted net pricing, sales-weighted average discounts and rebates, the approach to pricing with different types of accounts and plans, types of discounts and rebates) (the “Global Pricing Strategy”), provided that the Lead

Commercialization Party in each jurisdiction shall have responsibility for the implementation of such global pricing strategy, including negotiating pricing and reimbursement with governments and private payers, in such jurisdiction.
3.3.4.
Commercialization Activities.
(a)
Training. The Lead Commercialization Party will prepare training programs and materials for employees and sales representatives with respect to the Collaboration Products in the Field in its respective jurisdiction, with the goal of ensuring compliance with all Applicable Laws and each Partnership Party’s compliance policies. The Lead Commercialization Party will be solely responsible for training its employees and sales representatives in accordance with such training program, consistent with the Global Communication Strategy.
(b)
Trademarks and Names. The JXC will select one or more product Trademarks and product names (both generic and brand names) for each Collaboration Product throughout the world consistent with the applicable Global Brand Strategy. Each Collaboration Product will be promoted and sold in the Field in the Territory under the applicable Trademarks and product names.
(c)
Field Sales. The Lead Commercialization Party will have the sole right to promote the applicable Collaboration Product in the Field (including performing sales calls) in its respective jurisdiction in accordance with the applicable Regional Commercialization Plan.
(d)
Distribution and Patient Services. The Lead Commercialization Party will be responsible for distribution and patient services for each Collaboration Product in its respective jurisdiction, including contracting with applicable service providers, such activities to be determined by the Lead Commercialization Party and included in the Regional Commercialization Plan(s) for such Collaboration Product.
(e)
Booking Sales; Distribution. The Lead Commercialization Party will have the sole right to invoice, sell and book all sales of each Collaboration Product in its respective jurisdiction and will be responsible for warehousing and distributing such Collaboration Product in its respective jurisdiction.
(f)
Template Agreements. The JXC will review and approve templates of distribution agreements, pharmacy benefit manager agreements and other subcontractor agreements used in Commercialization of Collaboration Products, and any material modifications or updates thereto, as well as any material revisions thereto proposed by the applicable subcontractors. The Lead Commercialization Party shall use only distribution agreements, pharmacy benefit manager agreements and other subcontractor agreements used in Commercialization in their final form that the JXC has reviewed in accordance with the preceding sentence. Any such template shall provide that such agreement is fully assignable to the other Partnership Party or its Affiliate without consent of the subcontractor if such other Partnership Party or its Affiliate takes over responsibility for the applicable Commercialization activities.

3.3.5.
Diligence. Except as otherwise agreed to by the Partnership Parties in writing, subject to obtaining the applicable Regulatory Approval, (a) Sirius-US will use Commercially Reasonable Efforts to Commercialize the Initial Collaboration Product in the Field in Greater China; (b) CRISPR will use Commercially Reasonable Efforts to Commercialize the Initial Collaboration Product in the Field in the United States; (c) the applicable Lead Commercialization Party shall use Commercially Reasonable Efforts to Commercialize the Initial Collaboration Product in the Field in the applicable country or region in the Territory other than Greater China and the United States, and (d) each Partnership Party will use Commercially Reasonable Efforts to Commercialize any Additional Collaboration Product in the Field in the Territory in its applicable jurisdiction. Each Partnership Party and its Affiliates will conduct its Commercialization activities in compliance with Applicable Law and the relevant Global Commercialization Plan. Notwithstanding anything to the contrary contained herein, a Partnership Party or its Affiliates will not be obligated to undertake or continue any Commercialization activities with respect to any Collaboration Product in the Field if such Partnership Party (or any of its Affiliates) reasonably determines that performance of such Commercialization activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property.
3.4.
Manufacturing.
3.4.1.
Quality Agreement. As promptly as possible after the [***] Date, but no later than [***] days after the [***] Date (or such later date as agreed by the Partnership Parties), the Partnership Parties will negotiate in good faith and agree on a quality agreement for the Initial Collaboration Product and Initial Collaboration Product Candidate, including quality analysis and control criteria for the Manufacture of such Initial Collaboration Product Candidate and Initial Collaboration Product, electronic system compliance, responsibilities for managing Clinical Trials and pre-clinical studies, and joint decision-making criteria (as may be amended, the “Initial Quality Agreement”). For any Additional Collaboration Product Candidate and Additional Collaboration Product, as determined by the JXC, the Partnership Parties will negotiate in good faith and agree on a quality agreement for such Additional Collaboration Product Candidates and Additional Collaboration Products (together with the Initial Quality Agreement and as may be amended, each a “Quality Agreement”). Any Quality Agreement will be consistent with the relevant provisions of the applicable Pharmacovigilance Agreement.
3.4.2.
Working Group.
(a)
After the [***] Date, the JXC will establish a manufacturing working group (the “Manufacturing Working Group”) to operationalize the Manufacture of the Collaboration Product Candidates and Collaboration Products in accordance with an applicable manufacturing plan (as may be amended from time to time, each a “Global Manufacturing Plan”), including a corresponding budget (as may be amended, each a “Manufacturing Budget”), to be prepared by the Manufacturing Working Group and approved by the JXC thereafter. For the Initial Collaboration Product and Initial Collaboration Product Candidate such Global Manufacturing Plan and Manufacturing Budget shall be prepared within [***] days after the [***] Date (or such later date as agreed by the Partnership Parties). For any Additional Collaboration Product Candidate and Additional Collaboration Product the Manufacturing Working Group will prepare a Global Manufacturing Plan and Manufacturing Budget for such Additional Collaboration Product Candidates and Additional Collaboration Products as and when determined by the JXC.
(b)
The JXC will select the members of the Manufacturing Working Group as provided in Section 2.4.2 and in this Section 3.4.2. Subject to Section 3.4.3(a), unless otherwise mutually approved by the Partnership Parties in writing for the Initial Collaboration Product: (i) [***] will be the lead party on Manufacturing matters; provided that at all times at least [***] of the members of the Manufacturing Working Group will be [***] representatives; (ii) the leader of the Manufacturing Working Group will act as the Manufacturing Lead (the “Manufacturing Lead”) on the Project Team; and (iii) the members of the Manufacturing Working Group shall be reasonably and consistently available to participate in the activities of the Manufacturing Working Group and shall have appropriate expertise in the pharmaceutical business, drug discovery or development, manufacturing or commercialization, as applicable. For any Additional Collaboration Product or Additional Collaboration Product Candidate, the JSC will determine the lead Partnership Party on Manufacturing matters and the Partnership Party that will be the leader of the Manufacturing Working Group and the composition of the Manufacturing Working Group for such Additional Collaboration Product or Additional Collaboration Product Candidate.
(c)
The Manufacturing Working Group will report to the JXC and will collaborate with the other functions on the Project Team. The Manufacturing Working Group’s responsibilities will include: (i) subject to the Initial Integrated Budget (if applicable), on [***] basis (or more frequently as needed), preparing updates to the applicable Global Manufacturing Plan for the next [***], including the Manufacturing Budget, and submitting such updates to the JXC for review, discussion and approval in accordance with Section 2.4.2; (ii) developing plans to transfer Manufacturing-related Know-How between the Partnership Parties as needed to facilitate the Manufacture of any Collaboration Product Candidates and Collaboration Products (each a “Global Manufacturing Transfer Plan”); (iii) establishing standards applicable to each Partnership Party’s Manufacturing activities and reviewing each Partnership Party’s performance against such standards; (iv) conducting technical reviews; (v) making recommendations to the JXC regarding capacity planning, supply plans and supply continuity planning for the Collaboration Product Candidates and Collaboration Products; (vi) making recommendations to the JXC regarding the Manufacturing process for each Collaboration Product Candidate and Collaboration Product and any changes thereto; (vii) sharing planning and budgeting information for the Manufacture of Collaboration Product Candidates and Collaboration Products with the JXC; (viii) reviewing and sharing the results of regulatory and environmental, health and safety inspections and audits related to the Manufacture of the Collaboration Product Candidates and Collaboration Products with the JXC; (ix) managing CMOs conducting Manufacturing activities with respect to the Collaboration Product Candidates and Collaboration

Products; and (x) conducting any technology transfer approved by the JXC and in accordance with Section 3.4.3. The Manufacturing Working Group shall use good faith efforts to reach consensus on the matters for which it is responsible, with each Partnership Party’s representatives on the Manufacturing Working Group having collectively one (1) vote; provided that if, despite the use of such good faith efforts for a reasonable period of time (taking into account the nature of the relevant dispute), the Partnership Parties’ representatives are unable to reach consensus on a given matter and such matter does not require the JXC’s approval, for the Initial Collaboration Product and Initial Collaboration Product Candidate [***] may take action with respect to the relevant matter in the manner CRISPR deems appropriate and for any Additional Collaboration Product Candidate and Additional Collaboration Product, the Manufacturing Lead may take action with respect to the relevant matter in the manner such Partnership Party deems appropriate; provided that such action is consistent with the applicable Global Manufacturing Plan, including the Manufacturing Budget, and Applicable Law. The Manufacturing Working Group will report to the applicable JXC for Development-related Manufacturing matters and Commercialization-related Manufacturing matters.
3.4.3.
Responsibility.
(a)
Initial Collaboration Product. With respect to the existing Phase II Clinical Trials for the Initial Collaboration Product being conducted as of the Effective Date, [***] shall be responsible for Manufacturing or having Manufactured all supplies of the Initial Collaboration Product and Initial Collaboration Product Candidate for such Clinical Trials until the completion of active enrollment of the Phase II Clinical Trials in accordance with the Global Manufacturing Plan as applicable to such Clinical Trials and on a Phase II Clinical Trial-by-Phase II Clinical Trial basis. Thereafter, [***] shall become responsible for Manufacturing or having Manufactured all supplies of the Initial Collaboration Product and Initial Collaboration Product Candidates for any other Clinical Trials for the Initial Collaboration Product in the Territory in accordance with the applicable Global Manufacturing Plan and subject to the Manufacturing Budget, subject to the oversight of the Manufacturing Working Group and the JXC; provided that [***].
(b)
Additional Collaboration Products. For any Additional Collaboration Product (or any Additional Collaboration Product Candidate), the Manufacturing Lead or its relevant Affiliates shall be responsible for Manufacturing or having Manufactured all pre-clinical, clinical and commercial supplies of such Additional Collaboration Product and Additional Collaboration Product Candidate for the Territory in accordance with the applicable Global Manufacturing Plan and subject to the applicable Manufacturing Budget, subject to the oversight of the Manufacturing Working Group and the JXC.
(c)
Each Partnership Party leading Manufacturing will be responsible for determining how to carry out the day-to-day operations with respect to such activities in such Partnership Party’s designated jurisdiction; provided such activities are conducted in accordance with the Global Manufacturing Plan, Manufacturing Working Group guidance and strategy and all Applicable Laws. The Partnership Parties, acting through the Manufacturing Working Group, will ensure the process for Manufacturing a

Collaboration Product is finalized prior to the initiation of Manufacturing activities for the supply of a Phase III Clinical Trial of such Collaboration Product or any expansion of an ongoing Clinical Trial that is intended to serve as a Phase III Clinical Trial of such Collaboration Product.
3.4.4.
Sharing of Manufacturing Information. Subject to this Section 3.4.4, each Partnership Party shall, upon the other Partnership Party’s request, provide to such other Partnership Party such information as may be requested by such other Partnership Party with respect to the Manufacture of any Collaboration Product Candidate or Collaboration Product under this Agreement for Research, Development, Commercialization or Manufacturing purposes. Without limiting the foregoing, each Partnership Party will, within [***] Business Days of the other Partnership Party’s request, provide to the requesting Partnership Party any information requested with respect to the non-requesting Party’s Manufacturing activities, including site qualification and scale-up activities. Each Partnership Party shall, and shall cause its Affiliates to, use Commercially Reasonable Efforts to segregate all non-public information provided under this Section 3.4.4 from the information relating to any research, development, manufacture and/or commercialization of products outside the scope of this Agreement and shall limit access to such information to those personnel involved in the activities under this Agreement (including management personnel who may review and evaluate plans and information regarding the Collaboration Product Candidates and Collaboration Products in connection with portfolio decision-making). Notwithstanding the foregoing, if the JXC determines that a CMO will Manufacture the Collaboration Product Candidates or Collaboration Products, [***] shall directly transfer to such CMO any information controlled by or otherwise in the possession of [***] (and its Affiliates) and necessary or reasonably useful for the CMO to enable the Manufacture of such Collaboration Product Candidates or Collaboration Products, provided that such transfer obligation shall not limit [***] obligations to transfer information directly to [***] pursuant to this Section 3.4.4.
3.4.5.
CMO Agreements.
(a)
Subject to Section 3.4.5(b), the Manufacturing Lead will be responsible for contracting with any CMO with respect to the Manufacture of the Collaboration Product Candidates and Collaboration Products; provided that with respect to the Initial Collaboration Product, [***] will be responsible for CMO contracting following the transfer to [***] of Manufacturing responsibility for the Initial Collaboration Product. Following the transfer to [***] of Manufacturing responsibility for the Initial Collaboration Product and upon [***] request, [***] will use Commercially Reasonable Efforts to assign to [***] or its designee all then-existing Manufacturing contracts with CMOs that are specific to the Manufacture of the Initial Collaboration Product and Initial Collaboration Product Candidate, including the agreements set forth on Schedule 3.4.5(a). Notwithstanding the foregoing and subject to Section 3.4.5(b), [***] shall also have the right to elect to enter into a supply agreement directly with [***] CMO. In such case, [***] shall provide to [***] its Manufacturing Costs then in effect with such CMO and any additional reasonable assistance to [***] in negotiating with

[***] CMO. Upon [***] request, [***] will use Commercially Reasonable Efforts to assist [***] in negotiating in good faith and executing a manufacturing and supply agreement subject to Section 3.4.5(b), pursuant to which [***] CMO engaged by [***] or its Affiliates to Manufacture the Initial Collaboration Product and Initial Collaboration Product Candidate will supply [***] with the requirements of Initial Collaboration Product and Initial Collaboration Product Candidate in the Territory in accordance with the Global Development Plan, Global Commercialization Plan and applicable Regional Commercialization Plan.
(b)
The JXC will review and approve (i) templates of agreements, including quality agreements, between a Partnership Party and a CMO or a contract testing facility to be utilized following the [***] Date with respect to the Manufacture of any Collaboration Product Candidates and Collaboration Products, or any intermediate thereof, under this Agreement, any material modifications or updates thereto, and (ii) any material modifications or updates to agreements entered between a Partnership Party and a CMO or a contract testing facility prior to the [***] Date; provided that in each case, clause (i) and (ii), such approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, [***].
3.5.
Pharmacovigilance.
3.5.1.
Pharmacovigilance Agreement. The Partnership Parties will negotiate in good faith and agree on processes and procedures for sharing safety information for Collaboration Products no later than [***] days after the [***] Date (or such later date as agreed by the Partnership Parties). The agreed upon processes and procedures will be set forth in a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) containing mutually agreed terms and conditions that are customary for agreements of this type. The Pharmacovigilance Agreement will include provisions establishing a joint safety oversight working group to oversee the conduct of the Partnership Parties’ activities under the Pharmacovigilance Agreement and to coordinate the Partnership Parties’ interactions with respect to pharmacovigilance activities.
3.5.2.
Safety Database. The JXC will establish the pharmacovigilance and safety strategy for each Collaboration Product. Pursuant to such strategy, [***] will establish the global safety database for the Initial Collaboration Product and the JXC shall determine the Partnership Party to establish the global safety database for any Additional Collaboration Products (each a “Global Safety Database”). The applicable Partnership Party will maintain a global database of safety information including, but not limited to, adverse events and pregnancy reports for such Collaboration Product, which will be used for regulatory reporting and responses to safety queries from Regulatory Authorities by both Partnership Parties, and the other Partnership Party shall have full and unlimited access to such database. The other Partnership Party will, and will cause its Affiliates to, transfer all adverse events information in its or their possession or control to the Global Safety Database within a mutually agreed period of time that provides the Regulatory Lead with sufficient time to enter all of the data and to obtain validation of the database.

The Regulatory Lead for the European Union and the United Kingdom will also designate the Partnership Party responsible for employing a Qualified Person for Pharmacovigilance and maintaining a Pharmacovigilance System Master File (PSMF) in the European Union or the United Kingdom, as applicable.
3.5.3.
Risk Management and Signal Detection Activities. With respect to the Phase II Clinical Trials for the Initial Collaboration Product being conducted as of the Effective Date, [***] shall be primarily responsible for all signal detection and risk management activities, until the completion of active enrollment of the Phase II Clinical Trials in accordance with the Global Development Plan as applicable to such Clinical Trials and on a Phase II Clinical Trial-by-Phase II Clinical Trial basis. Thereafter, (1) [***] will continue to be the Partnership Party primarily responsible for all signal detection and risk management activities for the Phase III Clinical Trials for the Initial Collaboration Product in [***] (for so long as such trial is solely conducted in [***]) and (2) CRISPR shall be the Partnership Party primarily responsible for all signal detection and risk management activities for the Phase III Clinical Trials for the Initial Collaboration Product in [***] (including any global trial that is conducted in [***]). The JXC shall determine the Partnership Party to be primarily responsible for all signal detection and risk management activities for any Additional Collaboration Products. These signal detection activities shall include, but are not limited to, proactive review and evaluation of all safety information from the Global Safety Database (including by way of example, individual case safety reports, aggregate safety information, literature reports, and non-clinical data) and period reporting (e.g., DSUR, PBRER).
3.5.4.
Notice of Certain Events. A Partnership Party will notify the other Partnership Party and the Regulatory Lead for the applicable Collaboration Product or jurisdiction will notify Regulatory Authorities within the timeline required by Applicable Law, in accordance with the requirements of the Pharmacovigilance Agreement, after a Partnership Party or any Affiliate thereof becomes aware of the occurrence of any Specified Clinical Event (as hereinafter defined), and such Partnership Party will provide the other Partnership Party with reasonably detailed information regarding such Specified Clinical Event. A Partnership Party shall provide the other Partnership Party with reasonably detailed updates, in accordance with the notice procedures set forth in the Pharmacovigilance Agreement, about any such Specified Clinical Event. For purposes hereof, the term “Specified Clinical Event” shall mean any untoward or unintended response to any study drug that is required to be reported to a Regulatory Authority as an expedited safety report in accordance with 21 C.F.R. § 312.32(c)(1)(i) or 21 C.F.R. § 312.32(c)(2) or applicable foreign equivalent regulations governing expedited reporting (i.e., a “serious and unexpected suspected adverse reaction” or an “unexpected fatal or life-threatening suspected adverse reaction”) with respect to any Collaboration Product.

Article 4.

Licensed Product Matters

4.1.
Licensed Targets; Target Selection.
4.1.1.
Initial Licensed Targets. As of the Effective Date, Schedule 1.127(a) sets forth the two (2) Initial Licensed Targets designated by CRISPR. For the avoidance of doubt, each such Initial Licensed Target is not (a) [***] or (b) subject to Section 4.1.6 with respect to [***], the subject of [***].
4.1.2.
Licensed Target Substitution. [***], CRISPR may elect to substitute either or both of the two (2) Initial Licensed Targets (or any subsequent Licensed Target) with [***] upon written notice to Sirius (the “Substitution Notice”); provided that (a) CRISPR [***] Target or [***] Target ([***]) for a Licensed Target without Sirius’ written consent, and (b) CRISPR shall not be permitted to substitute Licensed Targets more than [***] times in the aggregate (the “Substitution Cap”). Subject to Sections 2.1.3 and 2.1.5, the Parties will develop a Research Plan for such Licensed Target and the JSC will review such plan and agree upon a final Research Plan for such Licensed Target. For the purpose of this Agreement, (i) [***] and (ii) [***].
4.1.3.
Reserved Licensed Target List. A list of five (5) Targets selected by CRISPR (each such Target, a “Reserved Target,” and collectively, the “Reserved Targets” and such list, the “Reserved Licensed Target List”) is attached to this Agreement as Schedule 1.127(b). CRISPR may remove Targets from the Reserved Licensed Target List upon providing a Substitution Notice to Sirius and thereafter such removed Target will no longer be a Reserved Target. For the avoidance of doubt, each such Reserved Target is not (a) [***], or (b) [***].
4.1.4.
[***] Target Update. If a proposed Target is not selected as a substitute Licensed Target due to it being [***] Target, such Target will not count against the Substitution Cap. If, during the Nomination Period, such Target ceases to be [***] Target, Sirius will promptly notify CRISPR that such Target is no longer [***] Target, and, thereafter, subject to the Substitution Cap, CRISPR may at its option (exercisable at any time within [***] days of CRISPR’s receipt that such Target is no longer [***] Target) replace a Licensed Target with such Target.
4.1.5.
[***]. [***].
4.1.6.
[***]. [***].
4.2.
Research Overview. The Parties will conduct the activities set forth in each Research Plan in accordance with the applicable Research Budget for the purpose of designing and advancing Licensed Product Candidate(s) Targeting the applicable Licensed Target. CRISPR will reimburse Sirius for all Research Program Expenses incurred by Sirius in performing Sirius Activities under a Research Plan in accordance with the applicable Research Budget pursuant to Section 7.3.1.

4.2.1.
Research Plan; Periodic Update. Promptly after the License Date, the Parties shall, through the JSC, agree upon the Research Plan for each Initial Licensed Target, which will be attached to this Agreement as Exhibit A-1 and Exhibit A-2 without any further action by the Parties or an amendment to this Agreement pursuant to Section 12.5. During the Research Term, CRISPR and Sirius will together periodically (no less than [***]) review the Research Plans and, through the JSC, agree upon and make the necessary changes thereto.
4.2.2.
Option Exercise Data Package. Within [***] days after completion of all Research Activities as provided in the applicable Research Plan, Sirius will provide CRISPR with an Option Exercise Data Package for the relevant Research Program. During the Option Period, CRISPR may exercise the CRISPR Option for the relevant Licensed Target as provided in Section 4.3.1; provided, that if, within [***] days after receipt of the Option Exercise Data Package, CRISPR notifies the JSC that it has determined (in good faith) that additional Research with respect to the relevant Licensed Target and Licensed Product Candidate should be conducted (such notice, a “Continuation Notice” and such Research, “Continuation Research”), and either (a) [***] or (b) [***], the Research Program Working Group will meet and in good faith determine such amendments to the applicable Research Plan as are required to define the activities to be conducted in connection with such Continuation Research and will submit such amendments to the JSC for approval. Following the JSC’s approval of such amendment, (x) the Parties will conduct the Continuation Research in accordance with Section 4.2.4, subject to any limitations or conditions that may be agreed to by the Parties in agreeing to conduct the Continuation Research under the foregoing clause (b), (y) CRISPR will reimburse the Research Program Expenses for such activities as provided in Section 7.3.1 and (z) the Research Program Working Group will monitor performance of such Continuation Research and meet no less than [***] per [***] (or more frequently as determined by the JSC) to discuss the status thereof. Within [***] days following the completion of the Continuation Research, Sirius will provide CRISPR with a revised Option Exercise Data Package reflecting the results of the Continuation Research. Sirius will provide to CRISPR any additional Know-How or data Controlled by Sirius relating to the applicable Licensed Target as CRISPR may reasonably request after delivery of the Option Exercise Data Package. For clarity, the preceding sentence shall not impose any obligation on Sirius to generate additional Know-How or data.
4.2.3.
Research Term. The term for the conduct of the Research Programs (each a “Research Term”) will begin on the License Date and will continue until the earliest of (a) completion of all Research Activities as provided in each Research Plan (including, for the avoidance of doubt, any Continuation Research), (b) [***] years after the designation of the applicable Licensed Target, or (c) the Parties agree in writing to earlier terminate such Research Activities; provided, however, that if the Research Term ends pursuant to the foregoing clause (b) and any activities under a Research Plan are incomplete at such time, the Parties will complete such activities in accordance with the Research Plan, and the Research Term will be extended with respect to such Research Plan(s) for up to [***] additional months to complete such activities or such longer period as may be agreed upon by the Parties in writing, unless earlier terminated upon written agreement of the Parties or upon early termination of this Agreement pursuant to Section 10.2. For clarity, the expiration of the Research Term will not affect CRISPR’s rights or Sirius’ obligations with respect to any Licensed Target for which CRISPR has exercised its CRISPR Option as provided in Section 4.3.1 or for which the Option Period has not occurred. For avoidance of doubt, notwithstanding CRISPR’s exercise of the CRISPR Option with respect to a Licensed Target that is the subject of a Research Program, the applicable Research Term shall continue in accordance with this Section 4.2.3 and shall not automatically terminate upon such exercise.
4.2.4.
Research Activities. Sirius will use Commercially Reasonable Efforts to perform, or cause to be performed, the Research Activities for which Sirius is responsible under such Research Plan in accordance with the timelines and Research Budget set forth therein. Sirius and its Affiliates will conduct its Research Activities in good scientific manner and in compliance with Applicable Law. Notwithstanding anything to the contrary contained herein, Sirius or its Affiliates will not be obligated to undertake or continue any Research Activities if Sirius (or any of its Affiliates) reasonably determines that performance of such Research and Development activity would violate Applicable Law or infringe or misappropriate a Third Party’s intellectual property. In the event that CRISPR reasonably determines that Sirius has failed to use Commercially Reasonable Efforts to perform, or cause to be performed, the Research Activities pursuant to this Section 4.2.4, CRISPR may (but is not obligated to) request that the responsibility of such Research Activities be transferred to CRISPR or a Subcontractor designated by CRISPR. Sirius shall fully cooperate in such transition to CRISPR or a designated Subcontractor, including any technology transfer necessary with respect to Licensed Sirius Technology, Materials and records relating to the Research Activities. This Section 4.2.4 does not limit any other remedies available at law or equity CRISPR may have hereunder, including enforcement of this Agreement.
4.2.5.
Briefing the JSC. At each regularly scheduled meeting of the JSC, each Party will provide detailed progress updates on Research Activities along with a summary of data associated with such Research Activities, which updates and summaries will be provided to JSC members at least [***] Business Days in advance of any JSC meeting. The agenda for meetings of the JSC will be set by the JSC representatives.
4.2.6.
Research Program Expenses. Except to the extent that the Parties mutually agree to share Expenses and Manufacturing Costs for any Research, all Research Program Expenses incurred by Sirius in connection with Sirius Activities in accordance with the applicable Research Plan and associated Research Budget will be reimbursed by CRISPR in accordance with Section 7.3.1, and all costs and expenses incurred by CRISPR in connection with CRISPR Activities will be borne solely by CRISPR.

4.2.7.
Transfer of Materials. To the extent applicable, to facilitate the conduct of Research Activities, each Party will provide any Materials required by the Research Plan to be transferred to the other Party, and each Party may provide to the other Party certain other Materials. Except as otherwise expressly set forth herein, all Materials (including any progeny, unmodified derivatives and modifications thereof) (a) will remain the sole property of the supplying Party, (b) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement, (c) will remain solely under the control of the receiving Party, (d) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than a permitted Subcontractor) without the prior written consent of the supplying Party, and (e) will not be used in research or testing involving human subjects, unless expressly agreed in writing. Subject to Sections 8.1 and 8.2, as applicable, all Materials supplied under this Section 4.2.7 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.
4.2.8.
Manufacturing Matters. Sirius shall have the primary responsibility for Manufacture of the Licensed Product Candidates in quantities necessary to conduct the Sirius Activities in accordance with the Research Plans, and, unless the Parties mutually agree to share equally such Manufacturing Costs, CRISPR shall reimburse such associated Manufacturing Costs as Research Program Expenses subject to reconciliation in accordance with Section 7.3.1.
4.3.
CRISPR Option.
4.3.1.
Option and Option Period. Subject to the terms and conditions of this Agreement, Sirius hereby grants to CRISPR and its Affiliates an exclusive option to obtain an Exclusive License with respect to each of the two (2) Licensed Targets (each a “CRISPR Option”). During the period that starts on the License Date and ends upon the later of (a) [***] or (b) [***] (each an “Option Period”), CRISPR will notify Sirius as to whether or not CRISPR is exercising the applicable CRISPR Option (each a “CRISPR Option Notice”); provided, that if, following receipt of the applicable Option Exercise Data Package, CRISPR delivers a Continuation Notice to the JSC, the Option Period will be extended until the date that is [***] days after CRISPR’s receipt of a revised Option Exercise Data Package reflecting the results of the Continuation Research as provided in Section 4.2.2; provided further, that [***]. If CRISPR or its designated Affiliate delivers a CRISPR Option Notice to Sirius in writing, Sirius will, and hereby does, grant to CRISPR or its designated Affiliate the applicable Exclusive License with respect to Licensed Targets and Licensed Products, CRISPR will pay Sirius the Option Exercise Fee in accordance with Section 7.3.2 with respect to such Licensed Target; provided, however, that CRISPR in its sole discretion but in good faith consultation with Sirius shall determine whether an HSR Filing is required to be made under the HSR Act to exercise the CRISPR Option and notify Sirius in writing of such determination within [***] days after CRISPR’s receipt of the complete Option Exercise Data Package, and if an HSR Filing is required the Parties will promptly file an HSR Filing in accordance with and subject to Section 4.3.2 and CRISPR’s election to exercise the applicable CRISPR Option will not be effective (and CRISPR will not be obligated to make any payment under Section 7.3.2) until the HSR Clearance. If CRISPR fails to timely exercise the CRISPR Option in accordance with this Section 4.3.1 and subject to Section 4.3.2, the CRISPR Option shall expire and be of no further force or effect, both Parties’ obligations under Section 4.2 shall terminate with respect to the relevant Licensed Target, such Licensed Target shall no longer be a Licensed Target nor a Reserved Target and CRISPR shall be deemed to have terminated the relevant Research Program for purposes of Article 10 of this Agreement. For avoidance of doubt, CRISPR shall be entitled to freely assign each CRISPR Option to any of its Affiliates without Sirius’ prior written consent.
4.3.2.
HSR Compliance.
(a)
HSR Filing. If CRISPR notifies Sirius with a CRISPR Option Notice pursuant to Section 4.3.1 that an HSR Filing is required for CRISPR to receive the applicable Exclusive License with respect to a Licensed Target, each of CRISPR and Sirius will, as promptly as practicable and in any event within [***] days after such CRISPR Option Notice (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”), any HSR Filing required with respect to the transactions contemplated hereby. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party will be responsible for its own costs and expenses (other than filing fees, which CRISPR will pay) associated with any HSR Filing.
(b)
HSR Clearance. In furtherance of obtaining clearance for an HSR Filing filed pursuant to this Section 4.3.2(b), Sirius and CRISPR will use their respective Commercially Reasonable Efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law, and to otherwise obtain HSR Clearance as promptly as practicable. In connection with obtaining HSR Clearance from the FTC, the DOJ or any other Governmental Authority, CRISPR and its Affiliates will not be required to, and Sirius and its Affiliates will not be required to, (i) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of CRISPR or any of its Affiliates or Sirius or any of its Affiliates (or consent to any of the foregoing actions); or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (i) above. Neither Party may seek early termination (or early determination) of the HSR Act waiting period without the other Party’s prior written consent, or commit to or agree to stay, toll, or extend any applicable waiting period under the HSR Act, or pull or refile any filing made under the HSR Act, or enter into any timing agreement or agree not to consummate the transactions contemplated hereby for any period of time, without the other Party’s prior written consent.

4.4.
Responsibilities Following Exercise of CRISPR Option. Following the applicable Option Exercise Date, with respect to each optioned Licensed Target and applicable Licensed Product Candidates and Licensed Products:
4.4.1.
Research and Development Matters. Subject to Section 4.6, as between the Parties, CRISPR shall have sole and exclusive control over all matters relating to the Research and Development of such Licensed Target, Licensed Product Candidates and Licensed Products in the Field in the Territory. CRISPR may request that Sirius perform additional Research activities with respect to a Licensed Product in the Field in the Territory at any time prior to the first receipt of an IND approval or equivalent Regulatory Approval in the applicable jurisdiction. Upon mutual agreement by the Parties, the Parties shall update the applicable Research Plan and Research Budget for approval by the JSC.
4.4.2.
Regulatory Matters.
(a)
As between the Parties, CRISPR shall have sole and exclusive authority to (i) prepare and file Regulatory Filings and seek Marketing Approvals, as applicable, each in its own name (or the name of its designee(s)), for all Licensed Products in the Field in the Territory; (ii) conduct all correspondence, meetings, teleconferences and other communications with Regulatory Authorities with respect to such Licensed Products in the Field in the Territory, both prior to and following Marketing Approval, including all communications and decisions with respect to (1) labeling of Licensed Products, and (2) the negotiation of pricing and reimbursement of the Licensed Products; and (iii) file all INDs, NDAs and other filings with Regulatory Authorities for all Licensed Products in the Field in the Territory. Without limiting the foregoing, during the Term, neither Sirius nor its Affiliates will prepare or file any Regulatory Filings with any Regulatory Authority with respect to any Licensed Product Candidate or Licensed Product in the Field in the Territory.
(b)
As between the Parties, ownership of all right, title and interest in and to all Regulatory Filings and Regulatory Approvals that are directed to any Licensed Product in the Field in each country of the Territory will be held by and in the name of CRISPR, its Affiliates, or Sublicensees.
(c)
Upon CRISPR’s reasonable request, Sirius will, and will cause its Affiliates to, cooperate with CRISPR with respect to all regulatory matters relating to any Licensed Product in the Field in the Territory, including without limiting the foregoing, (i) assisting CRISPR in preparing Regulatory Filings for Licensed Products and making all information Controlled by Sirius or its Affiliates available to CRISPR to the extent necessary or reasonably useful in connection with such Regulatory Filings; and (ii) supporting the Development of Licensed Products by providing Regulatory Authorities with direct access to, and the right to audit, any Know-How that are Controlled by Sirius or its Affiliates and are relied on by CRISPR in its Regulatory Filings for Licensed Products in the Field in the Territory. [***]. For the avoidance of doubt, [***].

4.4.3.
Manufacturing Matters.
(a)
[***], if the JSC determines that Sirius is better positioned to do so, Sirius will continue to Manufacture the Licensed Product Candidate and Licensed Product in quantities and timelines reasonably requested by CRISPR and necessary to perform the applicable Clinical Trials for such Licensed Product. Sirius will invoice CRISPR for the Manufacturing Costs of such Licensed Product Candidates and Licensed Products upon delivery in accordance with this Section 4.4.3(a) and CRISPR will pay the undisputed invoiced amounts within [***] days following receipt of such invoice.
(b)
[***], at CRISPR’s election, the Parties shall use Commercially Reasonable Efforts to enter into an agreement containing commercially reasonable terms governing the supply by Sirius of the Licensed Product Candidates and Licensed Products for such Development use by CRISPR (the “Clinical Supply Agreement”) within [***] months after CRISPR’s election to enter into such Clinical Supply Agreement. If the Parties agree to enter into a Clinical Supply Agreement, then, unless otherwise agreed in such Clinical Supply Agreement, the following terms shall apply: Sirius shall deliver the Licensed Product Candidate and Licensed Product [***]. Sirius will invoice CRISPR for such Licensed Product Candidates and Licensed Products upon delivery in accordance with this Section 4.4.3(b) on a Calendar Quarterly basis and CRISPR will pay the undisputed invoiced amounts within [***] days following receipt of such invoice. The cost of the Licensed Product Candidate and Licensed Product at a price equal to [***] of Sirius’ Manufacturing Costs in accordance with rolling and binding forecasts to be included in the applicable Clinical Supply Agreement.
(c)
No later than [***] months prior to the date that CRISPR reasonably anticipates filing an NDA or equivalent Marketing Approval for an applicable Licensed Product, at CRISPR’s election, the Parties shall use Commercially Reasonable Efforts to enter into an agreement, whether as a standalone agreement or an amendment and restatement of an existing Clinical Supply Agreement for such Licensed Product, containing commercially reasonable terms, governing the supply by Sirius of the Licensed Product Candidates and Licensed Products for such Commercialization use by CRISPR (the “Commercial Supply Agreement”) within [***] months after CRISPR’s election to enter into such Commercial Supply Agreement; provided that neither Party shall be obligated to enter into such Commercial Supply Agreement.
(d)
Upon CRISPR’s request, Sirius will, at such time as mutually determined by the Parties, use Commercially Reasonable Efforts to assign to CRISPR or its designee all then-existing Manufacturing contracts with CMOs that are related to the Manufacture of Licensed Product Candidates or Licensed Products. Notwithstanding the foregoing, CRISPR shall also have the right to elect to enter into a supply agreement directly with Sirius’ CMO. In such case, Sirius shall provide to CRISPR its Manufacturing Costs then in effect with such CMO and any additional reasonable assistance to CRISPR in negotiating with Sirius’ CMO. Upon CRISPR’s request, Sirius will use Commercially Reasonable Efforts to assist CRISPR in negotiating in good faith and executing a manufacturing and supply agreement, pursuant to which Sirius’ CMO engaged by Sirius to Manufacture the Licensed Product Candidates and Licensed

Products will supply CRISPR with its requirements of Licensed Product Candidates and Licensed Products in the Territory.
(e)
Subject to this Section 4.4.3 and Section 4.6, CRISPR shall have the sole right and exclusive control over all aspects of the Manufacture and supply of the Licensed Products, including all process and formulation development in connection therewith, and all CMC activities.
4.4.4.
Commercialization Matters.
(a)
Subject to Section 4.6, CRISPR will have sole and exclusive control over all matters relating to the Commercialization of the Licensed Products in the Field in the Territory, which may include (i) developing and executing a commercial launch and pre-launch plan; (ii) negotiating with applicable Governmental Authorities regarding the pricing and reimbursement status of the Licensed Products; (iii) marketing and promotion (including promotional materials); (iv) booking sales and distribution and performance of related services; (v) handling all aspects of order processing, invoicing and collection, inventory and receivables; (vi) providing customer support, including handling medical queries, and performing other related functions; and (vii) conforming its practices and procedures to Applicable Law relating to the marketing, detailing and promotion of the Licensed Products. CRISPR shall have the right, in its sole discretion, to appoint its Affiliates or any Distributor to distribute, market, offer for sale and sell the Licensed Products in the Field in the Territory.
(b)
CRISPR will have sole and exclusive control over all matters relating to the selection of all trademarks used in connection with the Commercialization of any Licensed Product in the Field in the Territory and CRISPR or its designee(s) shall own all of such trademarks. Sirius will not use nor seek to register, anywhere in the Territory, any trademark that is confusingly similar to any trademark used by or on behalf of CRISPR, its Affiliates or Sublicensees in connection with any Licensed Product.
4.4.5.
Pharmacovigilance Agreement. No later than [***] days prior to the anticipated start date of the first Clinical Trial for a Licensed Product, to the extent necessary, the Parties will negotiate in good faith an amendment to the Pharmacovigilance Agreement or a separate pharmacovigilance agreement containing mutually agreed terms and conditions that are customary for agreements of this type to cover processes and procedures for sharing safety information for Licensed Products.
4.5.
Technology Transfer after Option Exercise.
4.5.1.
Licensed Know-How. On a Licensed Target-by-Licensed Target basis, Sirius will promptly, but no later than [***] days after the Option Exercise Date, make available and, at CRISPR’s request, deliver to CRISPR or one or more designated Affiliates all documented Know-How constituting Licensed Sirius Technology with respect to the applicable Licensed Products and Licensed Product Candidates in Sirius’ possession or control that has not previously been provided hereunder, for use in accordance with the exercise of the applicable Exclusive License. To assist with the transfer of such Know-How constituting Licensed Sirius Technology, Sirius will make its personnel reasonably available to CRISPR during normal business hours to transfer such Know-How constituting Licensed Sirius Technology under this Section 4.5.1 and [***].
4.5.2.
Transfer of Manufacturing Know-How and Materials. Without limiting Sirius’ obligations under Sections 4.4 and 4.5.1, within [***] days following the Option Exercise Date, and thereafter, promptly following CRISPR’s request, Sirius will use Commercially Reasonable Efforts to, or will cause the applicable Third Party (including any contract manufacturing organization engaged by Sirius to Manufacture any Licensed Product Candidate or Licensed Product) to, transfer to CRISPR or CRISPR’s designee (a) all Know-How constituting Licensed Sirius Technology that is necessary or reasonably useful to enable the Manufacture of each Licensed Product and associated Licensed Product Candidate for the applicable Licensed Target, and not previously transferred to CRISPR under this Agreement, by providing copies or samples of relevant documentation, materials and other embodiments of such Know-How constituting Licensed Sirius Technology, and by making available its, or the applicable Third Party’s, qualified technical personnel on a reasonable basis to consult with CRISPR with respect to such Know-How constituting Licensed Sirius Technology and (b) at CRISPR’s request, any Materials used by Sirius or its Affiliates or Subcontractors in the Manufacture of such Licensed Product and associated Licensed Product Candidate. [***].
4.5.3.
Transfer of Regulatory Filings and Data. On a Licensed Target-by-Licensed Target basis and effective as of the applicable Option Exercise Date, Sirius will, and hereby does, assign to CRISPR any and all Regulatory Filings or any other rights or permissions granted by any Regulatory Authority to CRISPR related to any Licensed Product Candidate or Licensed Product, together with all Research, Development and Manufacturing data relating to such Licensed Target, in each case, not previously assigned by Sirius to CRISPR. Further, Sirius will take all actions and provide all assistance reasonably requested by CRISPR to effect the assignments in this Section 4.5.3 and [***].
4.5.4.
Right of Reference. Sirius hereby grants CRISPR, its Affiliates, Sublicensees and Distributors a “Right of Reference” (including rights of reference or cross-reference as discussed in FDA’s regulations (see 21 C.F.R. §§ 312.23(b), 314.3(b), 601.51(a)) and any foreign counterparts to such regulations), to any Regulatory Filings Controlled by Sirius or its Affiliates that are necessary or reasonably useful to Manufacture and Commercialize any Licensed Product in the Field in the Territory. If requested by CRISPR, Sirius will provide a signed statement to evidence the rights of reference granted under this Section 4.5.4 including a statement of right of reference that can be submitted to Module 1 of a Regulatory Filing.

4.6.
Sirius Cooperation. After an Option Exercise Date, subject to Section 7.3.1(d), at CRISPR’s election, Sirius will complete any of the Sirius Activities contemplated under the Research Plan, including any work-in-progress. In addition, as may be reasonably requested by CRISPR after such Option Exercise Date, Sirius will consult with CRISPR regarding the Research, Development, Manufacturing, Commercialization or other exploitation of the applicable Licensed Product Candidate or Licensed Product in the Territory. [***].
4.7.
Diligence; Reporting. Sirius will use Commercially Reasonable Efforts to perform the activities assigned to it under a Research Plan in accordance with the applicable Research Budget. On a Licensed Target-by-Licensed Target basis, following CRISPR’s exercises of the CRISPR Option with respect to such Licensed Target, CRISPR will use Commercially Reasonable Efforts to Develop and after obtaining Regulatory Approval, Commercialize [***]. CRISPR shall from time to time (but no less frequently than [***] per Calendar Year) provide Sirius with written high-level summary of progress and results of the Development activities conducted since the prior update, and a summary of its plans for Development activities to be conducted for the [***] months.

Article 5.

IP Ownership; Licenses; IP; Exclusivity

5.1.
Ownership; Assignment.
5.1.1.
Background Technology. As between Sirius and CRISPR, Sirius will own and retain all of its rights, title and interest in and to any Sirius Background Know-How and Sirius Background Patents, subject to any rights or licenses expressly granted by Sirius to CRISPR under this Agreement.
5.1.2.
Arising Technology.
(a)
[***], as between Sirius and CRISPR, CRISPR will be the sole owner of any Know-How conceived, discovered, developed, invented or created solely by CRISPR or its Affiliates or Third Parties acting on their behalf while conducting activities under this Agreement (“CRISPR Arising Know-How”) and any Patents that Cover or claim such Know-How (“CRISPR Arising Patents” and together with the CRISPR Arising Know-How, the “CRISPR Arising Technology”), and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by CRISPR to Sirius under this Agreement.
(b)
[***], as between Sirius and CRISPR, Sirius will be the sole owner of any Know-How conceived, discovered, developed, invented or created solely by Sirius or its Affiliates or Third Parties acting on their behalf while conducting activities under this Agreement (“Sirius Arising Know-How”) and any Patents that Cover or claim such Know-How (“Sirius Arising Patents”, and together with the Sirius Arising Know-How, the “Sirius Arising Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Sirius to CRISPR under this Agreement.

(c)
[***], as between Sirius and CRISPR, any Know-How conceived, discovered, developed, invented or created under this Agreement jointly by Sirius, its Affiliates or Third Parties acting on Sirius’ behalf, on the one hand, and CRISPR, its Affiliates or Third Parties acting on CRISPR’s behalf, on the other hand, in each case, while conducting activities under this Agreement (“Joint Know-How”) and any Patents that Cover or claim Joint Know-How (“Joint Patents” and together with the Joint Know-How, the “Joint Technology”), will be owned jointly by the Parties on an equal and undivided basis, including all rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by one Party to the other Party under this Agreement. Each Party will, and hereby does, and will cause its Affiliates to, make such assignment to the other Party or one or more of its designated Affiliates, as necessary to vest ownership of all Joint Technology jointly in the Parties, will take, and will cause its Affiliates to take, all actions and provide all reasonably requested assistance to effect such assignment and will execute any and all documents necessary to perfect such assignment. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Joint Technology. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other Party for profits with respect to, or to obtain any consent of the other Party to license or exploit, Joint Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. The Parties acknowledge and agree that the provisions of this Section 5.1.2(c) shall survive any expiration or termination of this Agreement.
(d)
[***] Technology.
(i)
Pre-Option Exercise Date. As between Sirius and CRISPR, any Know-How [***] (“[***] Know-How”) and any Patents that Cover or claim such [***] Know-How (“[***] Patents”, and together with the [***] Know-How [***], the “[***] Technology”), will be jointly owned by the Parties on an equal and undivided basis, including all rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by one Party to the other Party under this Agreement; provided that Sirius’ interest in the [***] Technology [***] as provided in Section 5.1.2(d)(iii). Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other Party for profits with respect to, or to obtain any consent of the other Party to license or exploit, [***] Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.
(ii)
Post-Option Exercise Date. [***] Technology, [***]. [***] Technology [***].
(iii)
[***] Technology to [***]. With respect to an exercised Licensed Target, within [***] days following the Option Exercise Date and promptly following the conception of any [***] Technology following the Option Exercise Date, [***] will, [***] Technology [***].

(iv)
[***]. Effective upon [***] pursuant to Section 5.1.2(d)(iii), [***] will [***] any such [***] to (a) conduct activities [***] and (b) [***].
(e)
[***] Technology.
(i)
[***] Technology and [***]. As between Sirius and CRISPR, the [***] Technology will be owned [***] by [***]. To the extent ownership interests in [***] Technology [***].
(ii)
[***]. Subject to the terms and conditions of this Agreement, [***] Technology [***] under Section 5.1.2(e)(i) for [***]. For clarity, [***].
5.2.
License Grants to Sirius.
5.2.1.
Licensed Products – Non-Exclusive Research Licenses. Subject to the terms and conditions of this Agreement, effective upon the License Date, CRISPR hereby grants (a) to Sirius-US a non-exclusive, royalty-free, fully paid-up, worldwide license under the Licensed CRISPR Technology solely to conduct the Sirius Activities set forth in the Research Plan with respect to Licensed Products and Licensed Product Candidates in the Field in the United States during the Research Term, and (b) to Sirius-CY a non-exclusive, royalty-free, fully paid-up, worldwide license under the Licensed CRISPR Technology solely to conduct the Sirius Activities set forth in the Research Plan with respect to Licensed Products and Licensed Product Candidates in the Field in the Territory (other than the United States) during the Research Term, in each case with no right to grant sublicenses except to its Affiliates and to Subcontractors as provided under Article 6.
5.2.2.
Collaboration Products.
(a)
Research and Development Licenses. Subject to the terms and conditions of this Agreement, effective upon the [***] Date, CRISPR hereby grants to Sirius-US a non-exclusive, royalty-free, fully paid-up, limited, worldwide license under the Licensed CRISPR Technology solely to conduct the Research and Development activities in the Field in the Territory to be performed by or on behalf of Sirius-US and its Affiliates under and in accordance with a Global Development Plan, with no right to grant sublicenses except to its Affiliates and to Subcontractors as provided under Article 6,
(b)
Manufacturing Licenses. Subject to the terms and conditions of this Agreement, effective upon the [***] Date, CRISPR hereby grants to Sirius a co-exclusive (with CRISPR and its Affiliates) license under the Licensed CRISPR Technology with respect to such Collaboration Product Candidate or Collaboration Product, with the right to grant sublicenses through multiple tiers (subject to Section 5.5), solely to Manufacture or have Manufactured in the Field in the Territory Collaboration Product Candidate or Collaboration Products under and in accordance with the Global Manufacturing Plan for such Collaboration Product Candidate or Collaboration Product.

(c)
Commercialization Licenses. Subject to the terms and conditions of this Agreement, CRISPR hereby grants to Sirius-US, effective automatically if and when Sirius-US is designated as the Lead Commercialization Party with respect to a Collaboration Product in one or more jurisdictions in the Territory but in any case on or after the [***] Date, an exclusive (even as to CRISPR and its Affiliates) license under the Licensed CRISPR Technology in the Field with respect to such Collaboration Product and jurisdictions in the Territory, with the right to grant sublicenses through multiple tiers (subject to Section 5.5), solely to Commercialize such Collaboration Product in such jurisdictions in the Field in the Territory under and in accordance with the Global Commercialization Plan and Regional Commercialization Plan for such Collaboration Product in such jurisdictions in the Territory in the Field. For avoidance of doubt, CRISPR hereby grants to Sirius-US the exclusive Commercialization license under this Section 5.2.2(c) effective upon the [***] Date with respect to the Initial Collaboration Product in Greater China.
5.2.3.
License Conditions; Limitations. Subject to Section 5.6, any rights and obligations hereunder are subject to and limited by [***].
5.3.
License Grants to CRISPR.
5.3.1.
Licensed Products.
(a)
Non-Exclusive Research Licenses. Subject to the terms and conditions of this Agreement, Sirius hereby grants to CRISPR effective upon the License Date a non-exclusive, royalty-free, fully paid-up, worldwide license under the Licensed Sirius Technology solely to conduct the CRISPR Activities set forth in the Research Plan with respect to Licensed Products and Licensed Product Candidates in the Field in the Territory during the Research Term, with no right to grant sublicenses except to its Affiliates and to Subcontractors as provided under Article 6.
(b)
Exclusive Research, Development, Manufacturing and Commercialization Licenses. On a Licensed Target-by-Licensed Target basis, subject to the terms and conditions of this Agreement, Sirius hereby grants to CRISPR effective upon the License Date an exclusive (even as to Sirius and its Affiliates), royalty-bearing, worldwide license under the Licensed Sirius Technology with respect to the Licensed Products associated with such Licensed Target, with the right to grant sublicenses through multiple tiers (subject to Section 5.5), to Research, Develop, Manufacture and Commercialize the Licensed Products associated with such Licensed Target in the Field in the Territory (each an “Exclusive License”).
(c)
Restricted Covenant. On a Licensed Target-by-Licensed Target basis, CRISPR shall not, and shall cause its Affiliates and Sublicensees not to, (i) prior to the Option Exercise Date with respect to a Licensed Target, conduct any Research Activities with respect to the Licensed Product Candidate or Licensed Product other than as agreed to as CRISPR Activities under the applicable Research Plan; and (ii) prior to the Option Exercise Date with respect to a Licensed Target, conduct any Development, Manufacturing or Commercialization activities with respect to the Licensed Product

Candidate or Licensed Product, in each case, clauses (i) and (ii), without the prior written consent of Sirius, such consent not to be unreasonably withheld, conditioned or delayed.
5.3.2.
Collaboration Products.
(a)
Research and Development Licenses. Subject to the terms and conditions of this Agreement, Sirius hereby grants to CRISPR effective upon the [***] Date a non-exclusive, royalty-free, fully paid-up, limited, worldwide license under the Licensed Sirius Technology to conduct Research and Development activities in the Field in the Territory to be performed by or on behalf of CRISPR and its Affiliates under and in accordance with a Global Development Plan, with no right to grant sublicenses except to its Affiliates and to Subcontractors as provided under Article 6.
(b)
Manufacturing Licenses. Subject to the terms and conditions of this Agreement, Sirius hereby grants to CRISPR effective upon the [***] Date a co-exclusive (with Sirius and its Affiliates) license under the Licensed Sirius Technology with respect to such Collaboration Product Candidate or Collaboration Product, with the right to grant sublicenses through multiple tiers (subject to Section 5.5), solely to Manufacture or have Manufactured in the Field in the Territory Collaboration Product Candidates or Collaboration Products for such Collaboration Product Candidate or Collaboration Product.
(c)
Commercialization Licenses. Subject to the terms and conditions of this Agreement, Sirius hereby grants to CRISPR, effective automatically if and when CRISPR is designated as the Lead Commercialization Party with respect to a Collaboration Product in one or more jurisdictions in the Territory but in any case on or after the [***] Date, an exclusive (even as to Sirius and its Affiliates) license under the Licensed Sirius Technology in the Field with respect to such Collaboration Product and jurisdictions in the Territory, with the right to grant sublicenses through multiple tiers (subject to Section 5.5), solely to Commercialize such Collaboration Product in such jurisdictions in the Field in the Territory under and in accordance with the Global Commercialization Plan and Regional Commercialization Plan for such Collaboration Product in such jurisdictions in the Territory in the Field. For avoidance of doubt, Sirius hereby grants to CRISPR the exclusive Commercialization license under this Section 5.3.2(c) effective upon the [***] Date with respect to the Initial Collaboration Product in the United States.
5.3.3.
License Conditions; Limitations. Subject to Section 5.6, any rights and obligation hereunder are subject to and limited by [***].
5.4.
[***]. [***].
5.5.
Sublicensing.
5.5.1.
Licensed Products. Subject to the rights granted or retained by the Parties under this Agreement, CRISPR may sublicense (through multiple tiers) to its Affiliates or Third Parties the applicable Exclusive License granted to it by Sirius with respect to the Research, Development, Manufacture and

Commercialization of Licensed Product Candidates and Licensed Products, in the case of a sublicense to a Third Party solely to the recipient of a license by such Party of intellectual property Controlled by such Party that pertains to such Licensed Products.
5.5.2.
Collaboration Products. Subject to the rights granted or retained by the Parties under this Agreement, either Partnership Party may sublicense (through multiple tiers) to Third Parties any and all rights granted to it by the other Partnership Party with respect to the Research, Development, Manufacture and Commercialization of Collaboration Products; provided that if either Partnership Party intends to sublicense any such rights in any country, it will discuss the matter with the other Partnership Party and in good faith consider using the other Partnership Party to conduct any sublicensed activities.
5.5.3.
If a Party grants any such sublicense as contemplated in Section 5.5.1 or Section 5.5.2, it may elect to delegate to the relevant Sublicensee in whole or in part any of its applicable rights or obligations under this Agreement, provided that it will remain responsible for its obligations under this Agreement and will be responsible for the performance of the relevant Sublicensee, each such sublicense shall be consistent with and subject to the applicable terms and conditions of this Agreement, and the Partnership Parties shall remain the sole partners in the deemed partnership for U.S. federal (and to the extent applicable, state) income tax purposes.
5.6.
[***]. Subject to this Section 5.6, [***], as applicable, [***] during the Term pursuant to [***] (with respect to [***], each, a “[***] In-License”; and with respect to [***], each a “[***] In-License”).
5.6.1.
[***] Collaboration Products. Subject to the terms of this Agreement, [***].
5.6.2.
[***] Licensed Products. Subject to the terms of this Agreement, [***].
(a)
[***].
(b)
[***].
(c)
Notwithstanding Section 5.6.2(b), [***].
5.6.3.
[***] Intellectual Property Matters. Subject to the terms of this Agreement, [***].
5.6.4.
General.
(a)
[***] In-Licenses. For any [***] In-License pursuant to which Sirius would obtain rights to any Know-How or Patent that would, if solely-owned by Sirius, be included in the Licensed Sirius Technology hereunder, Sirius will use

Commercially Reasonable Efforts to ensure that such [***] In-License provides Sirius with the right to grant CRISPR a sublicense under such Know-How or Patent under this Agreement with the same scope (including the right for CRISPR to grant further sublicenses) as such Know-How or Patent would be licensed to CRISPR if solely-owned by Sirius and on economic terms that are not discriminatory between and among Sirius, CRISPR and other potential or actual Sirius sublicensees. If Sirius is unable to obtain such rights on terms that conform to the requirements of this Section 5.6.4(a), then Sirius will not enter into any [***] In-License that would preclude CRISPR from independently obtaining a license to such Know-How or Patent from the relevant Third Party for use in connection with the Product Candidates and Products.
(b)
[***] In-Licenses. For any [***] In-License pursuant to which CRISPR would obtain rights to any Know-How or Patent that would, if solely-owned by CRISPR, be included in the Licensed CRISPR Technology hereunder, CRISPR will use Commercially Reasonable Efforts to ensure that such [***] In-License provides CRISPR with the right to grant Sirius a sublicense under such Know-How or Patent under this Agreement with the same scope (including the right for Sirius to grant further sublicenses) as such Know-How or Patent would be licensed to Sirius if solely-owned by CRISPR and on economic terms that are not discriminatory between and among CRISPR, Sirius and other potential or actual CRISPR sublicensees. If CRISPR is unable to obtain such rights on terms that conform to the requirements of this Section 5.6.4(b), CRISPR will not enter into any [***] In-License that would preclude Sirius from independently obtaining a license to such Know-How or Patent from the relevant Third Party for use in connection with the Product Candidates and Products.
(c)
Notwithstanding the foregoing, if a Party is unable to obtain rights on terms that conform to the requirements of this Section 5.6.4(a) or Section 5.6.4(b), as the case may be, the Parties will cooperate in good faith to obtain such rights as are necessary or reasonably useful to continue the Research, Development, Manufacturing and Commercialization of Products in accordance with this Agreement as a [***] In-License or [***] In-License.
5.7.
Allocation.
5.7.1.
Allocation Generally. The responsibility for payments under each Sirius In-License Agreement and each CRISPR In-License Agreement (other than [***] In-Licenses which shall be allocated in accordance with Section 5.6.3) shall be allocated to the Parties under this Agreement as described in this Section 5.7. In determining such allocation, the Parties will consider all relevant circumstances, including the breadth of rights the in-licensing Party obtains under such agreement with respect to product candidates or products other than Product Candidates or Products, as compared to the rights made available to the other Party under such agreement with respect to Product Candidates or Products and any (a) non-product specific payments (including upfront payments, milestone payments and royalties) payable under each such agreement (including, for example, an upfront payment to access technology, milestone payments that are not product specific or are payable upon the first product to achieve the applicable milestone event) shall be allocated between the rights under this Agreement, Product Candidates or Products on one hand (and so shall be the responsibility of one or both Parties under this Agreement), and any other rights, technology, products or product candidates on the other hand (and so shall not be the responsibility of one or both Parties under this Agreement), and (b) any payments (including upfront payments, milestone payments and royalties) that are specific to a Product Candidate or Product, will be allocated one hundred percent (100%) to the corresponding Product Candidate or Product (and so shall be the responsibility of one or both Parties under this Agreement).
5.7.2.
Allocation Process. (a) In the case of each Sirius In-License Agreement existing as of the Effective Date and each CRISPR In-License Agreement existing as of the Effective Date, with respect to all payments accrued after the Effective Date thereunder (including upfront payments, milestone payments and royalties) and (b) in the case of each [***] In-License and each [***] In-License, with respect to all payments thereunder (including upfront payments, milestone payments and royalties), the in-licensing Party shall reasonably determine such allocation in consultation with the other Party. If the non-licensing Party disagrees with the in-licensing Party’s equitable allocation of payment obligations under such CRISPR In-License Agreement and Sirius In-License Agreement, in each case, entered into as of the Effective Date, or such [***] In-License, such dispute shall be resolved in accordance with Section 12.11.
5.8.
No Implied Licenses. All rights in and to CRISPR Arising Technology and CRISPR’s interest in any Joint Technology not expressly licensed or assigned to Sirius under this Agreement are hereby retained by CRISPR or its Affiliates, and Sirius agrees not to practice or use such technology except as expressly permitted by this Agreement or any other written agreement between the Parties. All rights in and to any Sirius Background Technology, Sirius Arising Technology and Sirius’ interest in any Joint Technology not expressly licensed to CRISPR under this Agreement, are hereby retained by Sirius or its Affiliates, and CRISPR agrees not to practice or use such technology except as expressly permitted by this Agreement or any other written agreement between the Parties. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
5.9.
Prosecution and Maintenance of Patents.
5.9.1.
CRISPR Patents. Subject to [***], as between Sirius and CRISPR, CRISPR will control and be responsible for all aspects of the Prosecution and Maintenance of CRISPR Patents (excluding Joint Patents and subject to Section 5.9.3) in alignment with the strategy for Prosecution and Maintenance of [***] pursuant to Section 2.1.3(c). [***], CRISPR will control and be responsible for all aspects of the Prosecution and Maintenance of such [***] Patents.
5.9.2.
Sirius Patents. Subject to [***], as between Sirius and CRISPR, Sirius will control and be responsible for all aspects of the Prosecution and Maintenance of all Sirius Patents (excluding Joint Patents and subject to Section

5.9.3) in alignment with the strategy for Prosecution and Maintenance approved pursuant to Section 2.1.3(c).
5.9.3.
[***] Patents. [***].
5.9.4.
Joint Patents. Unless otherwise agreed to by the Parties and, with respect to Collaboration Products, specified in the Global Development Plan or Global Commercialization Plan, and in alignment with the strategy for Prosecution and Maintenance approved pursuant to Section 2.1.3(c):
(a)
as between Sirius and CRISPR, CRISPR will have the first right, but not the obligation, to control and be responsible for all aspects of the Prosecution and Maintenance of all Joint Patents, at its own expense and using a patent counsel selected by CRISPR and reasonably acceptable to Sirius. CRISPR will keep Sirius informed and consult with Sirius through their respective Patent Coordinators (as defined below) as to material developments with respect to the Prosecution and Maintenance of the Joint Patents, including by providing copies of any office actions or office action responses or other correspondence that CRISPR provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, or oppositions, and all patent-related filings, and by providing Sirius the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.
(b)
If, during the Term, CRISPR intends to abandon any Joint Patent, CRISPR will notify Sirius of such intention at least [***] days before such Joint Patent will become abandoned, and Sirius will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.
(c)
Neither Party will make any Patent submission (including the filing of patent applications) with respect to any Joint Patent, to the extent that it could reasonably be expected to prejudice or adversely affect the potential patentability of any claimed subject matter of a Sirius Background Patent (in the case of CRISPR), except with the other Party’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned and such consent to be negotiated in good faith with all due consideration to any deadlines).
5.9.5.
Patent Coordinators. Each Party will appoint a patent coordinator (who can be either an employee or an external patent counsel) reasonably acceptable to the other Party (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to the Prosecution and Maintenance and enforcement of CRISPR Arising Patents, Sirius Arising Patents and Joint Patents pursuant to Section 2.1.3(c). The Patent Coordinators will meet in person or by means of telephone or video conference at least [***] each Calendar Quarter during the Term. Each Party may replace its Patent Coordinator at any time by providing notice in writing to the other Party. The initial Patent Coordinators will be:

For Sirius: [***]

For CRISPR: [***]

5.9.6.
Defense of Claims Brought by Third Parties. If a Third Party initiates a Proceeding against either Party claiming a Patent owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Product in the Field, except as provided in this Section 5.9.6, each Party that is named as a defendant in such Proceeding will have the right to defend itself in such Proceeding. Notwithstanding the foregoing, if such Proceeding is brought by a Third Party following the First Commercial Sale of a Collaboration Product in a given jurisdiction, the Lead Commercialization Party for such jurisdiction shall lead any defense relating to such Proceeding and the disposition of such Proceeding by negotiated settlement or otherwise; provided that if the other Partnership Party is named as a defendant in such Proceeding, it shall have a right to be represented by its counsel in such Proceeding at the direction of the Lead Commercialization Party. The other Party will reasonably assist the defending Party in defending such Proceeding and cooperate in any such litigation [***]. The defending Party will provide the other Party with prompt written notice of the commencement of any such Proceeding and will keep the other Party apprised of the progress of such Proceeding and will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party. If both Parties are named as defendants in any Proceeding, except as provided in this Section 5.9.6, both Parties may defend such Proceeding and the Parties will reasonably cooperate with respect to such defense.
5.9.7.
Enforcement of Joint Patents and [***] Patents.
(a)
Duty to Notify. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Joint Patent or [***] Patent, such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such infringement.
(b)
Enforcement. Unless otherwise agreed to by the Parties and, with respect to Collaboration Products, specified in the Global Commercialization Plan:
(i)
CRISPR with respect to Licensed Products, or the Lead Commercialization Party with respect to the applicable Collaboration Product and jurisdiction (such Party, the “First Right Party”), in coordination with the other Party, will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect to enforcement of the Joint Patents and, solely respect to Licensed Product for an optioned Licensed Target, [***] Patents ([***]), as applicable, in the Field. The other Party will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. The First Right Party will provide the other Party with prompt written notice of the commencement of any such Proceeding, and the First Right Party will keep the other Party apprised of the progress of such

Proceeding. For avoidance of doubt, on a Licensed Target-by-Licensed Target basis, during the applicable Option Period, Sirius shall be the First Right Party with respect to [***] Patents for such Licensed Target.
(ii)
If the First Right Party fails to cause the termination of an infringement of the Joint Patents or, solely respect to Licensed Product for an optioned Licensed Target, [***] Patents ([***]), as applicable, in the Field and fails to initiate a Proceeding with respect thereto no later than [***] days after receipt of notice thereof, the other Party (the “Second Right Party”), in coordination with the First Right Party, will have the right, but not the obligation, to institute, prosecute, and control a Proceeding with respect to enforcement of the relevant Patents in the Field. The First Right Party will have the right to engage counsel of its own choice in connection with such Proceeding at its own expense. The Second Right Party will provide the First Right Party with prompt written notice of the commencement of any such Proceeding, and the Second Right Party will keep the First Right Party apprised of the progress of such Proceeding.
5.9.8.
Share of Recoveries.
(a)
Collaboration Products. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to Section 5.9.7 with respect to a Collaboration Product will be shared as follows: (i) the amount of such recovery will first be applied to the Partnership Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding, including, as applicable, Patent Costs for Collaboration Products shared by the Partnership Parties (which amounts will be allocated pro rata to each Party in accordance with Section 7.1, if insufficient to cover the totality of such expenses); then (ii) any remaining proceeds will be treated as Collaboration Product Revenue and shared in accordance with Section 7.2.
(b)
Licensed Products. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to Section 5.9.7 with respect to a Licensed Product will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding; then (ii) any remaining proceeds will be allocated as follows: (A) [***], and (B) [***].
5.9.9.
Enforcement of Patents Solely Owned by CRISPR. Except to the extent provided in Section 5.9.7, CRISPR will retain all rights to pursue an infringement of any Patent solely owned by CRISPR and CRISPR will retain all recoveries with respect thereto, except that in any Proceedings regarding enforcement of any such Patent solely owned by CRISPR in which Patent Costs for Collaboration Products are shared by the Partnership Parties, any recoveries from such Proceedings, after such recoveries are first applied to the Partnership Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding, will be treated as Collaboration Product Revenue and shared in accordance with Section 7.2.

5.9.10.
Enforcement of Patents Solely Owned by Sirius. With respect to Patents solely owned by Sirius, Sirius will retain all rights to pursue an infringement of any such Patent and Sirius will retain all recoveries with respect thereto, except that in any Proceedings regarding enforcement of any such Patent in which Patent Costs are for Collaboration Products are shared by the Partnership Parties, any recoveries from such Proceedings, after such recoveries are first applied to the Partnership Parties’ reasonable Out-of-Pocket Costs incurred in connection with such proceeding, will be treated as Collaboration Product Revenue and shared in accordance with Section 7.2.
5.9.11.
CREATE Act. Notwithstanding anything to the contrary in this Section 5.9.11, neither Party will have the right to make an election under the CREATE Act when exercising its rights under this Section 5.9.11 without the prior written consent of the other Party, which will not be unreasonably withheld, delayed or conditioned. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.
5.10.
Trademarks.
5.10.1.
Collaboration Products. On a Collaboration Product-by-Collaboration Product basis, subject to JXC determination of such Trademarks pursuant to Section 3.3.4(b), the Lead Commercialization Party will own and retain all rights to Trademarks for such Collaboration Product in their respective jurisdiction, and all goodwill associated with or attached thereto arising out of the use thereof by the Partnership Parties, their Affiliates and sublicensees will inure to the benefit of such Lead Commercialization Party. The non-Lead Commercialization Party, on behalf of itself and its Affiliates, will assign to the Lead Commercialization Party or its relevant Affiliate all right, title and interest in and to such Trademarks and goodwill in the relevant jurisdiction. The non-Lead Commercialization Party will not contest, oppose or challenge the Lead Commercialization Party’s ownership of such Trademarks in the relevant jurisdiction. The Lead Commercialization Party will own rights to any Internet domain names incorporating any Trademark for the Collaboration Product, or any variation or part of any such Trademark, as its URL address or any part of such address in the applicable jurisdiction. The Lead Commercialization Party will use Commercially Reasonable Efforts to register, maintain and enforce the Trademarks for the Collaboration Product in the relevant jurisdiction. In any Proceedings regarding enforcement of any such Trademarks for the Collaboration Product in which Other Out-of-Pocket Costs are shared by the Partnership Parties as Collaboration Program Expenses, any recoveries from such Proceedings will be treated as Collaboration Product Revenue and shared in accordance with Section 7.2. Notwithstanding the foregoing, to the extent the JXC determines that such Collaboration Product requires a global Trademark, CRISPR will own and retain all rights to the global Trademarks for such Collaboration Product in the Territory (including rights to Internet domain names incorporating such

Trademark, or any variation or part of any such Trademark, as its URL address or any part of such address in the Territory), and all goodwill associated with or attached thereto arising out of the use thereof by the Partnership Parties, their Affiliates and sublicensees will inure to the benefit of CRISPR; and CRISPR hereby grants Sirius-US a royalty-free, non-exclusive, sublicensable license to use such global Trademarks solely in connection with the Commercialization of the Collaboration Products in the Field in any jurisdiction where Sirius-US is designated as the Lead Commercialization Party. With respect to such global Trademarks, CRISPR shall be subject to the same requirements as the Lead Commercialization Party pursuant to this Section 5.10.1. In the event a Partnership Party uses a global Trademark for a Collaboration Product(s), it shall comply with all policies and procedures related to such use required under Applicable Law, and such other policies and procedures as may be specified by the JXC or otherwise agreed by the Partnership Parties.
5.10.2.
Licensed Products. As between the Parties, CRISPR shall have the sole authority to select Trademarks for any Licensed Product and shall own and retain all such Trademarks.
5.11.
Exclusivity Covenant; Distracting Product; Change of Control.
5.11.1.
Exclusivity Covenants.
(a)
Collaboration Products. Subject to Sections 5.11.2 and 5.11.3, (i) each Party agrees that during the Collaboration Products Term, except in the performance of its obligations or exercise of its rights under this Agreement, neither it nor any of its Affiliates will work for their own account or with any Third Party (including the grant of any license to any Third Party) with respect to the discovery, research, development, manufacture or commercialization of any pharmaceutical product, medical therapy, preparation, substance or formulation comprising or employing, directly or indirectly, in whole or in part, any siRNA-based pharmaceutical product, medical therapy, treatment, preparation, substance or formulation (A) [***], Targeting FXI [***], or (B) for use in the [***], and [***]. For clarity and for the avoidance of doubt, this Section 5.11.1(a), shall not apply to Reserved Targets, Licensed Targets, Licensed Product Candidates or Licensed Products.
(b)
Reserved Targets. Subject to Sections 5.11.2 and 5.11.3, during the Nomination Period, Sirius agrees that, except in the performance of its obligations or exercise of its rights under this Agreement, neither it nor any of its Affiliates will work for or with any Third Party (including the grant of any license to any Third Party) with respect to the discovery, research, development, manufacture or commercialization of a pharmaceutical product, medical therapy, treatment, preparation, substance or formulation comprising or employing, directly or indirectly, in whole or in part, any siRNA-based pharmaceutical product, medical therapy, treatment, preparation, substance or formulation that is directly or indirectly, in whole or in part, Targeting a Reserved Target for the diagnosis, treatment, prophylaxis, prevention or palliation of any indication, condition or disease in the Field. For the avoidance of doubt, Sirius’

obligations under this Section 5.11.1(b) will terminate with respect to any Target that is removed from the Reserved Licensed Target List.
(c)
Licensed Targets. Subject to Sections 5.11.2 and 5.11.3, during the Licensed Products Term, Sirius agrees that, except in the performance of its obligations or exercise of its rights under this Agreement, neither it nor any of its Affiliates will work independently or for or with any Third Party (including the grant of any license to any Third Party) with respect to the discovery, research, development, manufacture or commercialization of a pharmaceutical product, medical therapy, treatment, preparation, substance or formulation comprising or employing, directly or indirectly, in whole or in part, any siRNA-based pharmaceutical product, medical therapy, treatment, preparation, substance or formulation that is directly or indirectly, in whole or in part, Targeting a Licensed Target for the diagnosis, treatment, prophylaxis, prevention or palliation of any indication, condition or disease in the Field. For the avoidance of doubt, Sirius’ obligations under this Section 5.11.1(c) will terminate with respect to a Licensed Target (i) that is substituted by another Target pursuant to the terms of this Agreement, (ii) for which CRISPR has received an Option Exercise Data Package and does not exercise the CRISPR Option on or prior to the expiration or termination of such Option Period (as such Option Period may be extended pursuant to Section 4.3.1), or (iii) upon the expiration or termination of the applicable Exclusive License granted by Sirius to CRISPR hereunder pertaining to such Licensed Target.
5.11.2.
Acquisition of Distracting Product. If a Party or, subject to Section 5.11.3, any of its Affiliates (such Party, the “Distracted Party”) acquires rights to research, develop or commercialize any pharmaceutical product, medical therapy, treatment, preparation, substance or formulation as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control of the Distracted Party (each, an “Acquisition Transaction”) and, on the date of the completion of such Acquisition Transaction, the research, development, manufacture or commercialization of such product would, but for the provisions of this Section 5.11.2, constitute a breach of Section 5.11.1 (such pharmaceutical product, medical therapy, treatment, preparation, substance, or formulation, a “Distracting Product”), [***]:
(a)
[***];
(b)
[***]; or
(c)
[***].
(d)
[***].
5.11.3.
Change of Control. If there is a Change of Control of a Party, the obligations of Section 5.11.1 will not apply to the exploitation of any Distracting Product that exists prior to the closing of such Change of Control (as such product may thereafter be improved) by the Third Party acquirer or its Affiliates (other than the acquired Party or any of its Affiliates existing immediately prior to the effective date of such Change of Control) (collectively, the “Acquirer”); provided [***].

Article 6.

Subcontracting

6.1.
Subcontracting.
6.1.1.
Research Program; Licensed Product Candidates and Licensed Products. Each Party may subcontract the performance of any activities undertaken by such Party with respect to a Research Program, Research Plans, Licensed Product Candidates or Licensed Products hereunder, including CMOs, contract research organizations and Distributors (each such Third Party, a “Subcontractor”) pursuant to a written agreement consistent with the provisions of this Agreement (a “Subcontract”). Notwithstanding the foregoing, if either Party desires to subcontract any such activities, it will first discuss the matter with the other Party and reasonably consider using the other Party for such subcontracted activities, taking into account the capabilities of the other Party and potential impact on costs, as a potential alternative to subcontracting such activities to a Third Party. If, following such discussion a Party still desires to subcontract the performance of any such activity to one or more Third Parties, it may proceed to do so.
6.1.2.
Collaboration Program. Each Partnership Party may subcontract the performance of any activities undertaken by such Partnership Party in accordance with the Global Development Plan, Global Manufacturing Plan, Global Medical Affairs Plan, Global Commercialization Plans or Regional Commercialization Plans to one or more Subcontractor pursuant to a Subcontract. Notwithstanding the foregoing, if either Partnership Party desires to subcontract any such activities, it will first discuss the matter with the other Partnership Party and reasonably consider using the other Partnership Party for such subcontracted activities, taking into account the capabilities of the other Partnership Party and potential impact on costs, as a potential alternative to subcontracting such activities to a Third Party. If, following such discussion a Partnership Party still desires to subcontract the performance of any such activity to one or more Third Parties, it may proceed to do so; provided, that prior to entering into any Subcontract which the subcontracting Partnership Party reasonably anticipates will entail payments to the Subcontractor in excess of [***] Dollars ($[***]) with respect to subcontracted activities under this Agreement that would be Collaboration Program Expenses, the subcontracting Partnership Party will obtain the applicable Committee’s approval, not to be unreasonably withheld, delayed or conditioned to the extent within the scope of an agreed budget for such activities, of use of the proposed Subcontractor to conduct the activities proposed to be subcontracted prior to execution of the applicable Subcontract. For clarity, the foregoing shall not apply to any Subcontractor already engaged by Sirius-US or its Affiliates prior to the Effective Date and set forth on Schedule 3.1.2(c)(ii) or Schedule 3.4.5(a) attached hereto.

6.1.3.
General. Each Party will be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Article 6 will not relieve the applicable Party of its obligations under this Agreement or the Research Plan, Global Development Plan, Global Manufacturing Plan, Global Medical Affairs Plan, Global Commercialization Plan or Regional Commercialization Plan. The Parties will each be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from their respective use of a Subcontractor.

Article 7.
Financials

7.1.
Upfront Consideration.
7.1.1.
Within [***] days after the Effective Date, CRISPR shall pay to Sirius-US and Sirius-CY a non-refundable, non-creditable, upfront payment in the amount of Twenty-Five Million Dollars ($25,000,000) of which [***] Dollars ($[***]) will be paid to Sirius-US and [***] Dollars ($[***]) will be payable to Sirius-CY. For clarity, each of Sirius and CRISPR is solely responsible for all costs and expenses incurred by it or its Affiliates in connection with the Collaboration Products and Collaboration Product Candidates prior to the [***] Date.
7.1.2.
Subject to Sirius-CY’s execution and delivery to CRISPR of a mutually agreeable share purchase or subscription agreement in the form attached hereto as Exhibit E within [***] Business Days of the Effective Date (the “Share Issuance Agreement”), CRISPR shall issue and deliver to Sirius-CY a number of shares of CRISPR Common Stock equal to Seventy Million Dollars ($70,000,000) at a price per share determined pursuant to the Share Issuance Agreement within the time period set forth in the Share Issuance Agreement (the consideration payable pursuant to Sections 7.1.1 and 7.1.2, the “Upfront Consideration”).
7.1.3.
The Parties agree that [***].
7.2.
Collaboration Products.
7.2.1.
Allocation. Following the [***] Date, each Partnership Party will be entitled to fifty percent (50%) of the Collaboration Product Revenue with respect to a Collaboration Product for each Calendar Quarter starting on First Commercial Sale of such Collaboration Product and continuing during the Collaboration Products Term for so long as such Collaboration Product is Commercialized in the Field in the Territory, or until either Partnership Party elects to Opt-Out with respect to Collaboration Product. If either Partnership Party elects to Opt-Out, the other Partnership Party shall pay Opt-Out Milestone Payments and Opt-Out Royalties with respect to the Opt-Out Product following such Opt-Out in accordance with Section 10.3. Subject to either Partnership Party’s election to Opt-Out, unless otherwise agreed to by the Partnership Parties and specified in the Global Development Plan, Global Manufacturing Plan, Global Medical Affairs Plan, Global

Commercialization Plan or Regional Commercialization Plan, as applicable, and an Integrated Budget with respect to a Collaboration Product, each Partnership Party will be responsible for bearing expenses incurred after the [***] Date for such Collaboration Product as follows: (i) for Collaboration Program Expenses incurred for such Collaboration Product, each Partnership Party will be allocated fifty percent (50%) of such Collaboration Program Expenses; and (ii) [***]. The Partnership Parties acknowledge and agree that in no event shall any Expenses be counted more than once when calculating the allocations. No Sirius Entity other than Sirius-US shall have any right to Collaboration Product Revenue or any obligation to bear expenses described in this Section.
7.2.2.
Calculation. Collaboration Product Revenues and Collaboration Program Expenses will be calculated for each Calendar Quarter, as applicable.
7.2.3.
Payment of Expenses; Summary Statements. Subject to reconciliation and the limitations provided in Section 7.2.4, the Partnership Party initially incurring Collaboration Program Expenses will be responsible for and pay for all such Collaboration Program Expenses so incurred. Each Partnership Party will maintain the books and records referred to in Section 7.2.6. Each Partnership Party will report all Collaboration Program Expenses and Collaboration Product Revenues in accordance with the terms and conditions hereof and in accordance with GAAP. If any Collaboration Program Expenses relate to multiple Collaboration Products, the Partnership Parties will work together to determine an equitable allocation of such Collaboration Program Expenses between such Collaboration Products. Within [***] Business Days after the end of each Calendar Quarter, each Partnership Party will submit to the other a written report reflecting, on a Collaboration Product-by-Collaboration Product basis, the estimated Collaboration Program Expenses and Collaboration Product Revenues during the just-ended Calendar Quarter, except that each Partnership Party’s submission for the last month of such Calendar Quarter will be a good faith estimate and not actual amounts (each, a “Summary Statement”). Each Summary Statement (after the initial Summary Statement) will reflect an adjustment for the actual amount of the previous Calendar Quarter as needed; provided that, if, prior to preparation of a Summary Statement in accordance with the preceding sentence, a Partnership Party discovers that actual Collaboration Program Expenses or Collaboration Product Revenues have either (i) deviated materially from any non-binding, good faith estimate of such Collaboration Program Expenses or Collaboration Product Revenues submitted to the other Partnership Party in accordance with this Section 7.2.3, or (ii) deviated by more than [***] from the aggregate amounts for such Collaboration Program Expenses or Collaboration Product Revenues in the most recently agreed Integrated Budget therefor, or any deviation in any single Expense of more than [***] dollars ($[***]) from the amount included in the most recently agreed Integrated Budget therefor, then such Party shall promptly notify the other Partnership Party of such deviation in advance of delivery of such Summary Statement. Any reporting and reconciliation of variances between estimated and actual Expenses may be delayed by a Calendar Quarter as reasonably necessary in light of a Partnership Party’s internal reporting procedures. The

Partnership Parties’ respective Summary Statements will serve as the basis of the Reconciliation Reports prepared by the Parties pursuant to Section 7.2.4. The Partnership Parties’ respective finance departments, coordinated by Alliance Managers, will meet at least [***] per month, or as otherwise mutually agreed by the Partnership Parties, to discuss any questions or issues arising from the Summary Statements, including the basis for the recognition of specific Collaboration Program Expenses, review cost estimates and forecasts, and discuss reconciliation and reporting procedures.
7.2.4.
Reconciliation. CRISPR will prepare a reconciliation report, as soon as practicable after the receipt of the other Partnership Party’s Summary Statement, but in any event no later than [***] days after the end of each Calendar Quarter, accompanied by reasonable supporting documents and calculations sufficient to support each Partnership Party’s financial reporting obligations, independent auditor requirements and obligations under the Sarbanes-Oxley Act, which reconciles the amounts accrued and reported in each Partnership Party’s Summary Statement during such Calendar Quarter and the share of the Collaboration Product Revenue and Collaboration Program Expenses with respect to such applicable Collaboration Products to be allocated to each of the Partnership Parties for such Calendar Quarter in accordance with Section 7.2.1 (such report, the “Reconciliation Report”).
7.2.5.
Budget Matters.
(a)
Initial Integrated Budget Limitations. [***].
(b)
Budget Explanations. In any given Calendar Year beyond the Calendar Year of [***], if a Partnership Party’s aggregate Development Costs, Manufacturing Costs, Medical Affairs Costs or Commercialization Costs in any Calendar Year are likely to exceed, or actually exceed, those set forth in the applicable Development Budget, Manufacturing Budget, Medical Affairs Budget or Global Commercialization Budget for all of its activities under the Global Development Plan, Global Manufacturing Plan, Global Medical Affairs Plan or Global Commercialization Plan, as applicable, in such Calendar Year by up to [***] of the aggregate amount set forth in the applicable Development Budget, Manufacturing Budget, Medical Affairs Budget or Global Commercialization Budget, such Partnership Party will provide the other Partnership Party with a detailed, itemized explanation for such excess expenses, and such excess expenses will be included in the Development Costs, Manufacturing Costs, Medical Affairs Cost or Commercialization Costs, as applicable, and shared by the Partnership Parties as provided herein. Notwithstanding the foregoing, and for the avoidance of doubt, the JSC may, in light of the foregoing, review, discuss and approve any updates or amendment to an applicable plan or budget, in accordance with this Agreement.

7.2.6.
Development and Regulatory Milestones.
(a)
Milestones Events. CRISPR will pay Sirius (allocated between Sirius-US and Sirius-CY as directed by Sirius-CY) the non-refundable and non-creditable milestone payments set forth in this Section 7.2.6(a) (the “Collaboration Milestone Payments”) with respect to the Collaboration Products, whether such milestone event (each a “Milestone Event”) is achieved by CRISPR, Sirius or their respective Affiliates or any Licensees or Sublicensees. Each Collaboration Milestone Payment set forth below, is payable only once, regardless of the number of Collaboration Products that achieve the relevant Milestone Event.

Development and Regulatory Milestone Events	Collaboration Milestone Payment (USD)
1) [***]	$[***]
2) [***]	$[***]
3) [***]	$[***]

(b)
Skipped Milestones. The Milestone Events numbered [***] as set forth in Section 7.2.6(a) are intended to be successive; if a Collaboration Product is not required to undergo the event associated with any such Milestone Event, such skipped Milestone Event will be deemed to have been achieved upon the achievement by such Collaboration Product of the next successive Milestone Event. Payment for any such skipped Milestone Event that is owed in accordance with the provisions of the foregoing sentence with respect to a given Collaboration Product will be due concurrently with the payment for the next successive Milestone Event by such Collaboration Product, it being agreed that if a Collaboration Product for is not required to undergo the Milestone Event numbered [***], the corresponding Collaboration Milestone Payment will be made upon the first to occur of the Milestone Events numbered [***].
7.3.
Licensed Products.
7.3.1.
Research Program Expenses.
(a)
No later than [***] Business Days after the end of each calendar month, Sirius will provide CRISPR with a flash report estimating reimbursable Research Program Expenses, if any, incurred by it and its Affiliates during the just-ended calendar month.
(b)
No later than [***] days after the end of each Calendar Quarter, Sirius will submit to CRISPR an itemized report of Research Program Expenses, if any,

incurred by Sirius and its Affiliates during such Calendar Quarter (the “Research Expense Statement”), including reasonable supporting documentation.
(c)
CRISPR will reimburse Sirius for all Research Program Expenses in accordance with the applicable Research Budget within [***] days after its receipt of the applicable Research Expense Statement and an applicable invoice. If the Research Program Expenses for a Research Plan or additional Research Plan exceed the applicable Research Budget, Sirius may include such excess costs in the applicable Research Expense Statement, and CRISPR will reimburse such excess costs, to the extent such excess costs do not exceed [***] of the applicable aggregate Research Budget.
(d)
Notwithstanding anything to the contrary contained herein and other than as set forth in Section 4.4, CRISPR will not be obligated to reimburse Sirius for any Research Program Expenses incurred in connection with the Research of a Licensed Product Candidate or Licensed Product following exercise of the CRISPR Option for the relevant Research Program unless such costs are (i) incurred prior to exercise of the CRISPR Option or (ii) otherwise agreed to by the Parties in writing in advance. For further clarity, Sirius will not be obligated to conduct any Research Activities following exercise of the applicable CRISPR Option unless the Parties agree to the scope of such Research Activities and the reimbursement by CRISPR of Sirius’ Research Program Expenses therefor.
7.3.2.
Option Exercise Fee. As partial consideration for Sirius’ grant of intellectual property rights following the Option Exercise Date, with respect to each Licensed Target for which CRISPR exercises the applicable CRISPR Option, CRISPR shall pay to Sirius a one-time, non-refundable and non-creditable (unless otherwise provided herein) option exercise fee of Ten Million U.S. Dollars ($10,000,000) (each an “Option Exercise Fee”). The payment of any Option Exercise Fee shall be allocated between Sirius-US and Sirius-CY as directed by Sirius-CY. Following receipt of the CRISPR Option Notice and, if applicable, receipt of HSR Clearance, Sirius will promptly invoice CRISPR for the Option Exercise Fee and CRISPR will make the appropriate payment within [***] days after receipt of such invoice, payable in cash, CRISPR Common Stock, at a price per share determined pursuant to the Share Issuance Agreement, or any combination thereof, as determined by CRISPR in its sole discretion, such payment to be governed by the Share Issuance Agreement.
7.3.3.
Milestone Payments.
(a)
Development and Regulatory Milestones. CRISPR will pay Sirius (allocated between Sirius-US and Sirius-CY as directed by Sirius-CY) the Milestone Payments set forth in this Section 7.3.3(a) with respect to one (1) Licensed Product for each Licensed Target for which CRISPR exercises a CRISPR Option, whether such Milestone Event is achieved by CRISPR or its respective Affiliates or any Sublicensees. Each Milestone Payment set forth below is payable only once per Licensed Target for which CRISPR exercises a CRISPR Option regardless of the number of Licensed Products for such Licensed Target that achieve the relevant Milestone Event. For the avoidance of doubt, if CRISPR exercises both CRISPR Options, each Milestone Event set forth below may be achieved a maximum of two (2) times, once with respect to a Licensed Product Targeting the Licensed Target that is the subject of the first CRISPR Option and once with respect to a Licensed Product Targeting the Licensed Target that is the subject of the second CRISPR Option.

Development and Regulatory Milestone Events	Milestone Payment (USD)
1) [***]	$[***]
2) [***]	$[***]
3) [***]	$[***]
4) [***]	$[***]
5) [***]	$[***]
6) [***]	$[***]

The Milestone Events numbered [***] as set forth in this Section 7.3.3(a) are intended to be successive; if a Licensed Product is not required to undergo the event associated with any such Milestone Event, such skipped Milestone Event will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive Milestone Event. Payment for any such skipped Milestone Event that is owed in accordance with the provisions of the foregoing sentence with respect to a given Licensed Product will be due concurrently with the payment for the next successive Milestone Event by such Licensed Product, it being agreed that if a Licensed Product is not required to undergo the Milestone Event numbered [***], the corresponding Milestone Payment will be made upon the first to occur of the Milestone Events numbered [***].

(b)
Commercial Milestones. On an exercised Licensed Target-by-exercised Licensed Target basis, CRISPR will pay Sirius the Milestone Payments set forth in this Section 7.3.3(b) with respect to the first Licensed Product Targeting such Licensed Target for which CRISPR exercises a CRISPR Option, whether such Milestone Event is achieved by CRISPR or its Affiliates or any of their Licensees or Sublicensees. Each Milestone Payment set forth below, is payable only once per Licensed Target for which CRISPR exercises a CRISPR Option, regardless of the number of Licensed Products for such Licensed Target that achieve the relevant Milestone Event or the number of times achieves such Milestone Event. For the avoidance of doubt, if CRISPR exercises both CRISPR Options, each Milestone Event set forth below may be achieved a maximum of two (2) times, once with respect to a Licensed Product Targeting the Licensed Target that is the subject of the first CRISPR Option and once with respect to a Licensed Product Targeting the Licensed Target that is the subject of the second CRISPR

Option. If more than one (1) Milestone Event is first achieved in a given Calendar Year, CRISPR will pay Sirius the applicable Milestone Payment for each such achieved Milestone Event.

Commercial Milestone Events	Milestone Payment (USD)
1) [***]	$[***]
2) [***]	$[***]
3) [***]	$[***]
4) [***]	$[***]
5) [***]	$[***]

7.3.4.
Royalties.
(a)
Royalty Rates. Subject to Sections 7.3.4(b) and 7.3.5, on a Licensed Product-by-Licensed Product and country-by-country basis, CRISPR will pay Sirius royalties based on the Annual Net Sales of each Licensed Product sold by CRISPR, its Affiliates, Licensees or Sublicensees in the Field in the Territory during a Calendar Year (the “Royalties”) at the rates set forth in the table below (the “Royalty Rates”); provided, that CRISPR will have no obligation under this Section 7.3.4(a) with respect to any Collaboration Product.

Annual Net Sales (in USD) for such Licensed Product in the Field in the Territory	Royalty Rates as a Percentage (%) of Net Sales
1) Portion of Annual Net Sales up to and including $[***].	[***]%
2) Portion of Annual Net Sales that exceeds $[***], up to and including $[***].	[***]%
3) Portion of Annual Net Sales that exceeds $[***].	[***]%

(b)
Royalty Term. CRISPR will pay Royalties to Sirius under this Section 7.3.4 on a Licensed Product-by-Licensed Product and a country-by-country basis during the Royalty Term. Upon the expiration of all payment obligations (including the Royalty Term) for a given Licensed Product in a given country, the applicable Exclusive

License with respect to such Licensed Product will become fully-paid, perpetual and irrevocable.
7.3.5.
Royalty Deductions.
(a)
Reduction for Generic Competition. If one or more Generic Products with respect to a Licensed Product is marketed and sold in a given country by one or more Third Parties during any Calendar Quarter during the Royalty Term, and (i) if Net Sales of the corresponding Licensed Product subsequently decrease for [***] consecutive Calendar Quarters by [***] or up to but not including [***] from the level of Net Sales achieved prior to the Generic Product(s) entry in that country, then for all Calendar Quarters thereafter, the Royalty Rate for such Licensed Product in such country, on a Licensed Product-by-Licensed Product and country-by-country basis, will hereafter be reduced to [***] of the applicable Royalty Rate set forth in Section 7.3.4(a), and if Net Sales of the corresponding Licensed Product subsequently decrease for [***] consecutive Calendar Quarters by [***] or more from the level of Net Sales achieved prior to the Generic Product(s) entry in that country, then for all Calendar Quarters thereafter, the Royalty Rate for such Licensed Product in such country, on a Licensed Product-by-Licensed Product and country-by-country basis, will hereafter be reduced to [***] of the applicable Royalty Rate set forth in Section 7.3.4(a).
(b)
Third Party Licenses. CRISPR may deduct from the Royalties payable to Sirius under Section 7.3.4 with respect to such Licensed Product, [***] of the aggregate amounts paid by CRISPR for such Licensed Product accrued by CRISPR or its Affiliate or Sublicensee to such Third Party(ies) under such [***] In-License and [***] of aggregate amounts paid by CRISPR with respect to a [***] In-License, if applicable, in accordance with Sections 5.6.2(a) and 5.6.2(b), respectively; provided that in no event shall the deductions under this provision reduce Royalties due to Sirius in any payment period with respect to such Licensed Product to less than [***] of the amount that would otherwise be due to Sirius. Any amounts paid to such Third Party under such [***] In-License which is entitled to be deducted under this provision but is not deducted as a result of the foregoing proviso shall be carried over and applied against Royalties payable to Sirius in respect of such Licensed Product in the Territory in subsequent payment periods until the full deduction is taken.
(c)
Inflation Reduction Act. If during the Royalty Term for a Licensed Product in the U.S., a Licensed Product is designated as a “selected drug” by the Secretary of the U.S. Department of Health and Human Services under the Inflation Reduction Act, and CRISPR (or any of its Affiliates or its or their Sublicensees) is required to negotiate a maximum fair price that shall apply to sales of such Licensed Product during the price applicability period as specified in the Inflation Reduction Act, then, thereafter, then the Royalty Rates in the U.S. for such Licensed Product will be reduced to [***] of the Royalty Rate in Section 7.3.4(a).
(d)
Maximum Amount of Royalty Reduction. In no event shall the Royalties payable to Sirius under Section 7.3.4(a) be reduced by more than [***] in a given region or country in any Calendar Quarter as a result of the reductions set out in

Section 7.3.5(a) through 7.3.5(c) (the “Royalty Floor”). However, in the event there are amounts in this Section 7.3.5 that CRISPR is unable to credit due to the Royalty Floor, then CRISPR would be entitled to carry over such amounts and credit them in future Calendar Quarters against any Royalties due to Sirius.
7.3.6.
Royalty Payment; Reports. Following the First Commercial Sale of the Licensed Product in the Territory giving rise to Net Sales that occurs, within [***] days after the end of each Calendar Quarter, CRISPR will deliver a report to Sirius specifying: (a) gross sales in the relevant Calendar Quarter, (b) such Net Sales in the relevant Calendar Quarter, including an accounting of deductions applied to determine such Net Sales, (c) a summary of the then-current exchange rate methodology then in use by CRISPR, and (d) Royalties payable on such Net Sales (each a “Royalty Report”). All Royalties due for each Calendar Quarter will be due and payable within [***] days after CRISPR’s delivery of the applicable Royalty Report. Royalties will be payable on a Licensed Product-by-Licensed Product basis during the Royalty Term in the Territory.
7.4.
Notice and Payment of Milestones. CRISPR will provide Sirius with written notice upon the achievement of each of the Milestone Events set forth in Section 7.2.6 or Section 7.3.3, such notice to be provided, (a) with respect to Milestone Events under Sections 7.2.6 and 7.3.3(a), within [***] Business Days after achievement, and (b) with respect to Milestone Events under Section 7.3.3(b), [***] Business Days for the Calendar Quarter in which such Milestone Event is first achieved. Following receipt of such Milestone Event achievement notice, Sirius will promptly invoice CRISPR for the applicable milestone and CRISPR will make the appropriate milestone payment within [***] days after receipt of such invoice. The Collaboration Milestone Payments and Milestone Payments under Sections 7.2.6 and 7.3.3 will be payable in cash, CRISPR Common Stock, at a price per share determined pursuant to the Share Issuance Agreement, or any combination thereof, as determined by CRISPR in its sole discretion, such payment to be governed by the Share Issuance Agreement.
7.5.
Books and Records. Each Party will keep and maintain accurate and complete records regarding Collaboration Program Expenses, Collaboration Product Revenues, Research Program Expenses, Net Sales and Royalties, as applicable, during the [***] preceding Calendar Years. Upon [***] days prior written notice from the other Party (the “Auditing Party”), the Party required to maintain such records (as applicable, the “Audited Party”) will permit an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to examine the relevant books and records of the Audited Party and its Affiliates, as may be reasonably necessary to verify the Summary Statements and Reconciliation Reports. An examination by the Auditing Party under this Section 7.5 will occur not more than [***] in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] months before the date of the request. The accounting firm will be provided access to such books and records at the Audited Party’s facility or facilities where such books and records are normally kept and such examination will be conducted during the Audited Party’s normal business hours. The Audited Party may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both the Auditing Party and the Audited Party a written report disclosing whether the applicable Summary Statements, Reconciliation Reports, Research Expense Statements and Royalty Reports, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to the Auditing Party. If the report or information submitted by the Audited Party results in an underpayment or overpayment, the Party owing underpaid or overpaid amount will promptly pay such amount to the other Party (together with any interest accrued pursuant to Section 7.8), and, if, as a result of such inaccurate report or information, such amount of underpayment by the Audited Party to the Auditing Party is more than [***] of the amount that was owed, the Audited Party will reimburse the Auditing Party for the reasonable expense incurred by the Auditing Party in connection with the audit.
7.6.
Payment Method; Currency. All cash payments under this Agreement will be paid in U.S. Dollars, by wire transfer. All payments in CRISPR Common Stock shall be at a price per share determined pursuant to the Share Issuance Agreement and are subject to Sirius’ execution and delivery to CRISPR of a mutually agreeable stock purchase or subscription agreement.
7.7.
Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. When conversion of payments from any currency other than U.S. dollars is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Eastern U.S. Edition, during the Calendar Quarter in which the applicable sales were made or Collaboration Program Expenses or Research Program Expenses are incurred. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the applicable Party. Each Party shall be responsible for all wire transfer fees incurred in connection with its payments to the other Party under this Agreement.
7.8.
Late Payment. Any undisputed payments or portions thereof due hereunder that are not paid when due will accrue interest from the date due until paid at an annual rate equal to [***] (or the maximum allowed by Applicable Law, if less).
7.9.
Taxes; Withholding.
7.9.1.
[***].
7.9.2.
Any Party may withhold from payments due to any other Party (or allocable to a Partnership Party) amounts for payment of any withholding tax that is required by Applicable Law to be paid to any taxing authority with respect to such payments or allocations. In such case, the payor Party will provide to the payee Party all relevant documents and correspondence, and will also provide to the payee Party any other cooperation or assistance on a commercially reasonable basis as may be necessary to enable the payee Party to claim exemption from such withholding. The payor Party will give proper evidence from time to time as to the payment of any such tax. The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force. For the avoidance of doubt, the withholding provisions of Section

1.4.3 of Exhibit C shall apply to any payments made pursuant to this Article 7. The Parties acknowledge and agree that to the extent amounts are withheld in accordance with this Section 7.9 or Section 1.4.3 of Exhibit C, any amounts so withheld shall be treated as paid pursuant to Section 1.4.1 or Section 1.4.2 of Exhibit C and Section 7.1 of this Agreement, as applicable. The Parties acknowledge that as of the Effective Date no withholding tax is applicable to the Upfront Consideration payable pursuant to Section 7.1.
7.9.3.
[***].
7.9.4.
Notwithstanding the foregoing, the Parties acknowledge and agree that if the paying Party (or any person paying on its behalf) is required by Applicable Law to withhold taxes in respect of any payment due under this Agreement, and if such withholding obligation arises or is increased solely as a result any action by the paying Party (or any person paying on its behalf) after the Effective Date, including, without limitation, any assignment of this Agreement by the paying Party, a Change of Control of the Paying Party, or the paying Party exercising its rights or performing its obligations or duties under this Agreement through an Affiliate (each, a “Withholding Tax Action”), then, notwithstanding anything to the contrary herein, any such payment shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings (including any withholdings on additional amounts), the receiving Party receives an amount equal to the sum it would have received had no such Withholding Tax Action occurred. If a Governmental Authority retroactively determines that a payment made by a Party to the other Party pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the Governmental Authority, including any interest and penalties that may be imposed thereon but excluding any penalties and interest due to such Party’s negligence (together with the tax paid, the “Withholding Amount”), the Withholding Party shall have the right (a) to offset the Withholding Amount against future payment obligations of the Withholding Party under this Agreement, (b) to invoice the other Party for the Withholding Amount (which shall be payable by the other Party within [***] days of its receipt of such invoice), or (c) to pursue reimbursement of the Withholding Amount by any other available remedy.
7.9.5.
All payments under this Agreement are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). Where any sum due to be paid to either Party hereunder is or would otherwise be subject to any Indirect Tax, the Parties shall reasonably cooperate with each other and use their commercially reasonable efforts to take all actions as will enable them to secure any available exemption from or reduction in such Indirect Tax. If any Indirect Taxes are chargeable in respect of any payments under this Agreement, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this

Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, the receiving Party shall use commercially reasonable efforts to take all necessary steps to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party shall be transferred to the paying Party within [***] days of receipt. For the avoidance of doubt, this provision shall not apply to expenses borne and shared by the Partnership Parties pursuant to Section 7.2.1.
7.10.
Foreign Derived Tangible Income. Each Party shall use commercially reasonable efforts to provide, and to cause its subcontractors, sublicensees, customers and applicable Third Parties to provide, any information and documentation reasonably needed by a Party to obtain the benefits of Section 250 of the Code and the applicable Treasury Regulations or in seeking any other exemption, deduction, credit or similar tax benefit that may be available to a Party, including without limitation information required to demonstrate the extent to which the Collaboration Products will be sold, consumed, used and/or manufactured outside the United States.

Article 8.

Representations; Covenants

8.1.
Representations and Warranties of Sirius. Each of Sirius-US and Sirius-CY jointly and severally, hereby represents and warrants to CRISPR, as of the Effective Date, that, except as otherwise set forth on Schedule 8.1:
8.1.1.
Sirius is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
8.1.2.
Sirius (a) has the requisite corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
8.1.3.
this Agreement has been duly executed and delivered on behalf of Sirius, and constitutes a legal, valid and binding obligation, enforceable against Sirius in accordance with the terms hereof;
8.1.4.
the execution, delivery and performance of this Agreement by Sirius does not and will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which Sirius is a party or by which Sirius is bound, or (assuming compliance with antitrust Applicable Laws)

violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Sirius;
8.1.5.
other than as may be required pursuant to antitrust Applicable Laws, to Sirius’ Knowledge, Sirius has obtained all necessary consents, approvals and authorizations from all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;
8.1.6.
to Sirius’ Knowledge, the Sirius Technology existing as of the Effective Date constitutes all of the Patents and Know-How Controlled by Sirius that are necessary to (a) Develop, Manufacture or Commercialize the Collaboration Product Candidates and Collaboration Products and (b) Research, Develop, Manufacture or Commercialize the Licensed Product Candidates and Licensed Products, in each case clauses (a) and (b), as contemplated under this Agreement in the Field in the Territory as of the Effective Date;
8.1.7.
Sirius is the sole and exclusive owner or exclusive licensee of the Sirius Background Patents existing as of the Effective Date, free and clear of any liens, charges and encumbrances (other than encumbrances under the terms of any agreement pursuant to which any such Patents are licensed to Sirius), and neither any license granted by Sirius to any Third Party, nor any license granted by any Third Party to Sirius conflicts with the license grants to CRISPR under Sections 5.3.1 and 5.3.2 and Sirius is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such Sirius Background Patents it purports to grant to CRISPR under this Agreement;
8.1.8.
Schedule 8.1.8 sets forth a true, correct and complete list of all Sirius Background Patents as of the Effective Date and indicates whether such Patent is owned by Sirius or licensed by Sirius from a Third Party and if so, identifies the licensor or sublicensor from which the Patent is licensed;
8.1.9.
the agreements set forth on Schedule 3.1.2(c)(ii) and Schedule 3.4.5(a) were entered into pursuant to arms-length transactions;
8.1.10.
to Sirius’ Knowledge, no Third Party (a) is infringing any Sirius Background Patents or (b) has challenged the scope, validity or enforceability of Sirius Background Patents (including, by way of example, through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority) other than in the ordinary course of Prosecution and Maintenance of such Patents;
8.1.11.
there are no judgments or settlements against or owed by Sirius or, to Sirius’ Knowledge, pending or threatened claims or litigation, in either case relating to the Sirius Background Technology;

8.1.12.
there is no action, claim, demand, suit, Proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to Sirius’ Knowledge, threatened against Sirius, any of its Affiliates or any Third Party, in each case in connection with the Sirius Background Technology or relating to the licenses contemplated by this Agreement;
8.1.13.
Sirius has not employed (and, to Sirius’ Knowledge, Sirius has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement;
8.1.14.
a true, complete, and unredacted copy of each of the agreements listed on Schedule 3.1.2(c)(ii) and Schedule 3.4.5(a) has been provided to CRISPR prior to the execution of this Agreement; and
8.1.15.
Sirius has the economic and beneficial ownership of Collaboration Product Revenue payable pursuant to Section 7.2.1 of this Agreement.
8.2.
Representations and Warranties of CRISPR. CRISPR hereby represents and warrants to Sirius, as of the Effective Date, that, except as otherwise set forth on Schedule 8.2:
8.2.1.
CRISPR is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
8.2.2.
CRISPR (a) has the requisite corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
8.2.3.
this Agreement has been duly executed and delivered on behalf of CRISPR, and constitutes a legal, valid and binding obligation, enforceable against CRISPR in accordance with the terms hereof;
8.2.4.
the execution, delivery and performance of this Agreement by CRISPR does not and will not constitute a material default under or materially conflict with any material agreement, instrument or understanding, oral or written, to which CRISPR is a party or by which CRISPR is bound, or (assuming compliance with antitrust Applicable Laws) violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over CRISPR;

8.2.5.
other than as may be required pursuant to antitrust Applicable Laws, to CRISPR’s Knowledge, CRISPR has obtained all necessary consents, approvals and authorizations from all Governmental Authorities and other Persons or entities required to be obtained by CRISPR in connection with the execution and delivery of this Agreement;
8.2.6.
[***];
8.2.7.
there is no action, claim, demand, suit, Proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to CRISPR’s Knowledge, threatened against CRISPR, any of its Affiliates or any Third Party, in each case relating to the licenses contemplated by this Agreement;
8.2.8.
CRISPR has not employed (and, to CRISPR’s Knowledge, CRISPR has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement; and
8.2.9.
CRISPR has the economic and beneficial ownership of Collaboration Product Revenue payable pursuant to Section 7.2.1 of this Agreement.
8.3.
CRISPR Covenants. CRISPR hereby covenants to Sirius that, except as expressly permitted under this Agreement:
8.3.1.
CRISPR will maintain and not breach any CRISPR In-License Agreements that provide a grant of rights from such Third Party to CRISPR that are Controlled by CRISPR and are licensed from CRISPR to Sirius for a Product Candidate or Product under this Agreement;
8.3.2.
CRISPR will promptly notify Sirius of any material breach by CRISPR or a Third Party of any CRISPR In-License Agreements (including any [***] In-License) that provides a grant of rights from such Third Party to CRISPR and are licensed or may become subject to a license from CRISPR to Sirius to conduct Sirius Activities or for a Product Candidate or Product under this Agreement;
8.3.3.
CRISPR will use Commercially Reasonable Efforts to obtain and maintain the requisite resources and expertise to perform its obligations hereunder;
8.3.4.
all employees and Subcontractors of CRISPR performing CRISPR Activities hereunder on behalf of CRISPR will be obligated to assign to CRISPR all right, title and interest in and to any inventions developed by them, whether or not patentable, or, solely with respect to Subcontractors, grant exclusive license rights to CRISPR with a right to grant sublicenses through multiple tiers;

8.3.5.
CRISPR will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction;
8.3.6.
CRISPR will inform Sirius in writing if it or any Person engaged by CRISPR who is performing CRISPR Activities or any Development, Manufacturing or Commercialization activities under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to CRISPR’s Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing CRISPR Activities hereunder;
8.3.7.
CRISPR and its Affiliates will conduct any intercompany arrangements on an arm’s-length basis; and
8.3.8.
[***].
8.4.
Sirius Covenants. Each of Sirius-US and Sirius-CY, jointly and severally, hereby covenants to CRISPR that, except as expressly permitted under this Agreement:
8.4.1.
Sirius will maintain and not breach any Sirius In-License Agreements to which Sirius is a party that provide a grant of rights from such Third Party to Sirius that are Controlled by Sirius and are licensed from Sirius to CRISPR for a Product Candidate or Product under this Agreement;
8.4.2.
Sirius will promptly notify CRISPR of any material breach by one or more Sirius Entities or a Third Party of any Sirius In-License Agreements (including any [***] In-License) to which a Sirius Entity is a party that provides a grant of rights from such Third Party to one or more Sirius Entities and are licensed or may become subject to a license from a Sirius Entity to CRISPR to conduct CRISPR Activities or for a Product Candidate or Product under this Agreement;
8.4.3.
The applicable Sirius Entity will comply with each agreement set forth on Schedule 3.1.2(c)(ii) and Schedule 3.4.5(a) and will not materially breach or otherwise take any action or make any omission that would permit the applicable Third Party thereunder to terminate such agreement or otherwise adversely affect the rights granted to CRISPR under this Agreement. Sirius will promptly notify CRISPR of any material breach by Sirius or a Third Party of any such agreement or written notice from CRISPR of any alleged material breach by Sirius of any such agreement, and in the event of a material breach by Sirius and failure by Sirius to cure such material breach in a timely manner, will permit CRISPR to cure such material breach on Sirius’ behalf upon CRISPR’s reasonable written request. Sirius will not amend, modify, or terminate any such agreement in a manner that could adversely affect CRISPR’s rights hereunder without first obtaining

CRISPR’s written consent, which consent may be withheld in CRISPR’s sole discretion;
8.4.4.
it will not, and will cause its Affiliates not to license, sell, assign or otherwise transfer to any Person any Sirius Technology (or agree to do any of the foregoing), except as will not adversely restrict, limit or encumber the rights granted to CRISPR under Section 5.3 or, as applicable, Section 10.3.3 of this Agreement;
8.4.5.
it will notify CRISPR of any intellectual property rights of any Third Party that: (a) Sirius determines are necessary for the practice of any Sirius Background Technology and are not subject to a Sirius In-License Agreement, or (b) is a [***] Patent and is not subject to [***] In-Licenses to which Sirius is a party;
8.4.6.
it will use Commercially Reasonable Efforts to obtain and maintain the requisite resources and expertise to perform its obligations hereunder, including without limitation, wherever scientifically appropriate as determined by the JSC, utilizing Sirius’ most advanced and then current technology, methods and materials in such performance;
8.4.7.
all employees and Subcontractors of Sirius performing Sirius Activities hereunder on behalf of Sirius will be obligated to assign to Sirius all right, title and interest in and to any inventions developed by them, whether or not patentable, or, solely with respect to Subcontractors, grant exclusive license rights to Sirius with a right to grant sublicenses through multiple tiers, including assignment to a Sirius Entity and then from one Sirius Entity to another pursuant to an intercompany agreement;
8.4.8.
Sirius will not engage, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction;
8.4.9.
Sirius will inform CRISPR in writing promptly if it or any Person engaged by Sirius or any of its Affiliates who is performing Sirius Activities or any Development, Manufacturing or Commercialization activities under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Sirius’ Knowledge, is threatened, relating to the debarment or conviction of CRISPR, any of its Affiliates or any such Person performing Sirius Activities hereunder;
8.4.10.
[***], Sirius will take all actions necessary to ensure CRISPR has, or will have upon exercise of the CRISPR Option, effective worldwide rights to Research, Develop, Manufacture, and Commercialize the Licensed Products and Licensed Product Candidate in the Field in the Territory, which actions may include, without limitation, regranting CRISPR certain licenses hereunder as necessary or advisable and executing all documents necessary in connection therewith; and
8.4.11.
The Sirius Entities and their Affiliates will conduct any intercompany arrangements on an arm’s-length basis; and
8.4.12.
[***].
8.5.
Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party nor its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose. Sirius and CRISPR understand that each Product Candidate and Product is the subject of ongoing Research and Development and that neither Party can assure the safety, usefulness or commercial or technical viability of any Product Candidate or Product or the results of any activities conducted under this Agreement.

Article 9.

Indemnification; Insurance

9.1.
Indemnification by Sirius. Sirius will indemnify, defend and hold harmless CRISPR, each of its Affiliates, and each of its and its Affiliates’ respective employees, officers, directors and agents (each, a “CRISPR Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that any CRISPR Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of any claim by any Third Party based on:
9.1.1.
[***];
9.1.2.
[***];
9.1.3.
[***];
9.1.4.
[***]; or
9.1.5.
[***].

except, in each case, to the extent CRISPR is required to indemnify Sirius pursuant to Section 9.2.

9.2.
Indemnification by CRISPR. CRISPR will indemnify, defend and hold harmless Sirius, each of its Affiliates, and each of its and its Affiliates’ respective employees, officers, directors and agents (each, a “Sirius Indemnified Party”) from and against any and all Liabilities that any Sirius Indemnified Party may be required to pay to one or more Third Parties to the extent resulting from or arising out of any claim by any Third Party based on:
9.2.1.
[***];
9.2.2.
[***];

9.2.3.
[***];
9.2.4.
[***]; or
9.2.5.
[***].

except, in each case, to the extent Sirius is required to indemnify CRISPR pursuant to Section 9.1.

9.3.
Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 9, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide a copy to the Indemnifying Party of any complaint, summons or other written or verbal notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver written notice will relieve the Indemnifying Party of liability to the Indemnified Party under this Article 9 only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise and any failure to contest prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent which will not be unreasonably withheld, delayed or conditioned other than settlements only involving the payment of monetary awards for which the Indemnifying Party will be fully-responsible. The Indemnified Party will cooperate with the Indemnifying Party in such Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s sole cost and expense.
9.4.
Other Third Party Claims for Products. If a Third Party brings a claim of any nature arising out of the Research, Development, Manufacture, Commercialization or use of any of the Products, other than claims for which a Party has indemnification obligations pursuant to Section 9.1 or Section 9.2, the Party that is named as a defendant in such claim will have the right to defend itself against such claim. The other Party will reasonably assist the defending Party in defending the claim and cooperate in any such litigation. The defending Party will provide the other Party with prompt written notice of the receipt of any such claim and will keep the other party apprised of the progress of such claim and will promptly furnish the other Party with a copy of the claim. The defending Party will not enter into any settlement agreement with such Third Party without the other Party’s prior written consent, not to be unreasonably withheld, delayed or conditioned. If both Parties are named as defendants in any claim, both Parties may defend such claim and the Parties will reasonably cooperate with respect to such defense. [***].

9.5.
Insurance.
9.5.1.
Coverage. Within [***] days after the Effective Date (except that, with respect to clause (a), no later than the [***]), each Party will, at its sole cost and expense, procure and maintain the following policies or such other policies as determined by the JSC on reasonable terms and conditions and customary for the activities undertaken by the Parties, each naming the other Party and its Indemnified Parties as additional insureds:
(a)
product liability insurance (when obtainable) in amounts not less than $[***] annual aggregate;
(b)
clinical trial liability coverage (when obtainable) in amounts not less than $[***] (which may be covered by product liability insurance, as applicable);
(c)
commercial general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate, which policy shall include broad form contractual liability coverage for the indemnification obligations under Section 9.1 or Section 9.2; and
(d)
network security/privacy liability insurance (also called “cyber” liability) in amounts not less than $[***] per claim and annual aggregate, until initiation of first Clinical Trial, at which point such amount per claim and annual aggregate would increase to $[***], covering all acts, theft of intellectual property or other negligence in the handling of confidential information.

[***].

9.5.2.
Evidence of Insurance. Each Party will provide the other Party with evidence of the insurance required under this Section 9.5 upon the other Party’s request. Each Party will provide the other Party with notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance. The cancelling or non-renewing Party will obtain replacement insurance providing comparable coverage prior to the expiration of such [***]-day period.
9.5.3.
Post-Termination Obligations. Each Party will maintain the insurance required under this Section 9.5 beyond the expiration or termination of this Agreement for a reasonable period after the period during which either Party or its Affiliates or Sublicensees is Developing or Commercializing any Product, which in no event will be less than [***].
9.5.4.
Affiliates, Sublicensees. Each Party will (i) ensure that all applicable Affiliates of such Party are covered under such Party’s insurance policies as described in Section 9.5 and (ii) require all of its Sublicensees and distributors to comply with the provisions and obligations under this Section 9.5 as if such entity were such Party.

9.5.5.
No Limitation. The minimum amounts of insurance coverage required under this Section 9.5 will not be construed to create a limit of liability with respect to a Party’s indemnification obligations under Section 9.1 or Section 9.2, as applicable.
9.5.6.
Self-Insurance. Notwithstanding the foregoing, a Party may self-insure to the extent that it self-insures for its other activities.
9.6.
Limitation of Damages. Except for (a) claims of a Third Party that are subject to indemnification under this Article 9, (b) claims arising out of a Party’s gross negligence or willful misconduct, or (c) a Party’s breach of Article 11, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, lost data or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

Article 10.

Term; Termination.

10.1.
Term. The term of this Agreement will commence on the Effective Date and, unless earlier terminated pursuant to this Article 10 or the Parties mutually agree in writing to end the Agreement, continue in full force and effect until the latest of (a) with respect to Collaboration Products, on a Collaboration Product-by-Collaboration Product and country-by-country basis, until the date on which such Collaboration Product is no longer Commercialized in such county (the “Collaboration Products Term”) (b) with respect to Licensed Products, on a Licensed Product-by-Licensed Product and country-by-country basis, upon expiration of all payment obligations for such Licensed Product in such country (the “Licensed Products Term”), or (c) with respect to Opt-Out Products, on an Opt-Out Product-by-Opt-Out Product and country by country basis, upon expiration of the Opt-Out Products Term for such Opt-Out Product in such country pursuant to Section 10.3.11 (“Term”).
10.2.
Termination of the Agreement.
10.2.1.
CRISPR’s Termination for Convenience. CRISPR will be entitled to terminate this Agreement on a Licensed Target-by-Licensed Target basis or Licensed Product-by-Licensed Product for convenience by providing Sirius (a) ninety (90) days’ written notice of such termination if such termination is prior to the First Commercial Sale of (i) the first Licensed Product related to the applicable Licensed Target (for termination on a Licensed Target-by-Licensed Target basis) or (ii) the applicable Licensed Product (for termination on a Licensed Product-by-Licensed Product basis), or (b) one hundred eighty (180) days’ written notice of such termination if such termination is after the First Commercial Sale of (i) the first Licensed Product related to the applicable Licensed Target (for termination on a Licensed Target-by-Licensed Target basis) or (ii) the applicable Licensed Product (for termination on a Licensed Product-by-Licensed Product basis).

10.2.2.
Termination for Material Breach.
(a)
Sirius’ Right to Terminate. If CRISPR is in material breach of this Agreement, then Sirius may deliver written notice of such material breach to CRISPR. If the breach is curable, CRISPR will have [***] days from the receipt of such notice to cure such breach. If either CRISPR fails to cure such breach within such [***] day period or the breach is not subject to cure, Sirius, in its sole discretion (as to whether to terminate), may terminate this Agreement (i) if such breach relates solely to a particular Collaboration Product, with respect to the Collaboration Product affected by such breach (or, as applicable, Opt-Out Product, with respect to the Opt-Out Product affected by such breach), (ii) if such breach relates solely to a particular Licensed Product, with respect to the Licensed Product affected by such breach, or (iii) if such breach relates to this Agreement as a whole, in its entirety, in each case of clauses (i) through (iii), by providing written notice to CRISPR. Notwithstanding anything to the contrary set forth in this Agreement, Sirius retains the right to pursue remedies available at law or equity, including the enforcement of this Agreement.
(b)
CRISPR’s Right to Terminate. If Sirius is in material breach of this Agreement, then CRISPR may deliver written notice of such material breach to Sirius. If the breach is curable, Sirius will have [***] days following receipt of such notice to cure such breach. If either Sirius fails to cure such breach within such [***] day period, or the breach is not subject to cure, CRISPR, in its sole discretion (as to whether to terminate), may terminate this Agreement (i) if such breach relates solely to a particular Collaboration Product, with respect to the Collaboration Product affected by such breach (or, as applicable, Opt-Out Product, with respect to the Opt-Out Product affected by such breach), (ii) if such breach relates solely to a particular Licensed Product, with respect to the Licensed Product affected by such breach, or (iii) if such breach relates to this Agreement as a whole, in its entirety, in each case of clauses (i) through (iii), by providing written notice to Sirius. Notwithstanding anything to the contrary set forth in this Agreement, CRISPR retains the right to pursue remedies available at law or equity, including the enforcement of this Agreement.
(c)
Disputes Regarding Material Breach. Notwithstanding the foregoing, if the breaching Party in this Section 10.2.2 disputes in good faith the existence, materiality, or failure to cure of any such breach that is not a payment breach, and provides notice to the non-breaching Party of such dispute within the relevant cure period, the non-breaching Party will not have the right to terminate this Agreement in accordance with this Section 10.2.2, unless and until the relevant dispute has been resolved by agreement of the Parties or by an arbitral award in accordance with Schedule 1.12. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

10.2.3.
Termination for Patent Challenge. To the extent permissible under Applicable Law, if CRISPR or its Affiliates or Sublicensees commences a legal action challenging the validity, enforceability, or scope of any Patent within Licensed Sirius Technology (such action, a “CRISPR Patent Challenge”), then Sirius shall have the right, in its sole discretion, to give notice to CRISPR that Sirius may terminate this Agreement [***] days following such notice (or such longer period as Sirius may designate in such notice); provided, however, that Sirius will not have the right to terminate this Agreement if (i) CRISPR asserts invalidity, unenforceability, or challenges the scope as a defense in any court proceeding brought by Sirius, its Affiliates, or their respective Sublicensees, successors, or designees asserting infringement of a Patent within Licensed Sirius Technology, (ii) within [***] days after such notice, CRISPR withdraws or causes to be withdrawn such CRISPR Patent Challenge (or in the case of ex-parte proceedings, multi-party proceedings, or other CRISPR Patent Challenges that CRISPR does not have the power to unilaterally withdraw or cause to be withdrawn, CRISPR ceases assisting any other party to such CRISPR Patent Challenge and, to the extent CRISPR is a party to such CRISPR Patent Challenge, it withdraws from such CRISPR Patent Challenge within such [***]-day period), or (iii) if CRISPR terminates the sublicense agreement of any Sublicensee that commences the applicable CRISPR Patent Challenge within [***] days after such notice.
10.2.4.
Termination for Insolvency.
(a)
If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] days of the filing thereof (each, an “Insolvency Event”), then the other Party may terminate this Agreement in its entirety effective immediately upon written notice.
(b)
This Section 10.2.4(b) and Section 10.2.4(c) shall apply in the event this Agreement is not terminated. All rights and licenses now or hereafter granted by a Party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to a Party (the “Licensor Party”), the Licensor Party agrees that the other Party (the “Licensee Party”), as licensee of such rights under Section 5.2 or Section 5.3 of this Agreement, as applicable, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Licensor Party will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein. If (i) a case under the U.S. Bankruptcy Code is commenced by or against a Licensor Party, (ii) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (iii) the Licensee

Party elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, the Licensor Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:
(i)
provide to the Licensee Party all such intellectual property licensed to the Licensee Party under Section 5.2 or Section 5.3 of this Agreement, as applicable (including all embodiments thereof), held by the Licensor Party and such successors and assigns, or otherwise available to them, immediately upon the Licensee Party’s written request. Whenever the Licensor Party or any of its successors or assigns provides to the Licensee Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 10.2.4, the Licensee Party will have the right to perform the Licensor Party’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by the Licensee Party will release the Licensor Party from liability resulting from rejection of the license or the failure to perform such obligations; and
(ii)
not interfere with the Licensee Party’s rights under this Agreement, to such intellectual property licensed to the Licensee Party under Section 5.2 or Section 5.3 of this Agreement, as applicable (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.
(c)
All rights, powers and remedies of the Licensee Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to the Licensor Party. The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):
(i)
the right of access to any intellectual property rights licensed to the Licensee Party under Section 5.2 or Section 5.3 of this Agreement, as applicable (including all embodiments thereof), by the Licensor Party, or any Third Party with whom the Licensor Party contracts to perform an obligation of the Licensor Party under this Agreement, and, in the case of any such Third Party, which is necessary for the Research Activities and the Development, Manufacture, use, sale, import or export of Products, as applicable; and
(ii)
the right to contract directly with any Third Party to complete the contracted work.
10.3.
Opt-Out. On a Collaboration Product-by-Collaboration Product basis, either Partnership Party may opt out of all activities with respect to such Collaboration Product pursuant to this Agreement (an “Opt-Out Product”) upon [***] days’ written notice to the other Partnership Party (“Opt-Out”); provided that neither Partnership Party may exercise its right to Opt-Out for any Collaboration Product until the later of (a) [***] months after the Effective Date or (b) the date on which [***] is achieved; provided further, [***]. For clarity, the date that the

Opt-Out Notice is sent with respect to a Product shall be the “Opt-Out Notice Date” and the date that is [***] days after the Opt-Out Notice Date shall be the effective date of Opt-Out (the “Opt-Out Effective Date”). The Partnership Party that exercises its right to Opt-Out is referred to as the “Opt-Out Party” and the other Partnership Party is referred to as the “Continuing Party”. The Opt-Out Product shall no longer be considered a Collaboration Product for purposes of this Agreement. For clarification, in the event of an Opt-Out, the Continuing Party may continue activities with respect to the Opt-Out Product or may discontinue activities with respect to the Opt-Out Product, and the Continuing Party may terminate this Agreement with respect to the Opt-Out Product upon [***] days’ written notice to the Opt-Out Party.
10.3.1.
HSR Determination. Within [***] days following the receipt of the Opt-Out notice from the Opt-Out Party, the Continuing Party shall notify, in writing, the Opt-Out Party whether an HSR Filing is necessary (“HSR Determination Notification”), and if an HSR Filing is necessary, each Partnership Party shall as promptly as possible, but in no event later than [***] days following the Opt-Out Party’s receipt of the HSR Determination Notification, (or such later time as may be agreed to in writing by the Partnership Parties), file with the FTC and the DOJ, any HSR Filing required of it under the HSR Act with respect to the relevant Opt-Out. The Partnership Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Partnership Party will use its respective Commercially Reasonable Efforts to resolve as promptly as practicable any objections that may be asserted with respect to such Opt-Out under any antitrust, competition or trade regulatory law, and to otherwise obtain HSR Clearance as promptly as practicable. In connection with obtaining HSR Clearance from the FTC, the DOJ or any other Governmental Authority, CRISPR and its Affiliates will not be required to, and Sirius-US and its Affiliates will not be required to, (i) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of CRISPR or any of its Affiliates or Sirius-US or any of its Affiliates (or consent to any of the foregoing actions); or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in clause (i) above. Neither Partnership Party may seek early termination (or early determination) of the HSR Act waiting period without the other Partnership Party’s prior written consent, or commit to or agree to stay, toll, or extend any applicable waiting period under the HSR Act, or pull or refile any filing made under the HSR Act, or enter into any timing agreement or agree not to consummate the transactions contemplated hereby for any period of time, without the other Partnership Party’s prior written consent. Each Partnership Party shall be responsible for its own costs and expenses associated with such HSR Filing, provided, however, that each Partnership Party shall pay half of any filing fees associated with such HSR Filing.
10.3.2.
General. As of the Opt-Out Notice date and subject to the Continuing Party’s receipt of such notice, and conditioned upon obtaining HSR Clearance, [***].

10.3.3.
Development and Commercialization.
(a)
In connection with properly delivering an Opt-Out Notice to the Continuing Party, [***].
(b)
[***].
(c)
[***].
10.3.4.
Regulatory. Following any Opt-Out Notice Date with respect to an Opt-Out Product, [***].
10.3.5.
Manufacturing.
(a)
Subject to Section 10.3.5(b) below, from and after the Opt-Out Notice Date, [***].
(b)
[***].
10.3.6.
License. All licenses granted by the Continuing Party to the Opt-Out Party under this Agreement with respect to the Opt-Out Product will terminate as of the Opt-Out Effective Date, and (i) to the extent that the Continuing Party already had licenses to Develop, Manufacture or Commercialize the Opt-Out Product granted by the Opt-Out Party under this Agreement, such licenses shall continue, or (ii) to the extent that the Continuing Party did not have a license to Develop, Manufacture or Commercialize the Opt-Out Product granted by the Opt-Out Party under this Agreement, the Opt-Out Party shall, and hereby does automatically as of the Opt-Out Effective Date and, only with respect to intellectual property rights for which payments are owed to any Third Party, subject to agreement to make payments owed to such Third Party to be documented in the Opt-Out Termination Agreement, grant to the Continuing Party a non-exclusive license under the Licensed CRISPR Technology (if CRISPR is the Opt-Out Party) or Licensed Sirius Technology (if Sirius-US is the Opt-Out Party), as applicable, with the right to grant sublicenses through multiple tiers, to Develop, Manufacture, Commercialize and otherwise use such Opt-Out Product in the Field in the Territory.
10.3.7.
Opt-Out Financials.
(a)
Opt-Out Development and Regulatory Milestones. The Continuing Party shall pay the Opt-Out Party the milestone payments (the “Opt-Out Milestone Payments”) set forth in this Section 10.3.7(a) with respect to the Opt-Out Products, whether such milestone event (each a “Opt-Out Milestone Event”) is achieved by the Continuing Party or its respective Affiliates or any Sublicensees. Each Opt-Out Milestone Payment set forth below, is payable only once per Opt-Out Product.

Opt-Out Milestone Payment (USD)
[***]	[***]	[***]

Opt-Out Milestone Events (Development and Regulatory)	$[***]	$[***]	$[***]
2) [***]	$[***]	$[***]	$[***]
3) [***]	$[***]	$[***]	$[***]
4) [***]	$[***]	$[***]	$[***]
5) [***]	$[***]	$[***]	$[***]
6) [***]	$[***]	$[***]	$[***]

The Opt-Out Milestone Events numbered [***] as set forth in this Section 10.3.7(a) are intended to be successive; if an Opt-Out Product is not required to undergo the event associated with any such Opt-Out Milestone Event, such skipped Opt-Out Milestone Event will be deemed to have been achieved upon the achievement by such Opt-Out Product of the next successive Opt-Out Milestone Event. Payment for any such skipped Opt-Out Milestone Event that is owed in accordance with the provisions of the foregoing sentence with respect to a given Opt-Out Product will be due concurrently with the payment for the next successive Opt-Out Milestone Event by such Opt-Out Product, it being agreed that if an Opt-Out Product is not required to undergo the Opt-Out Milestone Event numbered [***], the corresponding Opt-Out Milestone Payment will be made upon the first to occur of the Opt-Out Milestone Events numbered [***]. Notwithstanding the foregoing, if prior to the Opt-Out Effective Date, the Opt-Out Milestone Events have already been accomplished by the applicable Opt-Out Product or such Opt-Out Product was not required to undergo the event associated with any such Opt-Out Milestone Event, the applicable Opt-Out Milestone Event shall be deemed to not be applicable to the Opt-Out Product and the corresponding Opt-Out Milestone Payment not due to the Opt-Out Party.

(b)
Opt-Out Commercial Milestones. The Continuing Party shall pay the Opt-Out Party the Opt-Out Milestone Payments set forth in this Section 10.3.7(b) with respect to the Opt-Out Products, whether such Opt-Out Milestone Event is achieved by the Continuing Party or its respective Affiliates or any Sublicensees. Each Opt-Out Milestone Payment set forth below, is payable only once per Opt-Out Product.

Opt-Out Milestone Events (Commercial)	Opt-Out Milestone Payment (USD)
	[***] Opt-Out Product	[***]Opt-Out Product	[***]
1) [***]	$[***]	$[***]	$[***]
2) [***]	$[***]	$[***]	$[***]
3) [***]	$[***]	$[***]	$[***]

4) [***]	$[***]	$[***]	$[***]
5) [***]	$[***]	$[***]	$[***]

If more than one (1) Opt-Out Milestone Event is first achieved in a given Calendar Year, the Continuing Party will pay the Opt-Out Party the applicable Opt-Out Milestone Payment for each such achieved Opt-Out Milestone Event. Notwithstanding the foregoing, if prior to the Opt-Out Effective Date, the Opt-Out Milestone Events have already been accomplished by the applicable Opt-Out Product, the applicable Opt-Out Milestone Event shall be deemed to not be applicable to the Opt-Out Product and the corresponding Opt-Out Milestone Payment not due to the Opt-Out Party.

(c)
Opt-Out Milestone Cap. Notwithstanding anything to the contrary in Sections 10.3.7(a) and 10.3.7(b), if CRISPR is the Opt-Out Party and the Opt-Out Effective Date is prior to the First Commercial Sale of the applicable Opt-Out Product, Sirius-US, as the Continuing Party, shall pay CRISPR the Opt-Out Milestone Payments until the date on which the cumulative Opt-Out Milestone Payments paid by Sirius-US to CRISPR for such Opt-Out Product in the Territory are equal to or exceed [***] percent ([***]%) of CRISPR’s cumulative Development Costs incurred for such Opt-Out Product in the Territory.
(d)
Opt-Out Royalties. The Continuing Party shall pay the Opt-Out Party royalties (“Opt-Out Royalties”) in accordance with this Section 10.3.7(d) and 10.3.7(e). The applicable royalty rates shall be determined in accordance with the table set forth below (the “Opt-Out Royalty Rates”). For the avoidance of doubt, the allocation of Collaboration Program Expenses and Net Sales pursuant to Section 7.2 shall terminate upon the Opt-Out.
(e)
Royalty Term; Royalty Rates. Royalties payable under this Section 10.3.7(e) shall be paid by the Continuing Party to the Opt-Out Party on an Opt-Out Product-by-Opt-Out Product and country-by-country basis during the Opt-Out Royalty Term.

Annual Net Sales (in USD) for such Opt-Out Product in the Field in the Territory	Opt-Out Royalty Rates as a Percentage (%) of Net Sales
	CRISPR or Sirius-US as the Opt-Out Party and the Opt-Out Effective Date is [***]	CRISPR or Sirius-US as the Opt-Out Party and the Opt-Out Effective Date is [***]
1) Portion of Annual Net Sales up to and including $[***].	[***]%	[***]%
2) Portion of Annual Net Sales that	[***]%	[***]%

exceeds $[***], up to and including $[***].
3) Portion of Annual Net Sales that exceeds $[***].	[***]%	[***]%

10.3.8.
Adjustment to Opt-Out Royalties. On an Opt-Out Product-by-Opt-Out Product and country-by-country basis, during any portion of the Opt-Out Royalty Term for an Opt-Out Product in a given country in which there is no Valid Claim of a Patent within the Sirius Patents Covering such Opt-Out Product, the applicable Opt-Out Royalties payable with respect to such Opt-Out Product and such country shall be reduced by [***].
10.3.9.
Third Party Payment Credit. Unless otherwise set forth in an Opt-Out Termination Agreement, Section 7.3.5 shall apply to Opt-Out Products, mutatis mutandis, as it applies to Licensed Products.
10.3.10.
Royalty Payment; Reports. Following the First Commercial Sale of the Opt-Out Product giving rise to Net Sales that occurs after the Opt-Out Effective Date, within [***] days after the end of each Calendar Quarter, the Continuing Party will deliver a report to the Opt-Out Party specifying on a country-by-country basis: (i) gross sales in the relevant Calendar Quarter, (ii) such Net Sales in the relevant Calendar Quarter, including an accounting of deductions applied to determine such Net Sales, (iii) a summary of the then-current exchange rate methodology then in use by the Continuing Party, and (iv) Opt-Out Royalties payable on such Net Sales. All Opt-Out Royalties due for each Calendar Quarter will be due and payable within [***] days after the Continuing Party’s delivery of the applicable report.
10.3.11.
Fully Paid License. Subject to payment of all payments to Third Parties only with respect to intellectual property rights for which payments are owed to any Third Party pursuant to the Opt-Out Termination Agreement, on an Opt-Out Product-by-Opt-Out Product and country-by-country basis, upon the expiration of the Opt-Out Royalty Term for a given Opt-Out Product in a given country, the licenses granted under Section 10.3.6 with respect to such Opt-Out Product in such country shall automatically become fully paid-up, royalty-free, perpetual and irrevocable (the time period between the applicable Opt-Out Effective Date and such end date, the “Opt-Out Product Term”).
10.3.12.
Other Applicable Terms. Sections 7.4 through 7.9 shall apply with respect to the payments payable pursuant to this Section 10.3.

10.4 Consequences of Expiration or Certain Terminations of this Agreement. If this Agreement expires or is terminated by a Party in accordance with Section 10.2 (including as applicable, with respect to an Opt-Out Product subject to Section 10.3), at any time and for any reason, (a) if this Agreement expires or is terminated in its entirety, the following terms will apply with respect to any and all applicable Products (each, a “Terminated Product”), or (b) if this Agreement is terminated with respect to (i) one or more Collaboration Products, but remains in effect with respect to any other Products, (ii) to one or more Licensed Products, but remains in effect with respect to any other Products or (iii) to one or more Opt-Out Products, but remains in effect with respect to any other Products, the following terms will apply to the Products with respect to which this Agreement is terminated, each of which shall be a Terminated Product, but this Agreement shall remain in full force and effect in accordance with its terms for any other Products as to which this Agreement has not been terminated:

10.4.1.
Upon termination (but not expiration) of this Agreement, the Parties shall coordinate to orderly wind down (a) the Research Program, if ongoing, and (b) Research (if applicable), Development, Manufacture and Commercialization of all Terminated Products.
10.4.2.
Upon termination (but not expiration) of this Agreement: all licenses and other rights and obligations of the Parties with respect to any Terminated Product will terminate except as provided in this Section 10.4 and in Section 10.6, and (a) [***] and (b) [***]; provided that, in the case of any sublicense agreements entered into by a Party prior to the effective date of expiration or termination, if the Sublicensee is not then in breach of its sublicense agreement with such Party, such that such Party would have the right to terminate such sublicense, such Sublicensee shall, have the right to receive a direct license from the other Party on substantially the same terms and conditions as set forth in the sublicense agreement; provided further, that (i) the scope of the license granted directly by the other Party to such direct Sublicensee shall be co-extensive with the scope of the sublicense granted by a Party to such Sublicensee and (ii) all obligations to such Sublicensee arising prior to execution of such direct license shall remain the responsibility of such Party, and the other Party shall be released from any and all liability relating to such obligations. If any Sublicensee desires to enter into such a direct license, it shall notify the other Party of such desire no later than [***] days after the effective date of termination of this Agreement. For clarity, if the Agreement is terminated in its entirety, neither Party shall have any exclusivity obligation under Section 5.11.
10.4.3.
Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party (for termination, with respect to the Terminated Product(s)) prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.
10.4.4.
The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information with respect to the Terminated Product(s), unless such Confidential Information also relates to other Products that are not Terminated Products and except, in the event of expiration, to the extent any Confidential Information is necessary or reasonably useful for practicing any license surviving expiration. However, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes, as well as such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Article 11.
10.4.5.
If this Agreement is terminated in its entirety or all Collaboration Products are Terminated Products, then the JSC and all Committees and working groups will be dissolved as of the effective date of such termination, provided that, for any surviving provisions requiring action or decision by the JSC or any such Committee or working group or an Executive Officer, each Party will appoint representatives to act as its JSC and Committee or working group members or Executive Officer, as applicable.
10.4.6.
[***].
10.5.
Alternative Remedies in lieu of Termination.
10.5.1.
Collaboration Products. If either Partnership Party has the right to terminate this Agreement in its entirety or with respect to one or more Collaboration Products for any reason, such Partnership Party may elect, in lieu of exercising such right, as the sole monetary remedy for the applicable material breach or such other action leading to the termination right of such Partnership Party (for clarity, without affecting either Partnership Party’s (a) indemnification obligations, (b) obligation to make any payment expressly set forth in this Agreement and that became payable and was not paid to the other Partnership Party before the applicable action leading to such termination right, or (c) right to seek equitable relief, including for breach of confidentiality obligations), to keep this Agreement in effect, in which case the provisions of Section 10.3 shall apply solely with respect to the Collaboration Products to which the applicable breach or other action relates, mutatis mutandis, as if the other Partnership Party had opted out of such Collaboration Product(s) as of the date on which such other Partnership Party first committed the applicable material breach or such other action leading to the termination right of the former Party; provided, that if a Partnership Party elects its rights under this Section 10.5.1 for the other Party’s material breach, then (i) the applicable Collaboration Milestone Payments set forth in Section 7.2.6 and Opt-Out Milestone Payments set forth in Section 10.3.7, as applicable in connection with achievement of the applicable Milestone Event with respect to such Product referred to in the preceding proviso, shall be reduced by [***]; and (ii) the breaching Party’s right to participate in the JSC as well as any Committee, subcommittees or working groups established pursuant to this Agreement with respect to the Collaboration Program or the Collaboration Products will terminate.
10.5.2.
Licensed Products. If CRISPR has the right to terminate this Agreement in its entirety or with respect to one or more Licensed Products for any reason (other than pursuant to Section 10.2.1), CRISPR may elect, in lieu of exercising such right, as the sole monetary remedy for the applicable material breach or such other action leading to the termination right of such Party (for clarity, without affecting CRISPR’s right to seek equitable relief, including for breach of confidentiality obligations), to keep this Agreement in effect, in which as of the date on which Sirius first committed the applicable material breach or such other action leading to the termination right of CRISPR, the amount of Milestone Payments set forth in Section 7.3.3 shall be reduced by [***] and all Royalties set forth in Section 7.3.4 shall be reduced by [***] (after giving effect to all other applicable deductions under Section 7.3.5).
10.6.
Survival. The following provisions of this Agreement will survive any expiration or termination of this Agreement: Article 1, Section 3.5.4, Section 5.1, Section 5.8, Article 7 (with respect to any amounts owed as of the time of expiration or termination or paid during the Term), Section 8.5, Article 9, Section 10.2, Sections 10.3.7 through 10.3.12 (with respect to any amounts owed as of the time of expiration or termination or paid during the Term), Section 10.3.11, Section 10.4, Section 10.6, Article 11, Article 12, and Exhibit C.

Article 11.
Confidentiality

11.1.
Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for [***] years thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement; and (c) not use, directly or indirectly, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement. Without limiting the generality of the foregoing, to the extent that a Party provides to the other Party any Confidential Information owned by any Third Party, such other Party will handle such Confidential Information in accordance with the terms and conditions of this Article 11 applicable to a Receiving Party.
11.2.
Authorized Disclosure. Notwithstanding the foregoing provisions of Section 11.1, a Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent such disclosure is reasonably necessary to:
11.2.1.
engage in Prosecution and Maintenance activities as contemplated by this Agreement;
11.2.2.
prosecute or defend litigation, respond to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law; and provided further that the Confidential Information disclosed in response to such court or governmental order or as required by Applicable Law shall be limited to that information which is legally required to be disclosed in response to such court or governmental order or by such Applicable Law;
11.2.3.
exercise its rights and perform its obligations hereunder;
11.2.4.
make any Regulatory Filings or other filing, application or request for Regulatory Approval with any Regulatory Authority pursuant to the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law; or
11.2.5.
comply with Applicable Law.

Additionally, the Receiving Party may provide Confidential Information of the Disclosing Party, if and to the extent reasonably required in order to perform its obligations and to exploit its licenses and other rights under this Agreement, to any bona fide actual or prospective acquirers, collaborators, licensors, Sublicensees, licensees, or strategic partners and to employees, directors, agents, consultants, and advisers of any such Third Party, in each case, who are under obligations of confidentiality and non‑use with respect to such information that is no less stringent than the terms of this Section 11.2 (but of duration customary in confidentiality agreements entered into for a similar purpose).

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 11.2, the Disclosing Party will to the extent possible give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

11.3.
SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement as permitted by Section 11.2 or (a) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country; provided that such Party will reasonably consider the comments of the other Party regarding confidential treatment sought for such disclosure and (b) to its advisors (including financial advisors, attorneys and accountants) or Third Parties conducting due diligence or similar investigations, including actual or potential acquisition or collaboration partners, financing sources or investors and underwriters, in each case on a need to know basis; provided further that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations) (but of duration customary in confidentiality agreements entered into for a similar purpose). For the avoidance of doubt, either Party will have the right to disclose the general status of exploitation of Products under this Agreement to such Party’s advisors (including financial advisors, attorneys and accountants) or Third Parties conducting due diligence or similar investigations, including actual or potential acquisition or collaboration partners, financing sources or investors and underwriters, in each case on a need to know basis; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein (which may include professional ethical obligations) (but of duration customary in confidentiality agreements entered into for a similar purpose).
11.4.
Public Announcements. Except as may be expressly permitted under Section 11.3 or Section 11.5, or as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, [***]. If any press release or public announcement by a Party has been reviewed or approved (as applicable) by the other Party in accordance with this Section 11.4 and made publicly available, then any subsequent press release or public statement with substantially the same content may be issued by such Party without the other Party’s review or consent (as applicable) as long as the information in such publication or presentation remains true, correct, and the most current information with respect to the subject matter set forth therein.
11.5.
Publications. During the Term, each Party will submit to the other Party (the “Non-Disclosing Party”) for review and approval any proposed academic, scientific and medical publication or public presentation related to any Collaboration Product, not to be unreasonably withheld, delayed or conditioned. In each such instance, such review and approval will be conducted for the purposes of preserving the value of the CRISPR Technology and the Sirius Technology, the rights granted to the Parties hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the Non-Disclosing Party no later than [***] days before submission for publication or presentation (or [***] Business Days in advance in the case of an abstract). The Non-Disclosing Party will provide its comments with respect to such publications and presentations within [***] Business Days of its receipt of such written copy (or [***] Business Days in the case of an abstract). The review period may be extended for an additional [***] days if the Non-Disclosing Party reasonably requests such extension including for the preparation and filing of patent applications. Notwithstanding anything to the contrary, the Non-Disclosing Party may require that the other Party redact the Non-Disclosing Party’s Confidential Information from any such proposed publication or presentation. CRISPR and Sirius will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other Party in any publication. Notwithstanding the foregoing, [***]. If any academic, scientific, medical or public presentation by a Party has been reviewed or approved (as applicable) by the other Party in accordance with this Section 11.5 and made publicly available, then any subsequent publication with substantially the same content may be issued by such Party without the other Party’s review or consent (as applicable) as long as the information in such publication remains true, correct, and the most current information with respect to the subject matter set forth therein.
11.6.
Equitable Relief. Each Party acknowledges that its breach of this Article 11 would cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 11 by the other Party.

Article 12.

Miscellaneous

12.1.
Assignment. Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) Sirius and CRISPR, may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of all or substantially all of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest; provided that such sale is not primarily for the benefit of its creditors; and provided, further, that neither Sirius-US nor Sirius-CY may assign its rights and obligations hereunder unless both Sirius-US and Sirius-CY are assigning their rights and obligations hereunder to the same Third Party; and (b) either Party may assign its rights and obligations under this Agreement (in whole or in part) to any of its Affiliates; provided that such Party will remain liable for all of its rights and obligations under this Agreement. An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 12.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 12.1 will be void.
12.2.
Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement (excluding any obligation to make payment when due) to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses Commercially Reasonable Efforts to remove the condition.
12.3.
Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party that drafted such terms and provisions.
12.4.
Notices. All written notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier, or through email to the applicable email address, addressed as follows:

If to Sirius:

Sirius Therapeutics

Suite 24 Grand Pavilion Commercial Centre

802 West Bay Road, P.O. Box 10281

Grand Cayman, Cayman Islands, Ky1-1003

Attn: Chief Executive Officer

Email: [***]

Sirius Therapeutics, Inc.

11760 Sorrento Valley Road

San Diego, CA 92121

USA

Attn: Chief Executive Officer

Email: [***]

with a copy to (which shall not constitute notice):

Cooley LLP

Attn: [***]

55 Hudson Yards

New York, NY 10001

Email: [***]

and if to CRISPR:

CRISPR Therapeutics AG

Attn: Chief Executive Officer

Baarerstrasse 14

6300 Zug

Switzerland

Email: [***] with copies to:

CRISPR Therapeutics, Inc.

105 West First Street

Boston, MA 02127

Attn: General Counsel

email to [***] and

Goodwin Procter LLP
Attn: [***]
100 Northern Avenue
Boston, Massachusetts 02210
E-mail: [***]

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier or email.

12.5.
Amendment. Except as provided herein, including in Section 4.2.1, no amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Sirius and CRISPR.
12.6.
Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of Sirius or CRISPR of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself. Except for any provision specifically referencing Sirius-US or Sirius-CY, written waiver of any provision of this Agreement by either of Sirius-US or Sirus-CY in accordance with this Section 12.6 shall be binding upon each of Sirius-US and Sirius-CY.
12.7.
Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.
12.8.
Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
12.9.
Performance by Affiliates. For clarity, subject to the terms and conditions of this Agreement, each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
12.10.
Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed upon or related to CRISPR or Sirius from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

12.11.
Governing Law; Dispute Resolution. This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted under the substantive laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than State of New York. The parties expressly waive and exclude the application of the Uniform Computer Information Transactions Act and/or the United Nations Convention on Contracts for the International Sale of Goods. The provisions of Schedule 1.12 shall apply with respect to Disputes (as defined therein).
12.12.
Entire Agreement. This Agreement constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.
12.13.
Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained, other than as described in the immediately subsequent sentence, will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. The Parties intend that this Agreement, to the extent stated herein and solely as contemplated by the Intended Tax Treatment, in the U.S. gives rise to a partnership solely for U.S. federal (and to the extent applicable, state) income tax purposes, which shall be governed by the terms of Exhibit C and the applicable provisions herein. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
12.14.
Transparency Laws. Each Party agrees that the other Party may publicly disclose any information related to (a) any payment or transfer of value made by one Party to the other Party hereunder, or (b) any payment or transfer of value made by one Party to any Third Party or Affiliate in connection with this Agreement, in each case clauses (a) and (b), to the extent reasonably required by transparency industry regulations and transparency laws and by any means, including reporting through any government platform or system, either Party’s and its Affiliates’ websites or any other platform or system. Each Party will promptly (and in any event within [***] Business Days) provide the other Party with any such information as reasonably requested by such other Party to enable compliance with transparency industry regulations and transparency laws.
12.15.
Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and

“hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes, e-mail or otherwise (but excluding text messaging or instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” and (l) the original of this Agreement has been written in English, and the Parties waive any Applicable Law that might provide an alternative law or forum or to have this Agreement written in any language other than English.
12.16.
No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.
12.17.
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
12.18.
Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party. The Parties may execute this Agreement by electronically transmitted signature and such electronically transmitted signature will be as effective as an original executed signature page.
12.19.
Cooperation. In connection with any formal or informal inquiry, investigation or request for information from a Governmental Authority relating to the transactions contemplated by this Agreement pursuant to or in connection with antitrust, competition or trade regulatory law, including in connection with any HSR Filing pursuant to Section 4.3.2 or Section 10.3.1, each Party shall use its Commercially Reasonable Efforts to (a) respond promptly to any Governmental Authority requesting information and resolve as promptly as practicable any objections that may be asserted, (b) cooperate with each other, (c) promptly keep the other Party or its counsel informed regarding any such inquiry, investigation or request, and provide copies of any communication received from or given to the Governmental Authority, relating to the transactions contemplated by this Agreement, (d) consult with each other in advance of any meeting or telephone or video conference with the Governmental Authority and, to the extent not prohibited by the Governmental Authority, give the other Party or its counsel the opportunity to attend and participate in such meetings and telephone or video conferences, and (e) permit the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given a Governmental Authority. As mutually agreed by the

Parties, each Party may (X) redact material required to be provided under this Section 12.19 (i) to remove references concerning valuation, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to preserve attorney-client privilege and (Y) reasonably designate any competitively sensitive material to be provided to the other under this Section 12.19 as antitrust counsel only which shall be made available only to the outside antitrust counsel of the recipient.
12.20.
Sirius Entities. Notwithstanding anything to the contrary in this Agreement:
12.20.1.
Sirius-US and Sirius-CY shall be jointly and severally liable to CRISPR for all obligations of Sirius under this Agreement;
12.20.2.
Breach or violation of any representation, warranty covenant or other obligation of Sirius under this Agreement may result from, be caused by or arise from the act or omission of any one or more of the Sirius Entities;
12.20.3.
Any particular right or interest of Sirius under this Agreement shall only be exercisable once by the specified Sirius Entity (or, if not specified, the first of Sirius-US or Sirius-CY) to exercise such right or interest hereunder on behalf of Sirius (i.e., CRISPR shall not be liable to more than one Sirius Entity with respect to any particular right or interest of Sirius hereunder, including any payment obligations of CRISPR hereunder); and
12.20.4.
Unless expressly provided, any consent or approval of Sirius permitted or required under this Agreement by any one of Sirius-US and Sirius-CY shall be binding upon both of Sirius-US and Sirius-CY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

SIRIUS THERAPEUTICS		CRISPR THERAPEUTICS AG

By:	/s/ Qunsheng Ji	By:	/s/ Samarth Kulkarni
Name:	Qunsheng Ji	Name:	Samarth Kulkarni, Ph.D.
Title:	Chief Executive Officer	Title:	Chief Executive Officer

SIRIUS THERAPEUTICS, INC.

By:	/s/ Qunsheng Ji
Name:	Qunsheng Ji
Title:	Chief Executive Officer